[GRAPHIC]
CoreFund Logo

1995
Annual Report
to Our
Shareholders

Year Ending June 30, 1995

CONTENTS
Choosing the Right Fund
  (Inside Cover)
Message to Shareholders             1
CSIA Management Profile             2
Fund Descriptions                   2
Investment Advisers
  Review                            4
Managers Discussion
  of Fund Performance               8
Auditors Report                    24
Financial Statements               25

FUND SERIES
A  Institutional Funds
B  Individual Funds


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CoreFund logo

AT THE CENTER OF YOUR INVESTMENT NEEDS.

INVESTMENT STRATEGY

           GROWTH          INCOME              SAFETY

MUTUAL FUND CATEGORIES

STABILITY Using money market funds, this category seeks to provide strong safety and stability of principal while providing current income. Funds are built around high-quality, short-term securities with remaining maturities of 13 months or less.

INCOME This category includes intermediate- and long-term taxable or tax-exempt bond funds. Depending on the types of bonds in which the funds invest, these funds seek to provide a moderate to high level of current income, while aiming to preserve an investors original investment value.

INTERNATIONAL INCOME Global bond funds invest in both U.S. and foreign debt securities. These funds seek capital appreciation and current income. This category offers potentially higher returns than domestic bonds, but with less stability of principal.

GROWTH This category includes stock or balanced funds designed to pursue long-term growth. Balanced funds can invest in diversified portfolios of bonds and money market instruments, as well as stocks. Though stocks historically have offered the greatest growth potential, they have fluctuated more in price from day to day.

INTERNATIONAL GROWTH This category includes international stock funds that invest in common stocks and other equity securities of companies located outside the United States. Compared with domestic stocks, these funds offer higher potential returns, but carry additional risks.

STABILITY/RETURN
SPECTRUM

  CoreFund
  Portfolios
  Cash Reserve
  Treasury Reserve
  Tax-Free Reserve

  Intermediate Bond
  Government Income
  Intermediate Muni Bond
  Pennsylvania Muni Bond
  New Jersey Muni Bond

   Global Bond

  Balanced
  Equity Index
  Value Equity
  Growth Equity
  International Growth

Each investor has a unique notion of what the right mix of risk and reward should be. You may, for example, be an investor who seeks to maintain the highest possible degree of stability in your portfolio, and therefore favors money market securities. Or, you may be at the opposite end of the spectrum someone who is willing to accept and tolerate higher degrees of risk in exchange for the potential of higher returns offered by stocks. Because higher returns generally mean greater price fluctuations, investment decisions will always revolve around this tradeoff.

To help you align your portfolios particular blend of stability and return with your investment preferences, CoreFunds strives to offer a balanced array of investment options.

As illustrated at left, CoreFunds family of funds falls into distinct categories that match up with the various stages of the stability/return spectrum. Using this guide, you can fashion a well-rounded, diversified portfolio that can help you achieve your individual investment goals while maintaining a level of risk that is acceptable to you. Through this type of approach, CoreFunds can truly be at the center of every investors needs.

FINDING THE RIGHT MIX OF RISK AND REWARD

MESSAGE TO SHAREHOLDERS                                                COREFUND

PROGRESS THROUGH CHANGE.

We are very optimistic about the changes that have been taking shape recently within the CoreStates organization changes that we believe will directly affect the CoreFunds group.

Simply put, the CoreStates organization has realigned itself solidly and uniformly around its customers. At CoreFunds, this will help further streamline the efficiencies through which we can market and distribute our investment products and services.

At the same time, CoreFunds is investing in technology that will speed the delivery of full-service products, providing the convenience, flexibility and immediate response required by today's investors.
Collectively, all of these changes will put CoreFunds in position to grow assets and provide added benefits to shareholders.

Change is inevitable elsewhere in the financial and regulatory worlds, and CoreFunds remains ready to respond to, and support, any new developments that can enhance investors' ability to pursue their individual financial goals. For example, Congress is now poised to widen the availability of Individual Retirement Accounts (IRAs) as savings vehicles. We endorse this opportunity to enhance individual saving toward major goals, such as a secure retirement.

We will also continue to seek ways to improve how we communicate with you, our valued shareholders. As part of our renewed focus on investor education, we have made several enhancements to this Annual Report, such as the Stability/Return chart that illustrates various investment strategies (front cover fold-out). Also, in the Managers' Discussion and Analysis section (pages 8-23), you will notice that, where appropriate, we have added indices to help you better understand how your primary investments relate to the overall investment environment.

In closing, I must acknowledge that Paul G. Finegan is retiring, after 27 years of achievement, most recently as Chairman and Chief Executive Officer of CoreStates Investment Advisers (CSIA), the adviser to CoreFunds. We salute Paul for his invaluable contributions to the organization, and wish him the best.

Paul will be succeeded by Mark Stalnecker. In his 20 years with CoreStates, Mark has served in CSIA, and has led Capital Markets, CoreStates' London office, and the Trust and Investment
Group. He brings extensive experience to his new position.

/s/   Emil J. Mikity
      Emil J. Mikity
      Chairman
                                         1

June 30, 1995

MORE ABOUT THE INVESTMENT
ADVISER OF THE COREFUNDS.

CoreFunds, Inc. is a family of 17 mutual funds* managed by CoreStates
Investment Advisers, Inc. (CSIA), an affiliate of CoreStates Financial
Corp. CoreStates is one of the nation's largest and most respected banking institutions, with a commitment to exceptional service dating back nearly two centuries. As the investment adviser to CoreFunds, CSIA is dedicated to providing professional investment management to CoreFund investors.

For years, CSIA has served the financial needs of institutions, corporations, municipalities, and individual investors. And today, it manages more than $10 billion in assets, including approximately $2 billion in the CoreFund Family of Mutual Funds.

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CoreFund Logo

A full range of quality funds, professional management, clear communication, and convenience are all part of the reason why CoreFunds can be at the center of your investment needs.


THE RIGHT CHOICES FOR A
WELL-ROUNDED INVESTMENT PROGRAM.

The CoreFund family offers a diverse range of high-quality mutual fund investment options designed to help you reach your financial goals. These include: the capital appreciation potential of equity funds; the income potential of fixed-income funds; the stability of money market funds; and the expanded reach and potential of international funds. By allowing free exchange among all funds, CoreFunds make it easy for you to adapt your individual investment program to your changing needs.

GROWTH EQUITY FUND seeks to provide capital appreciation and an increasing flow of dividends by investing in common stocks and other equity securities whose earnings are expected to grow faster than the economy and, therefore, the market as a whole.

VALUE EQUITY FUND seeks maximum total return from a combination of capital appreciation and investment income, by investing in stocks considered undervalued in the marketplace at the time of purchase.

EQUITY INDEX FUND seeks to track the price and yield performance of the Standard & Poor's 500 Composite Stock Price Index.

INTERNATIONAL GROWTH FUND seeks to provide long-term capital appreciation by investing in growth-oriented stocks of companies located outside the United States.


BALANCED FUND seeks to provide long-term growth and current income while controlling investment risk by investing in a blend of stock, bond and money market securities.

EQUITY (STOCK) FUNDS
The primary objective of equity funds is long-term growth through investments in stocks. Historically, the stock market has provided significantly higher returns than the other major categories of investment, such as fixed income and money market instruments. Yet, because equity funds invest in stocks whose share prices can rise or fall, shares in an equity fund when sold may be worth more or less than their original cost.

*Includes three Fiduciary Funds which are presented in a separate report.

                                             COREFUND FAMILY OF MUTUAL FUNDS

FIXED INCOME (BOND) FUNDS

Bond funds are geared primarily toward providing a high level of current income. Bond prices rise as interest rates fall. Or, conversely, as interest rates rise, bond prices fall, which causes the value of bond funds to fluctuate. Thus, investors' principal will go up and down in price, and shares when redeemed may be worth more or less than their original cost.

GOVERNMENT INCOME FUND seeks to provide high current income while preserving capital by investing exclusively in U.S. Government and Agency securities.

INTERMEDIATE BOND FUND seeks to provide a moderate level of current income while conserving capital, by investing in a diversified portfolio of intermediate-term, fixed-income obligations.

INTERMEDIATE MUNICIPAL BOND FUND seeks to preserve capital and provide a high level of income that is substantially free of federal income taxes by investing in a diversified mix of state and municipal obligations.

PENNSYLVANIA MUNICIPAL BOND FUND seeks to provide a high rate of current income that is exempt from both federal income taxes and (for Pennsylvania residents) Pennsylvania state income taxes. The Fund invests primarily in highly rated, long-term municipal bonds issued by state, county, and local agencies within the Commonwealth of Pennsylvania.

NEW JERSEY MUNICIPAL BOND FUND seeks to provide a high rate of current income that is exempt from both federal income taxes and (for New Jersey residents) New Jersey state income taxes. The Fund invests primarily in highly rated, long-term municipal bonds issued by state, county, and local agencies within the state of New Jersey.

GLOBAL BOND FUND seeks to provide capital appreciation and current income through investment primarily in fixed income securities of United States and foreign issuers denominated in United States dollars and in other currencies.

MONEY MARKET FUNDS
All money market funds invest in short-term securities, which have remaining maturities of 13 months or less. Every money market fund is managed to maintain a stable price per share of one dollar, though there is no guarantee that it will be able to do so.

CASH RESERVE seeks to provide current income consistent with liquidity and stability of principal by investing in investment-grade money market securities.


TREASURY RESERVE seeks to provide current interest income and safety of principal by investing in short-term, direct obligations of the U.S. Treasury or in instruments backed by Treasury securities.

TAX-FREE RESERVE seeks to provide current income that is substantially free of federal income taxes by investing in short-term securities of state and local governments.

June 30, 1995

  CORESTATES INVESTMENT ADVISERS' REVIEW

COREFUND
INVESTMENT
REVIEW

           Capital market returns during CoreFund's fiscal year (ending June 30, 1995) were nothing short of astonishing. The total return of U.S. stocks, as measured by the Standard & Poor's 500 Index, was 26.0%. The return on U.S. fixed-income assets, as measured by the Salomon Brothers Broad Index, was 12.5%. Only non-U.S. stocks showed lackluster performance, as measured by the Morgan Stanley Capital EAFE (Europe, Australia and Far East) Index, which showed a return of 1.9%.

       GRAPHIC
(Data for chart below)

CAPITAL MARKET RETURNS
                                                       TOTAL RETURNS
                                          7/1/94-6/30/95         1/1/95-6/30/95
Dow Jones Industrial Average                 29.23%                     20.43%
Standard & Poors 500 Index                   26.01%                     20.16%
Salomon Brothers Broad Index                 12.55%                     11.51%
JP Morgan Global Bond Index                   9.95%                      8.74%
Morgan Stanley Capital
  International Europe Australia
  and Far East Index                          1.90%                      2.60%

           In keeping with the never-ending cycle of security price movements, the strong performance of domestic stocks and bonds came on the heels of disappointing returns on these assets during the previous year. In fact, virtually all of the fiscal year's gains occurred during 1995. Year to date, domestic stocks have returned 20.4%, with bonds showing an 11.5% return (see adjacent chart).

          Domestic markets performed strongly in 1995 because the economic climate, and expectations for the future, changed dramatically. Consumer spending slowed and inventories rose, leading to production cutbacks and a reduction of inflationary pressures. In turn, this sparked major declines in interest rates and placed upward pressure on equity valuations, given relatively strong corporate earnings.


          Most investors also view the changed political environment in Washington as a positive development for the markets. The newly elected Republican majorities in Congress have changed the terms of the political debate. In 1993 and 1994, plans to expand government through a major health care package and other government "investments" made the financial markets nervous. Since November 1994, however, the political debate has swung to a discussion of how much, and how quickly, government spending, regulation and taxation should be reduced.

          Because smaller government is generally viewed as conducive to a more efficient alloca- tion of economic resources, expectations of the economy's capacity for non-inflationary growth have been raised. Reductions in the nation's budget deficits will also reduce pressure on financial markets, through lower borrowing by the Federal Treasury. These policy developments have undoubtedly created a more "investor-friendly" environment in the United States.

EQUITY REVIEW
What a difference one year can make. June 1994 marked the middle of a very disappoint-

COREFUND

ing year for the stock market but twelve months later, investors found themselves in the midst of a market rally of major proportions.

          The change can be traced to the impact that redirected interest rates have had on

GRAPHIC
Photo:
Mark E. Stalnecker
Chairman and President
CoreStates Investment Advisers, Inc.

equity valuation. By mid-1994, the Federal Reserve's string of steady short-term interest rate increases, coupled with the resulting bond market problems, had caused the stock market to decline significantly (3.4% in the first half of 1994). Things did not begin to change until the very end of the year, when market interest rates began to decline in response to weaker economic activity. The resulting rally propelled the Dow Jones Industrial Average from 3690 on December 9, 1994, to over 4700 at June 30, 1995.

          Then 17 months after the Fed first raised the key Federal Funds rate in February 1994, touching off a series of increases that doubled the rate from 3% to 6% the rally gained new momentum from a decrease in the rate of 25 basis points, to 5.75%. Further, despite slower economic growth, the positive impact of lower interest rates on equity valuation was not offset by reductions in earnings estimates.

          Putting all of these factors together, the U.S. stock market, as measured by the S&P 500, rose 20.2% for the first half of 1995. The overall market outlook for the second half of the year remains positive. We are wary of a correction, but remain fully invested, keeping our portfolio cash levels at 5%, on average.

          Two macroeconomic variables will continue to have a major impact on expected returns from equities: corporate profits and interest rates. As the rest of 1995 progresses, we are optimistic that another round of strong corporate profit reports, combined with continuing (albeit more modest) declines in intermediate and long-term interest rates, will drive the market to new record levels.


BOND AND MONEY MARKET REVIEW

In retrospect, the past 12 months were among the worst of times and best of times in the U.S. bond market.

          The first six months witnessed extreme bear market conditions, as interest rates

June 30, 1995
spurred by fears of excessive growth, rising inflationary pressures and further tightening of monetary policy by the Federal Reserve Board rose across the maturity spectrum.

          During this period, yields on the two-year Treasury note rose an astonishing 1.5%, as each increase in the Federal Funds rate created expectations of new increases. While bonds and notes maturing in 10 years or more fared somewhat better (yields rose only 25 to 50 basis points), the broad market indices barely eked out positive total returns.

          The last six months, by contrast, could be characterized as a major bull market. Yields on securities maturing in one year or more declined from about 1.25% to 2%, and all broad market indices registered double-digit total returns. Lower-than-expected inflation statistics, soft consumer demand and concern over the negative impact of the Mexican peso crisis on U.S. exports fueled the early phase of the rally. The rally did not subside until May, when much weaker-than-expected auto sales combined with an outright decline in non-farm employment raised the possibility of an inventory recession and a preemptive easing of monetary policy.

          Has the current rally run its course? Should investors sell to protect their gains? The answers to these questions lie in the outlook for economic growth and inflation.

          In our view, recent consumer spending and employment statistics suggest that the worst of the current inventory correction is probably behind us. On the other hand, eco-nomic growth in future months should remain muted by already high levels of consumer indebtedness, a more cautious attitude toward investment in plants and equipment because of declining capacity utilization, and the high probability that fiscal policy will be more restrictive.

[GRAPHIC]
Line Chart

CHANGES IN THE YIELD CURVE
(US Treasury Securities)
                       6/30/94              12/31/94            6/30/95
Yield %



          To the extent this scenario is on target, inflationary pressures should continue to abate, providing a constructive backdrop for the bond market. While we expect the Federal Reserve to be cautious in making further policy moves near- term, the high level of real yield suggests there is room for lower interest rates in coming quarters.

CONCLUSION

It is unreasonable to expect that the past year's stock and bond market returns can be matched over the next year. However, the economic fundamentals remain favorable, and market timing is always dangerous and rarely successful.

COREFUND

          For long-term investors, a regular program of investing in diversified portfolios of stocks and bonds should prove successful.

          Each investor should make asset-allocation decisions (how much should be invested in stocks, bonds, cash or international assets) based on their own circumstances. Once the appropriate asset-allocation decision is made, staying the course is the best way to generate solid investment results. Over the long term, equity market returns should average 9-10%, with bonds returning 6-7% and money market returns approximating the inflation rate, currently 3-4%.

          However, given the recent run-up in stock and bond prices, near-term performance may be subjected to a pause that results in returns that are lower than these longer-term expectations.


   /s/  Mark E. Stalnecker
        Mark E. Stalnecker
        Chairman and President
        CoreStates Investment Advisers, Inc.

June 30, 1995

  MANAGERS' DISCUSSION OF FUND PERFORMANCE

  GROWTH EQUITY FUND


          The Growth Equity Fund provided a return of 23.71% for the 12-month period ending June 30, 1995. This compared with a return of 30.72% during the same period for the S&P Barra Growth Index.

          For Series B shares from which a sales charge has been deducted, the return for the period was 17.87%; for those without a load it was 23.44%.

          The Growth Equity Fund began this period in the middle of a very depressing year for the stock market, and ended it in the midst of a market rally of almost unbelievable proportions. The difference was the direction of interest rates.

          Mid-1994 found the stock market suffering from a string of interest rate increases that did not run out until the end of the year. As market interest rates began to decline in response to weaker economic activity, the stock market began to rally. The Dow Jones Industrial Average leaped from 3691 on December 9, 1994 to over 4700 at the end of June 1995. And, when the Federal Reserve announced in early July that it was lowering the Fed Funds rate for the first time in 17 months, the rally gathered still more steam.

          Looking to the second half of 1995, our outlook remains positive. We are wary of a correction, but we remain fully invested, keeping our portfolio cash levels at 5% on average. Two macroeconomic variables will have a major impact on expected returns from equities: corporate profits and interest rates. As we enter the last half of 1995, we are optimistic that another round of strong corporate profit reports, along with continuing declines in interest rates, will drive the market to new record levels.

    QUICK FUND FACTS  GROWTH EQUITY (6/30/95)

    Inception Date: February 3, 1992
    Portfolio Size: $93.39 million
    Shares Outstanding: 8,354,108 (A&B combined)



             Top Five Holdings (as of June 30, 1995)
                                      % of fund investments
    Computer Sciences                        2.9%
    First Data                               2.6%
    SmithKline Beecham ADR                   2.4%
    Amgen                                    2.3%
    Warner Lambert                           2.3%

Average Annual Total Return 1
                                         1 Year    Inception
    Series A                             23.71%      4.16%
    Series B without Load                23.44%      4.03%
    Series B with Load                   17.87%      2.63%

[GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Growth Equity (Series A)                          $11,487
Growth Equity (Series B)                          $10,931
S&P Barra/Growth Index                            $14,055
Russell 1000 Growth Index                         $13,654

Initial Investment Date                2/29/92     Jun 92      Jun 93     Jun 94     Jun 95
CoreFund Growth Equity Fund, Class A   $10,000     $8,795     $10,093     $9,285     $11,487
CoreFund Growth Equity Fund, Class B
   (Synthetic)                          $9,550     $8,399      $9,639     $8,855     $10,931
S&P/BARRA Growth Index                 $10,000     $9,743     $10,557    $10,530     $14,055
Frank Russell 1000 Growth Index        $10,000     $9,622     $10,490    $10,461     $13,654


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning January 4, 1993. The performance shown for Growth Equity Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the Growth Equity Portfolio commenced operations on February 3, 1992.

COREFUND

  VALUE EQUITY FUND

          The CoreFund Value Equity Fund, Series A, returned 17.29% for the 12-month period ending June 30, 1995. While in absolute terms this was an acceptable return, the S&P 500 returned 26.0% in the same timeframe.

          For Series B shares from which a sales charge has been deducted, the return for the period was 11.7%; for those without a sales load it was 17.0%.

          The most significant economic event during the period was the series of moves made by the Federal Reserve Board to tighten interest rates. With the Fund's exposure to industrial issues that are more economically sensitive, the Fed's actions negatively affected performance. Investors in the broad market sold industrial issues and purchased so-called defensive issues in groups such as pharmaceuticals, tobacco, and food and beverage, where earnings are less dependent on economic activity. The Fund's exposure in these sectors is underweighted compared to the broader market.

          As the new fiscal year begins, we are optimistic that the industrial sector will come back into favor. Even as the economy has slowed, industrial issues have continued to display positive fundamentals and solid earnings. Productivity enhancements, careful control of inventories and costs, and exposure to still-healthy global economies have helped these companies maintain steady results during boom/bust cycles. The interest rate decrease instituted by the Fed at the beginning of the new fiscal year, combined with excellent company fundamentals, should bring investors back to the sector.

          The Fund has also benefitted from

(continued)


    QUICK FUND FACTS  VALUE EQUITY (6/30/95)

    Inception Date: February 6, 1990
    Portfolio Size: $34.71 million
    Shares Outstanding: 2,432,599 (A&B combined)

    Top Five Holdings (as of June 30, 1995)
                                   % of fund investments
    Salomon Inc.                             3.3%
    Allied Signal Inc.                       3.1%
    Sears Roebuck & Co.                      3.1%
    Mobil Corp                               3.0%
    Conrail Inc.                             3.0%


Average Annual Total Return 1
                               1 Year     5 Year      Inception
    Series A                   17.29%      9.21%          9.32%
    Series B without Load      16.96%      9.10%          9.22%
    Series B with Load         11.73%      8.10%          8.29%


{GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Value Equity (Series A)                           $16,111
Value Equity (Series B)                           $15,314
S&P 500 Index                                     $19,293


Initial Investment Date          2/28/90   Jun 90    Jun 91   Jun 92   Jun 93   Jun 94   Jun 95
CoreFund Value Equity Fund,
   Class A                       $10,000  $10,369   $10,718  $11,788  $13,946  $13,736  $16,111
CoreFund Value Equity Fund,
   Class B (Synthetic)
   4.50% load                     $9,550   $9,902   $10,236  $11,258  $13,319  $13,094  $15,314
S&P 500 Composite Index          $10,000  $10,909   $11,717  $13,289  $15,099  $15,312  $19,293


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning January 4, 1993. The performance shown for Value Equity Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the Value Equity Portfolio commenced operations on February 6, 1990.

June 30, 1995
MANAGERS DISCUSSION OF FUND PERFORMANCE (continued)
  VALUE EQUITY FUND (CONTINUED)

investment in financial issues such as security brokerages, investment management firms, and mutual fund companies. Specific investments have included Merrill Lynch, Charles Schwab, Salomon Brothers, and Franklin Resources. As the "graying of America" continues and more government policies are instituted that reward investment, the long-term outlook for financial issues remains strong.

          Overall, we continue to maintain a constructive outlook for the value equity market. The breadth of issues participating in the rally indicates that excesses can be worked off individually, without damaging the fabric of an overall market that is healthy and improving.


  EQUITY INDEX FUND

          For the year ended June 30, 1995, the Equity Index Fund returned 24.45%. This compared with a return of 26.01% for the S&P 500 Index.
For the last six months of the period, the Fund returned 19.56% compared to 20.16% for the Index.

          Well-diversified across the large, familiar names of the S&P 500, the Equity Index Fund offers an alternative to investors who want to capture the expected, favorable long-term return of the equity market, without the risks often tied to a particular investment management style.

          So it can be managed efficiently, the Fund has historically owned significantly fewer than 500 names. When the Fund was small, this strategy played an important role in minimizing the impact of transaction costs. However, the Fund has experienced rapid growth in the past year; its assets of $113 million on June 30, 1995 represented a 55% increase from $73 million a year earlier. With growth has come a need to more closely track the S&P 500 Index, to maintain comparable returns.

          To address this need, the number of names owned within the Fund was increased during the most recent fiscal year, from 230 to 350. The one-time costs associated with this rebalancing had a noticeable impact on performance. This adjustment was necessary, however, to reduce the Fund's future tracking error.

          Significant cash inflows during the first half of 1995 created the added challenge of timely reinvestment. Given the particular strength of the market during this period, any cash position represented a meaningful drag on relative performance.

COREFUND

    QUICK FUND FACTS  EQUITY INDEX (6/30/95)

    Inception Date: February 14, 19851
    Portfolio Size: $112.55 million
    Shares Outstanding: 4,731,823 (Series A)

    Top Five Holdings (as of June 30, 1995)

                                      % of fund investments
    General Electric                         2.3%
    AT&T                                     2.3%
    Exxon                                    2.2%
    CocaCola                                 2.0%
    Royal Dutch Pete                         1.6%

Average Annual Total Return 1
                               1 Year     5 Year        10 Year
    Series A                   24.45%     11.17%         13.09%
    Series B without Load
    Series B with Load

[GRAPHIC]

Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Equity Index (Series A)                           $37,201
S&P 500 Index                                     $42,228

Initial Investment Date         2/28/85   Jun 85   Jun 86   Jun 87   Jun 88   Jun 89   Jun 90
CoreFund Equity Index Fund      $10,000  $10,867  $14,507  $17,828  $16,244  $19,233  $21,901
S&P 500 Composite Index         $10,000  $10,742  $14,590  $18,263  $17,007  $20,497  $23,877

Initial Investment Date          Jun 91   Jun 92   Jun 93   Jun 94   Jun 95
CoreFund Equity Index Fund      $23,493  $26,451  $29,728  $29,892  $37,201
S&P 500 Composite Index         $25,643  $29,085  $33,046  $33,512  $42,228


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Series A shares of the Equity Index Portfolio commenced operations on February 14, 1985, as a predecessor fund which was acquired June 1, 1991, by CoreFunds, Inc.



  INTERNATIONAL GROWTH FUND

          The International Growth Fund, Series A shares, returned (0.21)% for the year ended June 30, 1995. This compared favorably with the 0.1% increase of the MSCI EAFE Index during the same period.

          For Series B shares from which a sales charge has been deducted, the return for the period was (4.95)%; for those without a load it was (0.48)%.

          Despite continued growth in most of the world's major economies, international stock markets have been affected by considerable currency volatility. In December, the Mexican crisis caused investors to repatriate funds that had been invested in many of the world's smaller or "emerging" markets.

          The International Growth Fund's largest single area of investment is Japan (34%). This was the worst-performing major market in the period, falling by 28%. A currency gain softened the damage for the U.S. investor, however. The Kobe earthquake in February 1995 disrupted Japan's infrastructure and manufacturing industries, and had a considerable, albeit short-term, impact on economic activity.

          The rise of the Yen is of greater long-term significance. This has made Japan's exports less competitive, and encouraged a flood of imports.
In turn, this has put pressure on economic growth and corporate margins, and kept the domestic investor away from the stock market. Although the Japanese financial sector is hardly in the best of health, the manufacturing sector has suffered the worst.

          One bright spot has been the technology sector, in which the Fund has a large position.

(continued)

June 30, 1995

  INTERNATIONAL GROWTH FUND (continued)

This allowed the Fund to outperform the Tokyo Stock Exchange
Index over the 12-month period.

          Through most of the year, the Fund was partially hedged against weakness in the Yen, through a forward sale of Yen for U.S. dollars. This hedge expired in February, shortly before another sharp rise in the Yen (to Y80/US$). The hedge was subsequently reinstated; currently, 28% of the Fund's Japanese assets are protected.

          Southeast Asia, which currently accounts for 17% of the Fund's portfolio, was an unrewarding region for most of the year. In Hong Kong, Singapore and Malaysia, where local currencies are linked to the U.S. dollar, stock markets suffered at a time when U.S. interest rates were rising. However, there was a strong recovery toward the end of the period, spurred by the strengthening U.S. bond market. In Hong Kong (at 6% the Fund's largest position in the region), the Index rose by 5%, despite concerns about
Chinese politics and weakness in local real estate prices.

          In Western Europe, which currently accounts for 40% of the Fund's holdings, the past 12 months was a period of economic recovery. The improvement was largely led by exports, as high rates of unemployment in the region discouraged local consumption. However, the strength of the Deutschemark in the first half of 1995 created problems for export industries in Germany, where there is now considerable pressure on corporate earnings.

          International confidence in Latin America was dealt a heavy blow at the end of 1994 by a series of political scandals and a mishandling of the Mexican economy. This led to a 40% devaluation of the Peso and a collapse in the Mexican stock market, as international capital, on which the Mexican economy relies so heavily, was quickly repatriated. Stock markets in Brazil and Argentina suffered a similar fate (somewhat unfairly, as the commitment to economic discipline appears much stronger in those countries than in Mexico). Despite some recovery toward the end of the period, indices in both countries remain well below their December levels.

          The Fund's position in the region had been reduced prior to the Mexican crisis, and further sales were made thereafter. The Fund now has only 5% of its portfolio in Latin America, with no holdings in Mexico.

COREFUND


    Quick Fund Facts  International Growth (6/30/95)

    Inception Date: February 12, 1990
    Portfolio Size: $112.78 million
    Shares Outstanding: 9,180,295 (A&B combined)


    Top Five Holdings (as of June 30, 1995)
                                     % of fund investments
    Rohm                                     1.8%
    Hutchinson Whampoa                       1.7%
    Swire Pacific "A"                        1.6%
    Kyocera                                  1.6%
    Mitsubishi Heavy Industries              1.6%


Average Annual Total Return 1
                               1 Year    5 Year      Inception
    Series A                  (0.21)%     5.82%          7.24%
    Series B without Load     (0.48)%     5.73%          7.15%
    Series B with Load        (4.95)%     4.75%          6.24%


[GRAPHIC]
Data for chart below:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
International Growth Equity (Series A)            $14,578
International Growth Equity (Series B)            $13,861
MSCI EAFE Index                                   $12,352

Initial Investment Date          2/28/90   Jun 90    Jun 91   Jun 92   Jun 93   Jun 94   Jun 95
CoreFund International Growth
   Equity Fund, Class A          $10,000  $10,985   $10,688  $11,211  $12,563  $14,609  $14,578
CoreFund International Growth
   Equity Fund, Class B
   (Synthetic)    4.50% load      $9,550  $10,491   $10,207  $10,707  $11,998  $13,927  $13,861
Morgan Stanley EAFE Index        $10,000   $9,814    $8,690   $8,635  $10,385  $12,151  $12,352



1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning January 4, 1993. The performance shown for International Growth Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the International Growth Portfolio commenced operations on February 12, 1990.


  BALANCED FUND

          Performance of Series A shares of the Balanced Fund improved significantly during the year ended June 30, 1995, generating a 16.21% gain for the period. This compared with a 26.01% return for the Standard & Poor's 500 Index, and a 10.37% return for the Lehman Brothers Intermediate
Government/Corporate Bond Index.

          For Series B shares from which a sales charge has been deducted, the return for the period was 10.58%; for those without a load it was 15.84%. The Balanced Fund grew in asset size through June 30 to $63,436,000.

          The Balanced Fund's equity holdings modestly underperformed a very strong S&P Index during the period, rising 24.0%. Returns from the Fund's holdings in the technology sector and from pharmaceutical issues matched or outperformed those sectors in the broader market. Additionally, strong positions in the cable television, entertainment and gaming industries more than offset weakness in the Fund's underweighted holdings (relative to the broader market) in interest-sensitive sectors.

          The Fund's fixed-income holdings underperformed the fixed-income benchmark during the 12-month period (9.2% vs. the Bond Index's 10.37%). The Fund's bond holdings were overweighted in the two-years-or-less portion of the yield curve; this market segment generated smaller returns than longer-dated securities. Our defensive posture, which served the Fund well during the first six months of the period, made it difficult to fully exploit the rapid and sharp rally in bond prices during the final three months of the period.

(continued)

June 30, 1995

  BALANCED FUND (CONTINUED)

          Cash levels in the Fund are fairly low, reflecting a fully invested position in stocks and bonds. We anticipate continued volatility in the capital markets, with an upward bias, during the second half of 1995. During periods of weakness, we plan to seek opportunities to add high-coupon, high-quality bonds, while intensifying our focus on attractively valued stocks of companies with visible earnings growth and improving fundamentals.

    Asset Allocation (as of June 30, 1995)
                                     % of fund investments
    Glenayre Technologies                    1.3%
    Comcast Corp CI.A                        1.2%
    Texas Utilities                          1.2%
    Public Service Enter Group               1.2%
    Glaxo                                    1.2%

Average Annual Total Return 1
                                         1 Year    Inception
    Series A                             16.21%       7.84%
    Series B without Load                15.84%       6.91%
    Series B with Load                   10.58%       4.80%

[GRAPHIC]
Data for chart below:


COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Balanced (Series A)                               $11,980
Balanced (Series B)                               $11,373
S&P 500 Index                                     $13,290
Lehman Govt/Corp Bond                            $11,475

Initial Investment Date           1/31/93    Jun 93    Jun 94    Jun 95
CoreFund Balanced Fund, Class A   $10,000   $10,478   $10,309   $11,980
CoreFund Balanced Fund, Class B
   (Synthetic)   4.50% load        $9,550   $10,004    $9,818   $11,373
S&P 500 Composite Index           $10,000   $10,400   $10,547   $13,290
Lehman Government/Corporate
   Bond Index                     $10,000   $10,551   $10,397   $11,475


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning March 16, 1993. The performance shown for Balanced Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the Balanced Portfolio commenced operations on January 4, 1993.

COREFUND

  GOVERNMENT INCOME FUND



          The CoreFund Government Income Fund's Series A shares returned 10.26% for the year ended June 30, 1995. This compared with a 12.54% return for the Salomon Broad Index. The Fund grew in assets during the period from $10,625,000 to $12,679,000.

          For Series B shares from which a sales charge has been deducted, the return for the period was 5.25%; for those without a load it was 10.23%.

          Bond market conditions were extremely volatile during the period. The extreme bear market conditions of 1994, caused by rapid economic growth and inflationary fears, gave way to a strong bond market rally in 1995, as consumer spending slowed, inflationary pressures subsided and the Federal Reserve Board leaned toward reversing its direction on monetary policy and easing short-term interest rates.

          The Government Income Fund's strong absolute performance during the period was generated by timely investments of high cash holdings in late
1994, at the peak of longer-term interest rates. Its weak performance relative to the Index was caused by general underperformance of its mortgagebacked security holdings, which typically do not perform well during periods of high volatility and falling rates.

          The Fund maintained a shorter duration than the Index during most of the year. This helped its performance in 1994, but hurt it in 1995. While the Fund's duration and average maturity characteristics were extended in late 1994, the drop in interest rates created fears of a rise in mortgage refinancings and prepayments. This phenomenon effectively shortened the

    QUICK FUND FACTS  GOVERNMENT INCOME (6/30/95)

    Inception Date: April 1, 1993
    Portfolio Size: $12.68 million
    Shares Outstanding: 1,289,208 (A&B combined)
    Average Weighted Maturity: 9.8 years

    Maturity Diversification (as of June 30, 1995)


[GRAPHIC]
Data for chart to follow:

Maturity in years
% of fund investments

1-5 yrs
7%

6-10 yrs
74%

over 20 yrs
8%

11-20 yrs
8%

under 1 yr
3%


Average Annual Total Return 1
                                         1 Year    Inception
    Series A                             10.26%     5.27%
    Series B without Load                10.23%     4.68%
    Series B with Load                   5.25%      2.49%

[GRAPHIC]
Data for chart below

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Government Income (Series A)                      $11,098
Government Income (Series B)                      $10,588
Salomon Broad Bond Index                          $11,340
Lehman Aggregate Bond Index                       $11,324

Initial Investment Date                      4/30/93    Jun 93    Jun 94    Jun 95
CoreFund Government Income Fund, Class A     $10,000   $10,231   $10,094   $11,098
CoreFund Government Income Fund, Class B
   (Synthetic)                   4.50% load   $9,550    $9,758    $9,605   $10,588
Salomon Broad Investment-Grade Bond Index    $10,000   $10,196   $10,076   $11,340
Lehman Brothers Aggregate Bond Index         $10,000   $10,194   $10,061   $11,324


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning May 3, 1993. The performance shown for Government Income Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the Government Income Portfolio commenced operations on April 1, 1993.


(continued)

June 30, 1995

  GOVERNMENT INCOME FUND  (continued)

average maturity of the mortgage holdings, and caused price appreciation of the Fund's holdings to lag that of the broader market.

          This shortening effect was partially offset by extending the maturity of U.S. Treasury holdings from the two-year area to the ten-year area, and by the sale of some of the Fund's higher-coupon Ginnie Mae securities, which were replaced with discount Ginnie Maes.

          A primary objective of the Fund is to maintain a relatively high current yield, and the mortgage holdings did help accomplish this goal (the SEC 30-day Class A yield was 6.88% on June 30, 1995). The Fund continues to hold relatively low cash balances (only 2.3% of the portfolio at the end of the period).

          In the coming months, we expect the Fed to follow through on market expectations and reduce short-term rates by at least another 25 basis points. A steepening of the yield curve should accompany this action and create a more friendly environment for mortgage securities. While further drops in rates are possible, we should also expect volatility in the fixed-income markets to subside. This will place more emphasis on yield enhancement, rather than price movement, as a source of return for investors.


  INTERMEDIATE BOND FUND

          The CoreFund Intermediate Bond Fund Series A shares returned 8.22% for the year ended June 30, 1995. This compared with a 7.71% return for the Merrill Lynch 1-3 year Treasury Index. The Fund's assets changed during the period from $57,744,000 to $57,089,000.

          For Series B shares from which a sales charge has been deducted, the return for the period was 3.13%; for those without a load it was 7.95%.

          The extremely volatile bond market conditions that characterized the past year were particularly evident in the intermediate part of the yield curve. This is evidenced by the wide yield fluctuations in the two-year Treasury note, which rose by 1.52% during the second half of 1994, and rallied by 1.89% in the first half of 1995.

          The Intermediate Bond Fund was able to outperform its benchmark during both of these periods. In 1994, the Fund benefitted from a shorter average maturity, large cash positions (as high as 18%), and large exposure to the mortgage-backed securities market, which performed well on a relative basis in 1994.
                                        16

COREFUND

          In late 1994, the Fund began to extend its average maturity and reduce its cash position, allowing it to benefit from the broad market rally. It further benefitted from its large holdings of asset-backed securities (as much as 23% of the portfolio), which performed extremely well in 1995. A shortage of high- quality corporate bonds allowed spreads to narrow significantly, compared to Treasuries of similar maturity.

          The Fund has maintained its emphasis on credit quality, with over 85% of its holdings being U.S. government and agency obligations or AAA-rated securities. Recently, the Fund raised its cash position to 9.9%, due to the relative unattractiveness of short-to-intermediate Treasuries, which currently yield less than cash equivalents. We expect this to be a temporary holding.

          Looking to the rest of 1995, we expect the Fed to follow through on market expectations and reduce short-term rates by at least another 25 basis points. A steepening of the yield curve should accompany this action, creating a more friendly environment for mortgage-backed securities.

          While a further drop in rates is possible, we would also expect volatility in the fixed-income markets to subside. This would place more emphasis on yield enhancement, rather than price movement, as a source of investor return.

    Quick Fund Facts  Intermediate Bond (6/30/95)

    Inception Date: February 3, 1992
    Portfolio Size: $57.09 million
    Shares Outstanding: 5,800,877 (A&B combined)
    Average Weighted Maturity: 3.5 years

    QUALITY DIVERSIFICATION (AS OF JUNE 30, 1995)

[GRAPHIC]
Data for chart to follow:

Maturity in years
% of fund investments

AAA
66%

AA
4%

A
10%

NR
20%


AVERAGE ANNUAL TOTAL RETURN 1
                                         1 Year    Inception
    Series A                             8.22%       5.32%
    Series B without Load                7.95%       5.12%
    Series B with Load                   3.13%       3.71%

[GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Intermediate Bond (Series A)                               $11,930
Intermediate Bond (Series B)                               $11,337
Lehman Govt/Corp Bond Index                                $12,594
Merrill Lynch 1-3 Yr Treasury                              $11,997

Initial Investment Date                         2/29/92    Jun 92    Jun 93    Jun 94    Jun 95
CoreFund Intermediate-Term Bond Fund, Class A   $10,000   $10,249   $11,059   $11,024   $11,930
CoreFund Intermediate-Term Bond Fund, Class B
   (Synthetic)                   4.50% load      $9,550    $9,788   $10,561   $10,502   $11,337
Lehman Intermediate Government/Corporate
   Bond Index                                   $10,000   $10,355   $11,442   $11,412   $12,594
Merrill Lynch 1-3 Year Short-Term Treasury      $10,000   $10,284   $10,961   $11,138   $11,997


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Individual Series B shares were offered beginning January 4, 1993. The performance shown for Intermediate Bond Portfolio Series B (synthetic) prior to that date is based on the performance of Institutional Series A shares adjusted to reflect the maximum sales charge of 4.5% for the Series B shares. Series A shares of the Intermediate Bond Portfolio commenced operations on February 3, 1992.

June 30, 1995

Intermediate Municipal  Bond Fund


    QUICK FUND FACTS  INTERMEDIATE MUNICIPAL (6/30/95)
    Inception Date: May 3, 1993
    Portfolio Size: $1.39 million
    Shares Outstanding: 141,631 (A&B combined)
    Average Weighted Maturity: 6.1 years

          The Intermediate Municipal Bond Fund, Series A, provided a return of 5.58% for the 12 months ended June 30, 1995. This compared with a return of 8.23% for the Lehman Brothers 7-Year Municipal Bond Index during the same period.

          For Series B shares from which a sales charge has been deducted, the return was 0.63%; for those without a load, the return was 5.42%. As of June 30, 1995, the average weighted maturity of the Fund was 6.06 years. The 30-day yield was 3.84% and 3.42% for A and B shares, respectively. Assets in the Fund decreased from $2,399,000 to $1,392,000.

          Fund performance suffered from a large number of redemptions during the period. The municipal bond market was driven mostly by ebbs and flows in demand; during the fourth quarter of 1994, many tax-exempt mutual funds experienced large withdrawals as a result of poor performance. As dealer inventories swelled, very low prices were offered to sellers, leading to a rise in yields. Late in 1994, prices dropped further, as the Orange County, CA bankruptcy caused investors to temporarily flee the municipal bond market.

          During the first half of 1995, yields on fixed-income securities fell as the economy showed signs of a slowdown. The municipal bond market has underperformed the Treasury market because it has been unable to attract investors.

          We expect the Federal Reserve to continue to lower interest rates if inflation remains under control. In addition, the municipal bond market is technically positioned to outperform the Treasury market. We will begin to lengthen the maturity of the Fund, to achieve a duration closer to that of the benchmark index.

    QUICK FUND FACTS  INTERMEDIATE MUNICIPAL (6/30/95)
    Inception Date: May 3, 1993
    Portfolio Size: $1.39 million
    Shares Outstanding: 141,631 (A&B combined)
    Average Weighted Maturity: 6.1 years


[GRAPHIC]
Data for chart to follow:

Moody's Rating
% of fund investments

Quality Diversification (as of June 30, 1995)
AAA
64%

A
4%

AA
32%

               AVERAGE ANNUAL TOTAL RETURN 1
                                         1 Year    Inception
    Series A                             5.58%         3.05%
    Series B without Load                5.42%         2.79%
    Series B with Load                   0.63%         0.63%

[GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Intermediate Municipal Bond (Series A)                               $10,660
Intermediate Municipal Bond (Series B)                               $10,126
Lehman 7-Yr Municipal Bond Index                                     $11,139

Initial Investment Date                         5/31/93    Jun 93    Jun 94    Jun 95
CoreFund Intermediate-Term Municipal
   Bond Fund, Class A                           $10,000   $10,124   $10,097   $10,660
CoreFund Intermediate-Term Municipal Bond
   Fund, Class B (Synthetic)      4.50% load     $9,550    $9,656    $9,606   $10,126
Lehman Brothers 7-Year Municipal Bond Index     $10,000   $10,183   $10,292   $11,139


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Series A and Series B shares were offered beginning May 3, 1993. The maximum sales charge for Series B shares is 4.5%.

COREFUND

  GLOBAL BOND FUND

          The Global Bond Fund returned 9.70% for the period ending June 30, 1995. This compared with a return of 9.95% during the same period for the J.P. Morgan Non-U.S. Bond Index.

          For Series B shares from which a sales charge has been deducted, the return was 4.60%; for those without a load it was 9.57%.

          During the past fiscal year, the global bond market was split into two distinct six-month periods. In the first period, bond markets were still obsessed with the possibility of rising inflation and a lack of adequate capital. Plus, memories of the recent derivative-induced fall still acted as an emotional depressant on the market. Therefore, even though the lead U.S. Treasury market looked more undervalued than it had for decades, bond markets continued to fall until mid-November of 1994. By that time, long-term Treasuries were yielding 8.25%.

          As 1995 began, it became clear that economic growth in the U.S. and the U.K. was faltering. Further, the increasingly overvalued Deutschemark and Yen were having a dampening effect on the outlook for growth in Germany, other members of the ERM, and Japan. The outlook switched from one of rising interest rates to one where rates were expected to move sideways, or fall.

          Thus, the Fund maintained a fairly neutral stance over the first nine months of the fiscal year, with an emphasis on dollar-bloc markets such as the U.S., Canada, Australia and New Zealand. When long Treasuries approached 6.5%, we felt this anticipated a greater softening of the U.S. economy than was reasonable. We then carried out a major portfolio switch to European markets which we anticipate will continue to offer the best value in the near term.

    QUICK FUND FACTS  GLOBAL BOND (6/30/95)

    Inception Date: December 15, 1993
    Portfolio Size: $27.07 million
    Shares Outstanding: 2,813,885 (A&B combined)
    Average Weighted Maturity: 8.0 years


[GRAPHIC]
Data for chart to follow:

Moody's Rating
% of fund investments

Quality Diversification (as of June 30, 1995)

AAA
69%

AA
19%

A
12%


                Average Annual Total Return 1
                                         1 Year    Inception
    Series A                             9.70%       (0.17)%
    Series B without Load                9.57%       (0.34)%
    Series B with Load                   4.60%       (3.27)%

[GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Global Bond (Series A)                               $ 9,923
Global Bond (Series B)                               $ 9,443
J.P. Morgan Global Bond US $                         $10,434

Initial Investment Date                         12/31/93    Jun 94    Jun 95
CoreFund Global Bond Fund, Class A               $10,000    $9,045    $9,923
CoreFund Global Bond Fund, Class B
   (Synthetic)                    4.50% load      $9,550    $8,618    $9,443
J.P. Morgan Global Non-U.S. Bond Index, Traded
   in U.S. Dollars                               $10,000    $9,489   $10,434


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Series A and Series B shares were offered beginning December 15, 1993. The maximum sales charge on Series B shares is 4.5%.

June 30, 1995

  PA Municipal Bond Fund

          The PA Municipal Bond Fund, Series A, provided its shareholders with a return of 7.50% for the 12 months ended June 30, 1995. This compared to a return for the Lehman PAState Bond Index of 8.84% in the same period. For Series B shares from which a sales charge has been deducted, the return was 2.41%;
for those without a load, the return was 7.25%.

          As of June 30, 1995, the 30-day yield was 5.39% and 4.90%, respectively, for A and B shares. Assets in the Fund increased from $597,000 to $2,589,000.

          The Fund's lower performance, relative to the benchmark index, was mainly due to supply factors. During the third quarter of 1994, the Fund grew dramatically. At that time, supply of municipal bonds was very light (down 40% from 1993). This forced managers to carry unusually high cash levels due to a lack of coupon income.

          In the municipal bond market was driven mostly by ebbs and flows in demand during the year. In late 1994, many tax-exempt mutual funds experienced large withdrawals, because of the bond market's poor performance. As dealer inventories swelled, demand for bonds decreased and prices fell. Then, when Orange County, CA declared bankruptcy, investors temporarily fled the munibond market, causing prices to drop further.

          In the first half of 1995, yields on fixed-income securities fell, as the economy showed signs of a slowdown. The municipal bond market has been unable to attract investors, and has underperformed the Treasury market as a result. Demand has been slowed by concern over enactment of a flat tax, the Orange County default, and the strong appeal of the stock market.

          We believe the Fed will lower interest rates further if inflation remains under control. In addition, the municipal bond market is technically positioned to outperform the Treasury market in the coming months. We continue to seek attractive opportunities to swap or make new purchases, as the market reacts to these various factors.


    QUICK FUND FACTS  PA MUNICIPAL BOND (6/30/95)

    Inception Date: May 16, 1994
    Portfolio Size: $2.59 million
    Shares Outstanding: 254,865 (A&B combined)
    Average Weighted Maturity: 15.6 years


Average Annual Total Return 1
                                         1 Year    Inception
    Series A                             7.50%       7.65%
    Series B without Load                7.25%       6.52%
    Series B with Load                   2.41%       2.25%

[GRAPHIC]
Data for chart to follow:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
Pennsylvania Municipal Bond (Series A)                               $10,656
Pennsylvania Municipal Bond (Series B)                               $10,232
Lehman Pennsylvania State Bond Index                                 $10,958

Initial Investment Date                                   5/31/94    Jun 94    Jun 95
CoreFund Pennsylvania Municipal Bond Fund, Class A        $10,000    $9,913   $10,656
CoreFund Pennsylvania Municipal Bond Fund, Class B
                                          4.50% load       $9,550    $9,540   $10,232
Lehman Pennsylvania State Bond Index (MF)                 $10,000    $9,946   $10,958


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictiveof future performance. Series A and Series B shares were offered beginning May 16, 1994. The maximum sales charge for Series B shares is 4.5%.

COREFUND

  NJ MUNICIPAL BOND FUND

          The New Jersey Municipal Bond Fund, Series A, provided shareholders with a return of 7.25% for the 12 months ended June 30, 1995. This compared to a return of 8.84% in the same period for the Lehman Brothers New Jersey State Bond Index.

          For Series B shares from which a sales charge has been deducted, the return was 2.02%; for those without a load, the return was 6.84%. As of June 30, the average weighted maturity of the Fund was 13.31 years. The 30-day yield was 5.10% and 4.62% for Series A and B shares, respectively.

          The size of the Fund remained relatively stable during the period. Assets in the Fund increased from $1,434,000 to $1,574,000. Slow asset growth caused its performance to lag the benchmark index. The municipal bond index was driven mostly by ebbs and flows in demand during the year. During the fourth quarter of 1994, many tax-exempt mutual funds experienced large withdrawals as a result of poor performance. As dealer inventories swelled, very low prices were offered to sellers, leading to a rise in yields. Late in 1994, when Orange County declared bankruptcy, investors temporarily fled the municipal bond market, causing prices to drop even further.

          During the first half of 1995, yields on fixed-income securities fell, as the economy showed signs of a slowdown. The municipal bond market has been unable to attract investors and has underperformed the Treasury market. Concern over enactment of a flat tax, the appeal of the stock market, and lingering distaste from the Orange Country default continue to hold back demand.

          In the coming months, we look for the Federal Reserve to continue to lower interest rates, if inflation remains under control. In addition, the municipal bond market is now technically positioned to outperform the Treasury market. We will maintain an average maturity in the long-intermediate range that is close to that of the benchmark index.


    QUICK FUND FACTS  NJ MUNICIPAL BOND (6/30/95)
    Inception Date: May 16, 1994
    Portfolio Size: $1.57 million
    Shares Outstanding: 155,521 (A&B combined)
    Average Weighted Maturity: 13.3 years

AVERAGE ANNUAL TOTAL RETURN 1
                                         1 Year    Inception
    Series A                             7.25%       7.26%
    Series B without Load                6.84%       6.14%
    Series B with Load                   2.02%       1.89%


[GRAPHIC]

DATA FOR CHART BELOW:

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
New Jersey Municipal Bond (Series A)                               $10,650
New Jersey Municipal Bond (Series B)                               $10,140
Lehman New Jersey State Bond Index                                 $10,783

Initial Investment Date                                   5/31/94    Jun 94    Jun 95
CoreFund New Jersey Municipal Bond Fund, Class A          $10,000    $9,930   $10,650
CoreFund New Jersey Municipal Bond Fund, Class B
                                          4.50% load       $9,550    $9,491   $10,140
Lehman New Jersey State Bond Index (MF)                   $10,000    $9,939   $10,783


1 For the period ended June 30, 1995. Past performance of the portfolio is not predictive of future performance. Series A and Series B shares were offered beginning May 16, 1994. The maximum sales charge for Series B shares is 4.5%.

    CASH RESERVE

    Quick Fund Facts  Cash Reserve (6/30/95)
    Inception Date: August 16, 1985
    Portfolio Size: $527.92 million (A&B combined)
    Average Weighted Maturity: 43 days
    Seven Day Yield: 5.75 Series A
                     5.48 Series B

          The CoreFund Cash Reserve continued to offer strong returns to the money-market investor during the period ending June 30, 1995. The annual total return for Series A shares during that period was 5.15%. Series B shares, from which a 12b-1 fee is deducted, had an annual return of 4.89%. These returns compared favorably to that of the IBC/Donoghue's All-Taxable Money Fund Average, which was 4.98% on June 30, 1995.

          The Cash Reserve experienced modest growth in assets during the period. The Fund totaled $527,924,000 on June 30, 1995, up from $516,724,000 a year earlier.

          The average maturity of the portfolio had been as short as 28 days in the first quarter of 1995. In a defensive move against declining rates, the average maturity was then gradually extended. By June 30, it was 43 days.

          Portfolio structure of the Cash Reserve has favored commercial paper, due to the widening spread of returns relative to other investment vehicles. As spreads fluctuate, we will routinely evaluate the structure, to add value to the portfolio.

          Interest rates appear to have peaked, and the negative tone of the forward curve would indicate further reductions in rates. In coming months, we look for further declines on the heels of the recent lowering of the Fed Funds rate. To maintain yield, we will pursue an extension strategy with the Cash Reserve, targeting an average weighted maturity of 50 to 55 days.


  TREASURY RESERVE


    Quick Fund Facts  Treasury Reserve (6/30/95)
    Inception Date: November 21, 1988
    Portfolio Size: $500.82 million (A&B combined)
    Average Weighted Maturity: 47 days
    Seven Day Yield: 5.68 Series A
                     5.42 Series B


          During a period when short-term interest rates increased 50 basis points, the Treasury Reserve continued to deliver excellent investment results for the period ending June 30, 1995. Series A shares returned an effective average annual yield of 4.98%. The six-month total return for Series A shares was 5.58%. Series B shares returned an effective average annual yield of 4.72%. The six-month total return for Series B shares, from which a 12b-1 fee has been deducted, was 5.32%.

COREFUND

          Since June 30, 1994, the CoreFund Treasury Reserve increased in size by 1.7%. Assets as of June 30, 1995, totaled $500,818,000. The average maturity increased by 13 days, to 47.

          Although assets increased by $8 million, the increase in maturities was mainly due to the purchase of longer-term Treasury securities. These securities were purchased in order to hedge against the possibility of an easing in short-term rates by the Federal Reserve Board.

          As of this writing the Fed has lowered the funds rate by 25 basis points. Economic data is expected to be mixed and inflation should remain under control during the second half of 1995. Our near-term position remains biased towards a gradual decline in short-term rates as long as inflationary pressures remain subdued. For this reason we will continue to look for buying opportunities along the treasury bill yield curve while keeping the average maturity in the 45 to 55 day range.

  TAX-FREE RESERVE
    Quick Fund Facts  Tax-Free Reserve (6/30/95)
    Inception Date:  April 16, 1991
    Portfolio Size:   $64.28 million (A&B combined)
    Average Weighted Maturity: 34 days
    Seven Day Yield:  3.56 Series A
                      3.30 Series B

          The CoreFund Tax-Free Reserve, Series A shares, returned 3.12% for the year ending June 30, 1995. This compared favorably to the 3.11% return provided by Donoghue's Tax-Free Fund during the same period. For Series B shares of the CoreFund Tax-Free Reserve, from which a 12b-1 fee has been deducted, the return for the same period was 2.86%.

          The average maturity of the Tax-Free Reserve was shortened from 44 to 34 days during the period, to take advantage of rising interest rates. Net assets in the Tax-Free Reserve decreased 22% to $64,280,000 on June 30, 1995 from $80,330,000 on December 31, 1994.

          The decrease in assets was caused by the volatility of the tax-exempt money market. Although rates increased steadily throughout the year, the spread between taxables and non-taxables widened. The taxable equivalent yields on many tax-exempt money market securities did not compare favorably to their taxable counterparts. This prompted crossover buyers to move out of their tax-exempt funds, and into taxable funds.

          In coming months, management of the Fund will focus on extending the average maturity, to pick up yield.

  REPORT OF INDEPENDENT AUDITORS                                        COREFUND

Board of Directors and Shareholders
CoreFunds, Inc.

We have audited the accompanying statements of net assets of the Growth Equity Fund, Value Equity Fund, Equity Index Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve, and Tax-Free Reserve and the schedules of investments and statements of assets and liabilities of the International Growth Fund, Intermediate Municipal Bond Fund, and Global Bond Fund of CoreFunds, Inc. (the "Fund") as of June 30, 1995, and the related statements of operations for the period then ended, and the statements of changes in net assets and the financial highlights for each of the periods presented herein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification by examination of securities held by the Custodian as of June 30, 1995 and confirmation of securities not held by the Custodian by correspondence with others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Growth Equity Fund, Value Equity Fund, Equity Index Fund, International Growth Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve, and Tax-Free Reserve of the Fund at June 30, 1995, the results of their operations for the period then ended, the changes in their net assets and the financial highlights for each of the periods presented herein, in conformity with generally accepted accounting principles.

Philadelphia, Pennsylvania
August 14, 1995

/s/     Ernst & Young LLP
        Ernst & Young LLP

  As of June 30, 1995

--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  GROWTH EQUITY FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                Technology 36%
                                Healthcare 19%
                                Consumer Cyclical 18%
                                Financial 12%
                                Consumer Staples 6%
                                Capital Goods 4%
                                Energy 3%
                                Utilities 2%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 91.4%
  BANKS -- 5.0%
    Bank of New York                   50,591      $ 2,042
    Citicorp                           16,000          926
    Fleet Financial Group              24,000          891
    JP Morgan                          12,000          842
                                                 -----------
                                                     4,701
                                                 -----------
  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 4.5%
    Capital Cities ABC                  8,900          933
    Comcast, Cl A Special              88,600        1,645
    Tele-Communications, Cl A*         70,393        1,650
                                                 -----------
                                                     4,228
                                                 -----------
  COMMUNICATIONS EQUIPMENT -- 4.9%
    General Instrument*                45,902        1,761
    Qualcomm*                          48,400        1,673
    U.S. Robotics*                     10,053        1,096
                                                 -----------
                                                     4,530
                                                 -----------




  COMPUTERS & SOFTWARE SERVICES -- 2.9%
    Hewlett Packard                    13,426        1,000
    Silicon Graphics*                  43,884        1,750
                                                 -----------
                                                     2,750
                                                 -----------
  DRUGS -- 16.4%
    Abbott Laboratories                38,600        1,563
    Amgen*                             25,932        2,086
    Glaxo PLC (ADR)                    74,000        1,804

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  DRUGS, (continued)
    Johnson & Johnson                  29,800      $ 2,015
    Merck                              36,532        1,790
    Schering Plough                    40,892        1,804
    Smith Kline Beecham (ADR)          48,550        2,199
    Warner Lambert                     24,050        2,077
                                                 -----------
                                                    15,338
                                                 -----------
  ENTERTAINMENT -- 4.0%
    Circus Circus Enterprises*         25,253          890
    Disney                             15,764          877
    Mirage Resorts*                    64,200        1,966
                                                 -----------
                                                     3,733
                                                 -----------
  FINANCIAL SERVICES -- 2.9%
    American Express                   24,000          843
    Federal National Mortgage          19,914        1,879
                                                 -----------
                                                     2,722
                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 5.4%
    ConAgra                            23,100          806
    CPC International                  27,100        1,673
    PepsiCo                            38,450        1,755
    Sara Lee                           28,500          812
                                                 -----------
                                                     5,046
                                                 -----------
  HOTELS & LODGING -- 3.6%
    Hilton Hotels                      22,600        1,588
    Promus Companies*                  45,100        1,759
                                                 -----------
                                                     3,347
                                                 -----------
  INSURANCE -- 2.9%
    American International Group       10,600        1,208




    Chubb                              18,389        1,474
                                                 -----------
                                                     2,682
                                                 -----------
  MACHINERY -- 3.3%
    Emerson Electric                   12,900          922
    General Electric                   17,589          992
    Lam Research*                      18,640        1,193
                                                 -----------
                                                     3,107
                                                 -----------
  MEDICAL PRODUCTS & SERVICES -- 1.0%
    Health Management, Cl A*           32,900          962
                                                 -----------
  MISCELLANEOUS BUSINESS SERVICES -- 12.4%
    Cisco Systems*                     37,000        1,871
    Computer Sciences*                 47,494        2,701
    CUC International*                 43,008        1,806
    First Data                         42,500        2,417
    Microsoft*                         11,316        1,023
    Oracle Systems*                    46,083        1,780
                                                 -----------
                                                    11,598
                                                 -----------
  PETROLEUM & FUEL PRODUCTS -- 0.9%
    Atlantic Richfield                  7,200          790
                                                 -----------

* Non-income producing security
  See accompanying notes to financial statements
                                                                            ----

  As of June 30, 1995

--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  GROWTH EQUITY FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  PETROLEUM REFINING -- 1.8%
    Amoco                              12,745     $     849
    Mobil                               8,870           852
                                                 -----------
                                                      1,701




                                                 -----------

  PRINTING & PUBLISHING -- 1.0%
    Time Warner                        21,675           891
                                                 -----------

  PROFESSIONAL SERVICES -- 1.9%
    Paychex                            49,350         1,789
                                                 -----------

  RETAIL -- 1.1%
    McDonalds                          26,200         1,025
                                                 -----------

  SEMICONDUCTORS/INSTRUMENTS -- 4.3%
    Amphenol, Cl A*                    33,497           976
    Intel                              18,104         1,146
    Linear Technology                  15,971         1,054
    Molex                              22,075           855
                                                 -----------
                                                      4,031
                                                 -----------
  TELEPHONES & TELECOMMUNICATION -- 11.2%
    Airtouch Communications*           66,600         1,898
    ALC Communications*                40,066         1,808
    Glenayre Technologies*             38,725         1,976
    LCI International*                 41,217         1,262
    MFS Communications*                48,356         1,559
    Mobile Telecommunication*          70,152         1,920
                                                 -----------
                                                     10,423
                                                 -----------
TOTAL COMMON STOCK
    (Cost $70,790,326)                               85,394
                                                 -----------

------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
REPURCHASE AGREEMENTS -- 7.2%
    Goldman Sachs 6.05%, dated
      06/30/95, matures 07/03/95,
      repurchase price $2,241,129
      (collateralized by U.S.
      Treasury Note, par value
      $2,335,000, 4.75%, matures
      08/31/98: market value,
      $2,328,105)                     $  2,240     $   2,240
    Republic New York City 6.07%,
      dated 06/30/95, matures
      07/03/95, repurchase price
      $2,240,133 (collateralized by




      U.S. Treasury Note, par value
      $2,235,000, 7.5%, matures
      12/31/96: market value
      $2,285,288)                        2,239         2,239
    Swiss Bank 6.12%, dated
      06/30/95, matures 07/03/95,
      repurchase price $2,240,142
      (collateralized by U.S.
      Treasury Note, par value
      $2,240,000, 7.875%, matures
      06/30/96: market value
      $2,283,904)                        2,239         2,239
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $6,718,000)                                  6,718
                                                  -----------

TOTAL INVESTMENTS -- 98.6%
    (Cost $77,508,326)                                92,112
                                                  -----------

TOTAL OTHER ASSETS AND
  LIABILITIES, NET -- 1.4%                             1,276
                                                  -----------

NET ASSETS:
    Portfolio shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      8,171,138 outstanding shares                    78,691
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      182,970 outstanding shares                       1,638
    Accumulated Net Realized Loss on
      Investments                                     (1,547)
    Net Unrealized Appreciation on
      Investments                                     14,604
    Undistributed Net Investment
      Income                                               2
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  93,388
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $11.18
                                                  -----------
                                                  -----------
    SERIES B                                          $11.17
                                                  -----------




                                                  -----------

           *Non-income producing security
----       ADR -- American Depository Receipt
 26        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  VALUE EQUITY FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                Capital Goods 28%
                                Consumer Cyclical 26%
                                Financial 17%
                                Energy 9%
                                Basic Goods 7%
                                Utilities 5%
                                Transportation 4%
                                Staples 3%
                                Equivalents 1%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 99.4%
  AEROSPACE & DEFENSE -- 4.3%
    Loral                              11,200      $   580
    Rockwell International             20,000          915
                                                 -----------
                                                     1,495
                                                 -----------

  AIR TRANSPORTATION -- 1.2%
    Southwest Airlines                 18,100          432
                                                 -----------

  AIRCRAFT -- 3.4%
    Boeing                             11,200          701
    Sundstrand                          8,000          478
                                                 -----------
                                                     1,179




                                                 -----------

  AUTOMOTIVE -- 3.1%
    Allied Signal                      24,500        1,090
                                                 -----------

  BANKS -- 4.0%
    Bank of New York                   16,000          646
    First Union                         8,000          362
    Park National                       8,000          389
                                                 -----------
                                                     1,397
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------

  CHEMICALS -- 1.6%
    FMC*                                8,000      $   538
                                                 -----------

  DRUGS -- 5.3%
    Caremark International             36,800          735
    Carter-Wallace                     60,000          683
    Johnson & Johnson                   6,000          406
                                                 -----------
                                                     1,824
                                                 -----------

  ELECTRICAL SERVICES -- 4.0%
    American Electric Power            20,000          702
    Peco Energy                        25,000          691
                                                 -----------
                                                     1,393
                                                 -----------

  FINANCIAL SERVICES -- 11.5%
    Caterpillar                         9,500          610
    Dial                               14,300          354
    Franklin Resources                 20,000          890
    Merrill Lynch                      19,000          998
    Salomon                            28,600        1,147
                                                 -----------
                                                     3,999
                                                 -----------

  FOOD, BEVERAGE & TOBACCO -- 2.0%
    PepsiCo                            15,000          684
                                                 -----------

  GAS/NATURAL GAS -- 1.0%




    Enron                              10,000          351
                                                 -----------

  GLASS PRODUCTS -- 2.2%
    Corning                            23,200          760
                                                 -----------

  HOUSEHOLD PRODUCTS -- 1.5%
    Sherwin Williams                   14,500          517
                                                 -----------

  INSURANCE -- 4.0%
    American International Group        3,600          410
    Progressive of Ohio                25,000          960
                                                 -----------
                                                     1,370
                                                 -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------
                                                                            27

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  VALUE EQUITY FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  MACHINERY -- 4.7%
    Emerson Electric                   10,600     $     758
    Harnischfeger Industries           25,000           866
                                                 -----------
                                                      1,624
                                                 -----------
  MEDICAL PRODUCTS &
    SERVICES -- 6.8%
    Columbia/HCA Healthcare            19,900           860
    Manor Care                         23,100           673
    Varian Associates                  15,000           829
                                                 -----------
                                                      2,362
                                                 -----------





  PAPER & PAPER PRODUCTS -- 5.9%
    Avery Dennison                     15,000           600
    Mead                               12,900           765
    Minnesota Mining & Manufacturing   11,800           676
                                                 -----------
                                                      2,041
                                                 -----------

  PETROLEUM & FUEL
    PRODUCTS -- 6.1%
    Anadarko Petroleum                 20,000           863
    Atlantic Richfield                  7,000           768
    Western Atlas                      11,000           488
                                                 -----------
                                                      2,119
                                                 -----------
  PETROLEUM REFINING -- 3.0%
    Mobil                              11,000         1,056
                                                 -----------

  PROFESSIONAL SERVICES -- 1.8%
    Flight Safety International        13,000           634
                                                 -----------
  RAILROADS -- 3.0%
    Conrail                            18,900         1,051
                                                 -----------

------------------------------------------------------------
Description                    Shares/Par (000)    Value (000)
--------------------------------------------------------------

  RETAIL -- 14.8%
    Bombay*                              50,000     $     394
    Circuit City Stores                  25,500           806
    Heilig-Meyers                        31,200           796
    Price/Costco*                        32,000           520
    Sears Roebuck                        18,000         1,078
    Talbots                              10,000           398
    Toys R US*                           15,000           439
    Wendy's International                40,000           715
                                                   -----------
                                                        5,146
                                                   -----------

  RUBBER AND PLASTICS
    FOOTWEAR -- 2.1%
    Nike, Cl B                            8,500           714
                                                   -----------

  SEMI-CONDUCTORS/
    INSTRUMENTS -- 2.1%




    AMP                                  17,000           718
                                                   -----------

TOTAL COMMON STOCK
    (Cost $29,816,002)                                 34,494
                                                   -----------

REPURCHASE AGREEMENTS -- 1.6%
  Goldman Sachs 6.05%, dated
    06/30/95, matures
    07/03/95, repurchase price
    $283,143 (collateralized
    by U.S. Treasury Note, par
    value $295,000, 4.375%,
    matures 08/31/98: market
    value $294,129)                      $  283           283
                                                   -----------

  Swiss Bank 6.12%, dated
    06/30/95, matures
    07/03/95, repurchase price
    $282,144 (collateralized
    by U.S. Treasury Note, par
    value $280,000, 7.875%,
    matures 06/30/96: market
    value $285,488)                         282           282
                                                   -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $565,000)                                       565
                                                   -----------

------
 28        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL INVESTMENTS -- 101.0%
    Cost $30,381,002)                              $  35,059
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- (1.0%)                                         (348)
                                                  -----------





NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 25 million authorized)
      based on
      2,173,174 outstanding shares                    26,113
    Portfolio Shares -- Series B ($0.001 par value -- 25 million authorized)
      based on
      259,425 outstanding shares                       2,357
    Accumulated Net Realized Gain on
      Investments                                      1,563
    Net Unrealized Appreciation on
      Investments                                      4,678
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  34,711
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                          $14.27
                                                  -----------
                                                  -----------
    SERIES B                                          $14.29
                                                  -----------
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EQUITY INDEX FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                            Consumer Cyclicals 15%
                            Consumer Staples 12%
                            Utilities 12%
                            Finance 11%
                            Technology 11%
                            Energy 10%
                            Healthcare 9%

                            Capital Goods 8%
                            Basic Material 7%
                            Miscellaneous 3%
                            Transportation 2%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 99.8%
  AEROSPACE & DEFENSE -- 0.9%
    Lockheed Martin                     4,382      $   276
    Loral                               1,900           98
    Raytheon                            3,000          233
    Rockwell International              5,763          264
    TRW                                 1,500          120
                                                 -----------
                                                       991
                                                 -----------
  AGRICULTURE -- 0.1%
    Pioneer Hi-Bred International       2,500          105
                                                 -----------
  AIR TRANSPORTATION -- 0.6%
    AMR*                                1,800          134
    Delta Air Lines                     1,000           74
    Federal Express*                    1,300           79
    Southwest Airlines                  3,300           79
    UAL*                                1,300          182
    US Air Group*                      15,300          178
                                                 -----------
                                                       726
                                                 -----------
  AIRCRAFT -- 1.4%
    Aviall                                375            3
    Boeing                              8,937          560
    General Dynamics                    1,700           75
    McDonnell Douglas                   2,700          207
    Northrop Grumman                    1,700           89
    Parker Hannifin                     2,850          103
    Teledyne                            3,700           91
    Textron                             2,000          116
    United Technologies                 4,300          336
                                                 -----------
                                                     1,580
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------




  APPAREL/TEXTILES -- 0.2%
    Liz Claiborne                       5,000      $   106
    Russell                             3,100           89
    V. F.                               1,500           81
                                                 -----------
                                                       276
                                                 -----------
  AUTOMOTIVE -- 2.6%
    Allied Signal                       7,700          343
    Chrysler                            9,500          455
    Echlin                              2,500           87
    Fleetwood Enterprises               4,055           80
    Ford Motor                         24,300          723
    General Motors                     20,100          942
    Genuine Parts                       2,800          106
    Varity*                             3,260          143
                                                 -----------
                                                     2,879
                                                 -----------
  BANKS -- 5.7%
    Banc One                           12,222          394
    Bank of Boston                      2,900          109
    Bankamerica                        11,372          598
    Bankers Trust New York              1,800          112
    Barnett Banks                       2,200          113
    Boatman Bancshares                  4,600          162
    Chase Manhattan                     4,200          197
    Chemical Banking                    8,000          378
    Citicorp                           10,500          608
    First Chicago                       2,100          126
    First Fidelity Bancorp              1,800          106
    First Interstate Bancorp            1,900          152
    First Union                         5,500          249
    Fleet Financial Group               3,100          115
    Golden West Financial               1,800           85
    Great Western Financial             3,800           78
    H.F. Ahmanson                       3,600           79
    J P Morgan                          5,800          407
    Keycorp                             7,800          245
    MBNA                                3,300          111
    NBD Bancorp                         3,600          115
    NationsBank                         7,200          386
    Norwest                            10,900          313
    PNC Bank                            8,900          235
    Shawmut National                    3,700          118
    Suntrust Banks                      4,200          245
    U. S. Bancorp                       2,900           70
    U.S.T.                              4,600          137
    Wachovia                            3,900          139
    Wells Fargo                         1,500          270
                                                 -----------
                                                     6,452
                                                 -----------
  BEAUTY PRODUCTS -- 1.8%




    Alberto Culver                      3,200           97
    Avon Products                       1,600          107
    Colgate Palmolive                   3,346          245
    Dial                                3,300           82
    International Flavors               2,500          124
    Procter & Gamble                   19,700        1,416
                                                 -----------
                                                     2,071
                                                 -----------


-----    * Non-income producing security
 30        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 1.1%
    Capital Cities ABC                  4,000      $   419
    CBS                                 1,500          101
    Comcast                             5,400          100
    Interpublic Group                   2,200           83
    Tele-Communications, Cl A*         16,000          375
    Viacom Variable Common Rights*      5,600            8
    Viacom Voting*                        448           21
    Viacom, Cl B Non-Voting*            3,394          157
                                                 -----------
                                                     1,264
                                                 -----------
  BUILDING & CONSTRUCTION -- 0.2%
    Fluor                               1,900           99
    McDermott International             3,400           82
    Owens Corning Fiberglas*            2,800          103
                                                 -----------
                                                       284
                                                 -----------
  CHEMICALS -- 3.5%
    Air Products & Chemical             2,600          145
    Albemarle                           3,750           59
    Cytec Industries*                     842           34
    Dow Chemical                        7,250          521
    Dupont (E.I.) De Nemour            15,200        1,045
    Eastman Chemical                    2,850          170
    First Mississippi                   3,700          126
    FMC*                                1,400           94




    Great Lakes Chemical                1,600           96
    Hercules                            2,700          132
    Lilly Eli                           7,800          612
    Monsanto                            3,900          351
    Nalco Chemical                      2,300           84
    Praxair                             5,200          130
    Rohm & Haas                         1,500           82
    Union Carbide                       3,400          113
    W.R. Grace                          2,100          129
                                                 -----------
                                                     3,923
                                                 -----------
  COMMUNICATIONS EQUIPMENT -- 2.1%
    Andrew*                             2,400          139
    Cisco Systems*                      7,200          364
    DSC Communications*                 2,591          120
    ITT                                 2,600          306
    Motorola                           16,400        1,101
    Northern Telecom                    5,700          208
    Scientific-Atlantic                 3,400           75
                                                 -----------
                                                     2,313
                                                 -----------
  COMPUTERS & SERVICES -- 6.4%
    Amdahl*                             8,100           90
    Apple Computer                      2,600          121
    Autodesk                            2,400          103
    Automatic Data Processing           3,700          233
    Ceridian*                           3,000          111
    Compaq Computer*                    8,700          395
    Computer Associates International   3,700          251
    Computer Sciences*                  1,900          108

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  COMPUTERS & SERVICES, (continued)
    Digital Equipment*                  3,900      $   159
    Harris                              1,600           83
    Harris Computer Systems*               80            1
    Hewlett Packard                    14,200        1,058
    International Business Machines    16,800        1,612
    Lotus Development*                  1,800          115
    Microsoft*                         16,800        1,518
    Novell*                             8,300          165
    Oracle Systems*                    11,450          442
    Pitney Bowes                        5,000          192
    Sun Microsystems*                   2,800          136
    Tandem Computers*                   5,986           97
    Tandy                               1,800           93
    Unisys*                             7,400           80
                                                 -----------




                                                     7,163
                                                 -----------
  CONTAINERS & PACKAGING -- 0.2%
    Crown Cork & Seal*                  2,100          105
    Newell                              3,600           88
                                                 -----------
                                                       193
                                                 -----------
  DRUGS -- 4.8%
    Allergan                            3,200           87
    Alza, Cl A*                         3,400           79
    American Home Products              8,000          619
    Amgen*                              3,000          241
    Bristol-Myers Squibb               13,620          928
    Merck                              34,100        1,671
    Pfizer                              8,800          813
    Schering Plough                    10,900          481
    Therapeutic Discovery*                190            1
    Upjohn                              3,900          148
    Warner Lambert                      3,700          320
                                                 -----------
                                                     5,388
                                                 -----------
  ELECTRICAL EQUIPMENT -- 2.8%
    Emerson Electric                    6,300          450
    General Electric                   46,400        2,616
    Westinghouse Electric               8,000          117
                                                 -----------
                                                     3,183
                                                 -----------
  ELECTRICAL SERVICES -- 3.4%
    American Electric Power             4,200          148
    Baltimore Gas & Electric            6,050          151
    Carolina Power & Light              3,600          109
    Central & South West                7,400          194
    Consolidated Edison New York        5,300          156
    Detroit Edison                      3,300           97
    Dominion Resources of Virginia      3,500          128
    Duke Power                          4,600          191
    Entergy                             5,200          125
    FPL Group                           6,100          236
    Houston Industries                  2,900          122
    Niagara Mohawk Power                6,200           91
    Northern States Power               1,700           78
    Ohio Edison                         4,100           93
    Pacific Gas & Electric             11,500          334

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  EQUITY INDEX FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  ELECTRICAL SERVICES, (continued)
    Pacificorp                          6,400      $   120
    PECO Energy                         5,000          138
    Public Service Enterprise Group     5,500          153
    SCEcorp                            21,000          360
    Southern                           17,100          382
    Texas Utilities                     5,100          175
    Unicom                              4,800          128
    Union Electric Power                2,300           86
                                                 -----------
                                                     3,795
                                                 -----------
  ENTERTAINMENT -- 0.8%
    King World Productions*             2,600          105
    Walt Disney                        14,000          779
                                                 -----------
                                                       884
                                                 -----------
  ENVIRONMENTAL SERVICES -- 0.5%
    Browning Ferris Industries          5,900          213
    WMX Technologies                   12,900          366
                                                 -----------
                                                       579
                                                 -----------
  FINANCIAL SERVICES -- 2.5%
    American Express                   12,600          443
    Beneficial                          2,400          106
    Dean Witter Discover                8,341          392
    Federal Home Loan Mortgage
      Corporation                       4,700          323
    Federal National Mortgage
      Association                       8,200          774
    Household International             2,100          104
    Lehman Brothers Holdings            2,520           55
    Mellon Bank                         5,700          237
    Merrill Lynch                       4,600          242
    Providian                           2,300           83
    Salomon                             2,500          100
                                                 -----------
                                                     2,859




                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 8.7%
    American Brands                     4,500          179
    Anheuser Busch                      6,900          392
    Archer Daniels Midland             22,826          425
    Brown Forman, Cl B                  2,700           90
    Campbell Soup                       6,800          333
    Coca Cola                          34,900        2,226
    Conagra                             5,600          195
    Coors (Adolph), Cl B                5,600           92
    CPC International                   3,400          210
    General Mills                       3,600          185
    H J Heinz                           5,700          253
    Hershey Foods                       2,000          111
    Kellogg                             6,100          435
    Pepsico                            23,000        1,049
    Philip Morris Companies            24,300        1,807
    Quaker Oats                         3,000           99
    Ralcorp Holdings*                   1,633           37

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  FOOD, BEVERAGE & TOBACCO, (continued)
    Ralston-Ralston Purina Group        2,386      $   122
    RJR Nabisco Holdings                4,207          117
    Sara Lee                           12,600          359
    Seagram                            10,400          360
    Unilever N V                        4,200          547
    Whitman                             5,100           99
    Wrigley, William Jr                 2,600          121
                                                 -----------
                                                     9,843
                                                 -----------
  GAMES AND TOYS -- 0.2%
    Hasbro                              2,400           76
    Mattel                              5,000          130
                                                 -----------
                                                       206
                                                 -----------
  GAS/NATURAL GAS -- 0.9%
    Coastal                             2,500           76
    Columbia Gas Systems*               3,500          111
    Consoldiated Natural Gas            2,100           79
    Enron                               5,600          197
    Nicor                               3,700           99
    Pacific Enterprises                 3,800           93
    Panhandle Eastern                   4,200          102
    Peoples Energy                      4,100          106
    Sonat                               2,300           70
    Williams                            2,500           87
                                                 -----------




                                                     1,020
                                                 -----------
  GLASS PRODUCTS -- 0.5%
    Corning                             6,100          200
    PPG Industries                      7,300          314
                                                 -----------
                                                       514
                                                 -----------
  HOTELS & LODGING -- 0.5%
    Hilton Hotels                       1,100           77
    Marriott International             11,000          395
    Promus*                             2,300           90
                                                 -----------
                                                       562
                                                 -----------
  HOUSEHOLD FURNITURE &
    FIXTURES -- 0.5%
    Armstrong World Industries          1,600           80
    Black and Decker                    3,500          108
    Masco                               3,500           95
    Sherwin Williams                    2,300           82
    Snap-On Tools                       2,700          105
    Stanley Works                       1,800           68
                                                 -----------
                                                       538
                                                 -----------
  HOUSEHOLD PRODUCTS -- 0.7%
    Clorox                              1,300           85
    Gillette                           11,800          526
    Maytag                              5,600           90
    Whirlpool                           1,700           94
                                                 -----------
                                                       795
                                                 -----------

-----    * Non-income producing security
 32        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Shares       Value (000)
-------------------------------------------------------------
  INSURANCE -- 3.3%
    Aetna Life & Casualty             2,500         $   157
    Alexander and Alexander
      Services                        4,400             105
    American General                  5,400             182




    American International Group      8,812           1,005
    Chubb                             2,000             160
    Cigna                             1,600             124
    First Colony                      2,508              60
    General Re                        1,900             254
    Jefferson-Pilot                   1,400              77
    Lincoln National                  2,100              92
    Marsh & McLennan                  1,700             138
    Safeco                            1,400              80
    St. Paul                         11,327             558
    Torchmark                         1,800              68
    Transamerica                      1,600              93
    Travelers                         6,481             284
    Unum                              1,700              80
    USF & G                           5,500              89
    USLife                            2,600             105
                                                  -----------
                                                      3,711
                                                  -----------
  LUMBER & WOOD PRODUCTS -- 0.5%
    Georgia Pacific                   2,000             174
    Louisiana Pacific                 2,500              66
    Potlatch                          2,100              88
    Rayonier                          1,000              36
    Weyerhaeuser                      4,606             217
                                                  -----------
                                                        581
                                                  -----------
  MACHINERY -- 1.6%
    Caterpillar                       6,400             409
    Cooper Industries                 2,600             103
    Deere                             1,900             163
    Dover                             1,400             102
    Eaton                             1,700              99
    Gardner Denver Machinery*           272               5
    Harnischfeger Industries          3,300             114
    Illinois Tool Works               2,500             138
    Ingersoll Rand                    2,400              92
    National Service Industry         3,000              87
    SPX                               9,000             102
    Tenneco                           5,000             230
    Tyco International                1,700              92
    W W Grainger                      1,200              71
                                                  -----------
                                                      1,807
                                                  -----------
  MEASURING DEVICES -- 0.6%
    General Signal                    2,100              83
    Honeywell                         2,900             125
    Johnson Controls                  1,500              85
    Millipore                         1,700             115
    Pall                              4,500             100
    Perkin Elmer                      3,725             132
                                                  -----------




                                                        640
                                                  -----------

-------------------------------------------------------------
Description                          Shares       Value (000)
-------------------------------------------------------------
  MEDICAL PRODUCTS &
    SERVICES -- 2.0%
    Bausch & Lomb                     2,000         $    83
    Becton Dickinson                  1,700              99
    Beverly Enterprises*              6,600              82
    Biomet*                           5,800              90
    C R Bard                          3,500             105
    Columbia/HCA Healthcare          21,132             913
    Community Psychiatric*            8,300              93
    Manor Care                        3,100              90
    Medtronic                         2,600             201
    St. Jude Medical                  1,900              95
    Tenet Healthcare*                 4,100              59
    U.S. Healthcare                   3,600             110
    United Healthcare                 3,700             153
    United States Surgical            2,900              61
                                                  -----------
                                                      2,234
                                                  -----------
  MEDICAL SUPPLIES -- 2.2%
    Abbott Laboratories              21,100             855
    Baxter International              7,800             284
    Caremark International              600              12
    Johnson & Johnson                18,400           1,243
    Mallinckrodt Group                3,425             122
                                                  -----------
                                                      2,516
                                                  -----------
  METALS & MINING -- 0.9%
    Alcan Aluminum                    5,000             151
    Aluminum America                  4,000             200
    Asarco                            3,300             101
    Cyprus AMAX Minerals              2,400              68
    Englehard                         2,800             120
    Inco                              2,600              73
    Newmont Mining                    1,900              80
    Phelps Dodge                      1,600              94
    Reynolds Metal                    1,500              78
    Santa Fe Pacific Gold*            2,519              31
                                                  -----------
                                                        996
                                                  -----------
  MISCELLANEOUS BUSINESS
  SERVICES -- 0.3%
    Ecolab                            3,300              81
    Ogden                             9,600             210




                                                  -----------
                                                        291
                                                  -----------
  MISCELLANEOUS CHEMICAL
  PRODUCTS -- 0.1%
    Morton International              3,300              96
    Raychem                           1,900              73
                                                  -----------
                                                        169
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  EQUITY INDEX FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  MISCELLANEOUS CONSUMER
    SERVICES -- 0.2%
    H & R Block                         2,400      $    98
    Service International               2,900           92
                                                 -----------
                                                       190
                                                 -----------
  PAPER & PAPER PRODUCTS -- 2.3%
    Alco Standard                       1,200           96
    Avery Dennison                      2,300           92
    Bemis                               3,500           91
    Boise Cascade                       2,800          113
    Champion International              2,200          115
    Federal Paper Board                 2,700           96
    International Paper                 3,500          300
    James River                         3,200           88
    Kimberly Clark                      3,600          216
    Mead                                1,600           95
    Minnesota Mining &
      Manufacturing                    12,800          733
    Moore                               4,100           91
    Scott Paper                         3,400          168




    Stone Container*                    3,800           81
    Temple Inland                       1,400           67
    Union Camp                          1,550           90
    Westvaco                            2,100           93
                                                 -----------
                                                     2,625
                                                 -----------
  PETROLEUM REFINING -- 9.8%
    Amerada Hess                        2,100          103
    Amoco                              15,800        1,053
    Ashland Oil                         2,100           74
    Atlantic Richfield                  4,500          494
    Baker Hughes                        4,000           82
    Brunswick                           3,500           60
    Burlington Resources                2,900          107
    Chevron                            19,100          891
    Dresser Industries                  3,900           87
    Enserch                             6,600          113
    Exxon                              34,700        2,450
    Halliburton                         2,600           93
    Helmerich & Payne                   7,000          207
    Kerr-McGee                          1,500           80
    Louisiana Land & Exploration        3,100          124
    Mobil                              11,500        1,104
    Occidental Petroleum                6,900          158
    Oryx Energy*                        8,400          116
    Pennzoil                            1,500           71
    Phillips Petroleum                  5,900          197
    Royal Dutch Petroleum              15,000        1,828
    Santa Fe Energy Resources*         22,000          209
    Schlumberger                        6,400          398
    Texaco                              6,800          446
    Unocal                              6,400          177
    USX Marathon Group                  6,500          128
    USX-U.S. Steel Group                1,900           65

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  PETROLEUM REFINING, (continued)
    Western Atlas*                      2,594      $   115
                                                 -----------
                                                    11,030
                                                 -----------
  PHOTOGRAPHIC EQUIPMENT &
    SUPPLIES -- 0.8%
    Eastman Kodak                       7,100          430
    Polaroid                            2,300           94
    Xerox                               2,800          328
                                                 -----------
                                                       852
                                                 -----------




  PRECIOUS METALS -- 0.7%
    Barrick Gold                       12,000          303
    Echo Bay Mines                     23,200          209
    Homestake Mining                    6,800          112
    Placer Dome                         5,400          141
                                                 -----------
                                                       765
                                                 -----------
  PRINTING & PUBLISHING -- 1.4%
    American Greetings, Cl A            3,200           94
    Deluxe                              2,500           83
    Donnelley R R & Sons                3,200          115
    Dow Jones                           5,600          207
    Gannett                             3,300          179
    Knight-Ridder                       1,500           85
    McGraw-Hill                         1,100           83
    Meredith                            3,800           96
    New York Times, Cl A                3,200           75
    Time Warner                         9,900          408
    Times Mirror, Cl A                  3,100           74
    Times Mirror, Cl C*                   880           19
    Tribune                             1,500           92
                                                 -----------
                                                     1,610
                                                 -----------
  PROFESSIONAL SERVICES -- 0.2%
    Dun & Bradstreet                    3,800          200
                                                 -----------
  RAILROADS -- 1.0%
    Burlington Northern                 2,036          129
    Conrail                             1,800          100
    CSX                                 2,400          180
    Norfolk Southern                    3,100          209
    Santa Fe Pacific                    4,200          107
    Union Pacific                       6,300          349
                                                 -----------
                                                     1,074
                                                 -----------
  RETAIL -- 6.3%
    Albertsons                          6,400          190
    American Stores                     3,200           90
    Bruno's                             9,400          109
    Circuit City Stores                 3,000           95
    Darden Restaurants*                 3,600           39
    Dayton Hudson                       1,600          115
    Dillard Department Stores           2,700           79
    Gap                                 3,300          115
    Giant Food                          3,900          111
    Great Atlantic and Pacific          4,000          106

  * Non-income producing security
    See accompanying notes to financial statements

-----
 34

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  RETAIL, (continued)
    Harcourt General                    2,300      $      97
    Home Depot                         11,866            482
    J.C. Penney                         6,500            312
    K Mart                              9,200            135
    Kroger*                             3,100             83
    Limited                             9,500            209
    Lowe's                              3,500            105
    May Department Stores               6,900            287
    McDonald's                         18,900            739
    Melville                            2,400             82
    Mercantile Stores                   2,200            102
    Nordstrom                           1,800             74
    Pep Boys -- Manny, Moe & Jack       3,226             86
    Price/Costco*                       4,900             80
    Rite Aid                            3,700             95
    Sears Roebuck                      12,100            724
    TJX Companies                       6,700             89
    Toys R US*                          6,500            190
    Wal Mart Stores                    62,300          1,667
    Walgreen                            2,800            140
    Wendy's International               5,900            105
    Winn Dixie Stores                   1,700             98
    Woolworth*                          7,500            113
                                                  -----------
                                                       7,143
                                                  -----------
  RUBBER & PLASTIC -- 0.5%
    Cooper Tire & Rubber                3,000             73
    Goodrich B F                        2,100            113
    Goodyear Tire & Rubber              3,380            139
    Premark International               1,700             88
    Rubbermaid                          6,300            175
                                                  -----------
                                                         588
                                                  -----------
  SEMICONDUCTORS/INSTRUMENTS -- 2.0%
    Advanced Micro Devices*             2,800            102
    AMP                                 4,800            203
    Intel                              23,400          1,481




    National Semiconductor*             4,400            122
    Texas Instruments                   2,600            348
                                                  -----------
                                                       2,256
                                                  -----------
  SHOES -- 0.2%
    Nike, Cl B                          1,700            143
    Reebok International                2,000             68
                                                  -----------
                                                         211
                                                  -----------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  STEEL & STEEL WORKS -- 0.3%
    Bethlehem Steel*                    5,900      $      96
    Nucor                               2,000            107
    Worthington Industries              4,600             94
                                                  -----------
                                                         297
                                                  -----------
  TELEPHONES & TELECOMMUNICATION -- 8.4%
    AT&T                               48,836          2,596
    Airtouch Communications*           24,900            710
    Ameritech                          14,400            634
    Bell Atlantic                      11,400            638
    Bellsouth                          14,700            933
    Cox*                                2,399             46
    GTE                                28,100            959
    MCI Communications                 17,358            382
    NYNEX                              11,000            443
    Pacific Telesis Group              13,700            366
    SBC Telecommunications             17,976            856
    Sprint                             10,800            363
    U S West                           11,900            495
                                                  -----------
                                                       9,421
                                                  -----------
  TRUCKING -- 0.3%
    Cummins Engine                      1,900             83
    Paccar                              1,500             70
    Pittston Services Group             3,700             89
    Roadway Services                    1,300             61
    Ryder System                        1,500             36
                                                  -----------
                                                         339
                                                  -----------
  WHOLESALE -- 0.3%
    Fleming Companies                   4,700            124
    McKesson                              900             42
    Super-Valu                          2,700             79




    Sysco                               4,100            121
                                                  -----------
                                                         366
                                                  -----------
TOTAL COMMON STOCK
      (Cost $92,407,326)                             112,299
                                                  -----------
CONVERTIBLE PREFERRED STOCKS -- 0%
  AIRCRAFT -- 0%
    Teledyne Incorporated $1.20
      Series E*                            37              1
                                                  -----------
    TOTAL CONVERTIBLE PREFERRED
      STOCKS                                               1
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements
                                                                      --------
                                                                            35

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  EQUITY INDEX FUND (concluded)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
REPURCHASE AGREEMENTS -- 0.6%
    Goldman Sachs 6.05%, dated
      06/30/95, matures 07/03/95,
      repurchase price $353,178
      (collateralized by U.S.
      Treasury Note, par value
      $370,000, 4.75%, matures
      08/31/98: market value
      $368,907)                       $   353      $     353
    Sanwa Bank 6.15%, dated
      06/30/95, matures 07/03/95,
      repurchase price $353,181
      (collateralized by U.S.
      Treasury Note, par value
      $350,000, 6.625%, matures
      03/31/97: market value




      $365,825)                           353            353
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
      (Cost $706,000)                                    706
                                                  -----------

TOTAL INVESTMENTS -- 100.4%
    (Cost $93,113,326)                               113,006
                                                  -----------

TOTAL OTHER ASSETS AND
  LIABILITIES, NET -- (0.4%)                            (453)
                                                  -----------

NET ASSETS:
    Portfolio shares ($0.001 par
      value -- 500 million
      authorized) based on 4,731,823
      outstanding shares                              92,048
    Accumulated Net Realized Gain on
      Investments                                        612
    Net Unrealized Appreciation on
      Investments                                     19,893
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $ 112,553
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE                                     $23.79
                                                  -----------
                                                  -----------

  * Non-income producing security
    See accompanying notes to financial statements

-----
 36

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS                               COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  INTERNATIONAL GROWTH FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                             Japan 34%
                             Europe 22%
                             United Kingdom 18%
                             Other Pacific Rim 16%
                             Smaller Markets 7%
                             Cash Equivalents 3%

-----------------------------------------------------------
Description                          Shares     Value (000)
-----------------------------------------------------------
FOREIGN STOCKS -- 95.6%
  ARGENTINA -- 0.5%
    Buenos Aires Embotelladora ADR     4,200      $   106
    Capex GDS*                        12,500          181
    Compania Naviera Perez ADS        36,700          154
    YPF Sociedad Anonima ADS           5,400          103
                                                -----------
                                                      544
                                                -----------
  AUSTRALIA -- 1.3%
    Broken Hill Proprietary          121,770        1,497
                                                -----------

  AUSTRIA -- 0.8%
    Oest Elektrizatswirts Series A     5,047          370
    Vienna International Airport       9,500          505
                                                -----------
                                                      875
                                                -----------
  BELGIUM -- 0.5%
    Kredietbank                        2,600          615
                                                -----------

-----------------------------------------------------------
Description                          Shares     Value (000)
-----------------------------------------------------------
  BRAZIL -- 1.1%
    Compania Vale Rio Doce ADR        10,300      $   395
    Rhodia-Ster GDR                   20,097          281
    Telebras ADR                       9,550          322
    Usiminas ADR                      18,600          205
                                                -----------
                                                    1,203
                                                -----------
  CHILE -- 1.2%
    Madeco ADR                        14,830          426




    Maderas Y Sintecticos Sociedad
      ADR                             17,000          319
    Sociedad Quimica Y Minera ADR     13,161          622
                                                -----------
                                                    1,367
                                                -----------
  COLOMBIA -- 0.5%
    Cementos Diamante GDS             18,800          536
                                                -----------
  ECUADOR -- 0.2%
    La Cemento Nacional GDR              832          200
                                                -----------
  FRANCE -- 5.6%
    AXA                               18,500          999
    Cie de Saint-Gobain                3,100          375
    Imetal SA                          3,887          457
    L'Oreal                            4,800        1,203
    Schneider                         12,800        1,013
    Seita                             35,000        1,052
    Societe Nationale Elf Aquitaine   16,000        1,183
                                                -----------
                                                    6,282
                                                -----------
  GERMANY -- 3.0%
    Bayerische Motoren Werk              863          474
    Mannesmann AG                      4,300        1,315
    Veba AG                            4,000        1,571
                                                -----------
                                                    3,360
                                                -----------
  HONG KONG -- 6.3%
    Amoy Properties                  952,000          837
    China Light & Power              200,000        1,029
    HSBC Holdings                    123,501        1,584
    Hutchison Whampoa                374,000        1,807
    Swire Pacific                    235,000        1,792
                                                -----------
                                                    7,049
                                                -----------
  INDIA -- 1.2%
    Himalayan Fund*                   77,718        1,050
    Himalayan Fund Warrants*           7,243            5
    Indian Opportunities Fund*        29,000          352
                                                -----------
                                                    1,407
                                                -----------

  *Non-income producing security ADR -- American Depository Receipts ADS --
   American Depository Shares GDR -- Global Depository Receipts GDS -- Global Depository Shares IDR -- International Depository Receipts

   See accompanying notes to financial statements                     --------
                                                                            37

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------
-----------------------------------------------------------
  INTERNATIONAL GROWTH FUND (continued)

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  ISRAEL -- 0.7%
    Near East Opportunities Fund*       80,000    $     800
                                                 -----------
  ITALY -- 1.6%
    Rinascente                         162,000          921
    Telecom Italia                     345,000          936
                                                 -----------
                                                      1,857
                                                 -----------
  JAPAN -- 32.9%
    Amano Corporation                   47,000          555
    Asahi Chemical Industries          198,000        1,301
    Asahi Diamond Industrial            43,000          528
    Canon Incorporated                  93,000        1,515
    Daifuku Company Limited             43,000          482
    DDI Corporation                        147        1,180
    Eidensha Limited                    27,000          331
    Enplas                              15,000          301
    Hitachi Limited                    163,000        1,625
    Hitachi Metals                     112,000        1,257
    Honda Motor Company                 79,000        1,212
    Ito Yokado Company                  22,000        1,160
    Itochu Company                     236,000        1,379
    Kamigumi Company                   102,000        1,023
    Kirin Beverage                      35,000          582
    Kuraray Warrants*                      360          117
    Kyocera Corporation                 21,000        1,730
    Mabuchi Motor                        9,000          620
    Marui Company                       67,000        1,067
    Maspro Denkoh                       12,000          241
    Mitsubishi Heavy Industries        254,000        1,727
    Mitsui Fudosan                     101,000        1,157
    Nippon Express                     151,000        1,390
    Nippon System Development           17,000          207
    Nomura Securities                   77,000        1,345
    Organo                              40,000          373




    Riso Kagaku Corporation              6,100          425
    Rohm Company                        37,000        1,913
    Sankyo Company                      61,000        1,418
    Sekisui Warrants*                      155          122
    Shimachu                            17,000          431
    Shin-Etsu Chemical                  83,000        1,459
    Sony Corporation                    24,000        1,153
    Sumitomo Electric                  109,000        1,299
    Sumitomo Forestry                   88,000        1,464
    Sumitomo Trust & Banking           110,000        1,337
    Tochigi Fuji Industrial             41,000          314
    Tokio Marine & Fire Insurance      117,000        1,342
                                                 -----------
                                                     37,082
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  LUXEMBOURG -- 0.5%
    Millicom International*             18,000    $     533
                                                 -----------
  MALAYSIA -- 2.6%
    Arab-Malaysian Merchant Bank       106,000        1,261
    Genting Berhad                     114,000        1,127
    Resorts World Berhad                88,000          516
                                                 -----------
                                                      2,904
                                                 -----------
  NETHERLANDS -- 3.8%
    Elsevier NV                        131,750        1,556
    International Nederlanden           22,700        1,256
    International Nederlanden Rights*   26,500           37
    Koninkijke PTT Nederland*           17,000          611
    Polygram                            14,500          857
                                                 -----------
                                                      4,317
                                                 -----------
  SINGAPORE -- 3.8%
    Development Bank of Singapore       88,000        1,002
    First Capital Corporation          227,000          702
    Jardine Matheson & Company ADR     156,800        1,152
    Singapore Press                     98,400        1,472
                                                 -----------
                                                      4,328
                                                 -----------
  SOUTH AFRICA -- 1.4%
    Iscor*                             106,100          121
    Malbak                              50,000          316
    Murray & Roberts*                   34,500          199
    Safmarine & Rennie Holding Limited  80,000          232
    Sasol                               35,000          336




    South African Brewery               12,000          342
                                                 -----------
                                                      1,546
                                                 -----------
  SOUTH KOREA -- 0.6%
    Korea Preferred Share Fund*         41,000          400
    Seoul Access Trust IDR*                  9          140
    Seoul Excel Trust IDR*                  18          186
                                                 -----------
                                                        726
                                                 -----------
  SPAIN -- 1.7%
    Banco de Santander                  23,000          908
    Fom de Const Y Contratas SA*         5,000          425
    Repsol Petroleum SA                 19,220          605
                                                 -----------
                                                      1,938
                                                 -----------
  SWEDEN -- 1.3%
    Electrolux                          14,900          678
    Stora Kopparbergs Series A          61,000          817
                                                 -----------
                                                      1,495
                                                 -----------
  SWITZERLAND -- 3.7%
    Nestle SA Registered                 1,470        1,531
    Roche Holding                          210        1,354
    Zurich Insurance                     1,010        1,270
                                                 -----------
                                                      4,155
                                                 -----------


         * Non-income producing security
           ADR -- American Depository Receipts
           ADS -- American Depository Shares
           GDR -- Global Depository Receipts
           GDS -- Global Depository Shares
----       IDR -- International Depository Receipts
 38        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

---------------------------------------------------------------
Description                      Shares/Par (000)   Value (000)
---------------------------------------------------------------
  TAIWAN -- 1.1%




    Taiwan Opportunities Fund*        130,000        $   1,197
                                                    -----------

  THAILAND -- 0.2%
    Krung Thai Bank                    42,000              170
                                                    -----------

  UNITED KINGDOM -- 17.5%
    Argyll Group                      170,000              908
    Barratt Development               377,000            1,097
    British Airways                   109,000              714
    British Telecommunications        138,000              860
    BTR Warrants*                     265,000              259
    Dixons Group                      212,000              866
    East Midlands Electricity          76,532              780
    GKN                               102,000            1,039
    Glaxo Wellcome                    106,000            1,300
    Granada Group                     124,000            1,198
    Grand Metropolitan                189,000            1,158
    Ladbroke                          250,000              672
    Lex Service                       119,000              653
    McKenchie                          84,000              567
    NFC                               362,000              926
    Reckitt & Coleman                 118,000            1,244
    Tomkins                           361,000            1,291
    TSB Group                         258,000              992
    Unilever                           72,000            1,458
    Wassall                           168,750              697
    Wolseley                          196,000            1,081
                                                    -----------
                                                        19,760
                                                    -----------

TOTAL FOREIGN STOCKS
    (Cost $102,618,242)                                107,743
                                                    -----------

CONVERTIBLE BONDS -- 0.8%

  JAPAN -- 0.8%
    Daiwa International
      2.000%, 03/31/98                 80,000              954
                                                    -----------

TOTAL CONVERTIBLE BONDS
    (Cost $973,449)                                        954
                                                    -----------

TOTAL INVESTMENTS -- 96.4%
    (Cost $103,591,691)                              $ 108,697
                                                    -----------
                                                    -----------

  *Non-income producing security ADR -- American Depository Receipts ADS --
   American Depository Shares GDR -- Global Depository Receipts GDS -- Global Depository Shares IDR -- International Depository Receipts
   See accompanying notes to financial statements                     --------
                                                                            39

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

------------------------------------------------------------
  BALANCED FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                            Technology 23% Consumer Cyclicals 16% Healthcare 16% Energy 11% Finance 10% Utilities 8% Capital Goods 7% Consumer Staples 6% Basic Materials 2% Transportation 1%


------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
COMMON STOCK -- 60.3%
  AEROSPACE & DEFENSE -- 1.0%
    Loral                              12,000      $   621
                                                 -----------
  BANKS -- 2.0%
    Barnett Banks                      11,000          564
    J P Morgan                         10,000          701
                                                 -----------
                                                     1,265
                                                 -----------
  BEAUTY PRODUCTS -- 0.6%
    Procter & Gamble                    5,275          379
                                                 -----------




  BROADCASTING, NEWSPAPERS &
    ADVERTISING -- 3.2%
    Capital Cities ABC                  6,000          629
    Comcast                            42,522          789
    Tele-Communications, Cl A*         25,200          591
                                                 -----------
                                                     2,009
                                                 -----------
  COMMUNICATION -- 1.3%
    Cisco Systems*                      9,100          460
    Qualcomm Incorporated*             10,000          346
                                                 -----------
                                                       806
                                                 -----------

------------------------------------------------------------
Description                            Shares    Value (000)
------------------------------------------------------------
  COMMUNICATIONS EQUIPMENT -- 3.7%
    Amphenol -- C1 A*                  21,600      $   629
    General Instrument                 10,000          384
    Glenayre Technologies*             16,350          834
    U.S. Robotics*                      4,600          501
                                                 -----------
                                                     2,348
                                                 -----------
  COMPUTERS & SERVICES -- 1.6%
    Hewlett Packard                     7,400          552
    Silicon Graphics*                  12,500          498
                                                 -----------
                                                     1,050
                                                 -----------
  DRUGS -- 6.9%
    American Home Products              5,700          441
    Amgen*                              6,800          547
    Chiron*                             3,767          245
    Glaxo PLC ADR                      30,400          738
    Merck                              11,600          568
    Schering Plough                    13,800          609
    Smith Kline Beecham ADR            16,000          724
    Warner Lambert                      6,150          531
                                                 -----------
                                                     4,403
                                                 -----------
  ELECTRICAL EQUIPMENT -- 1.3%
    Emerson Electric                    5,750          411
    General Electric                    7,000          395
                                                 -----------
                                                       806
                                                 -----------
  ELECTRICAL UTILITIES -- 3.5%
    Central & South West               28,000          735




    Public Service Enterprise Group    26,900          746
    Texas Utilities                    21,900          753
                                                 -----------
                                                     2,234
                                                 -----------
  ENTERTAINMENT -- 2.3%
    Circus Circus Enterprises*         10,000          353
    Walt Disney                         8,500          473
    Mirage Resorts*                    20,000          612
                                                 -----------
                                                     1,438
                                                 -----------
  FINANCIAL SERVICES -- 3.1%
    American Express                   14,200          499
    Chelsea GCA Realty REIT            14,900          402
    Federal National Mortgage
      Association                       7,200          680
    Horizon Outlet Centers REIT        15,500          360
                                                 -----------
                                                     1,941
                                                 -----------
  FOOD, BEVERAGE & TOBACCO -- 2.6%
    Coca Cola                           7,600          484
    Conagra                            12,000          419
    Pepsico                             8,000          365
    Sara Lee                           13,300          379
                                                 -----------
                                                     1,647
                                                 -----------

         * Non-income producing security
           ADR -- American Depository Receipt
           FHLMC -- Federal Home Loan Mortgage Corporation
           GNMA -- Government National Mortgage Association
----       REIT -- Real Estate Investment Trust
 40        See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  HOTELS & LODGING -- 1.5%
    Hilton Hotels                       6,600      $     464
    Promus Companies*                  12,100            472
                                                  -----------
                                                         936




                                                  -----------
  HOUSEHOLD FURNITURE & FIXTURES -- 0.5%
    Masco                              11,800            319
                                                  -----------
  HOUSEHOLD PRODUCTS -- 0.7%
    Gillette                           10,600            473
                                                  -----------
  INSURANCE -- 1.4%
    American International Group        4,000            456
    Chubb                               5,300            425
                                                  -----------
                                                         881
                                                  -----------
  MEASURING DEVICES -- 1.2%
    Honeywell                          17,000            733
                                                  -----------
  MEDICAL PRODUCTS & SERVICES
    -- 0.6%
    Health Management -- Cl A*         13,050            382
                                                  -----------
  MEDICAL SUPPLIES -- 1.9%
    Abbott Laboratories                12,500            506
    Johnson and Johnson                10,600            717
                                                  -----------
                                                       1,223
                                                  -----------
  PAPER & PAPER PRODUCTS -- 0.9%
    Scott Paper                        11,800            584
                                                  -----------
  PETROLEUM REFINING -- 6.7%
    Amoco                               7,500            500
    Atlantic Richfield                  5,875            645
    Baker Hughes                       24,000            492
    Burlington Resources               12,500            461
    Chevron                            10,000            466
    Exxon                              10,300            726
    Mobil                               5,100            490
    Texaco                              7,000            459
                                                  -----------
                                                       4,239
                                                  -----------
  PRINTING & PUBLISHING -- 0.7%
    Time Warner                        10,800            444
                                                  -----------

-------------------------------------------------------------
Description                           Shares      Value (000)
-------------------------------------------------------------
  PROFESSIONAL SERVICES -- 1.5%
    First Data                          7,000      $     398
    Paychex                            15,000            544
                                                  -----------




                                                         942
                                                  -----------
  RAILROADS -- 0.7%
    Conrail                             8,300            462
                                                  -----------
  RESTAURANT -- 0.8%
    McDonald's                         13,100            513
                                                  -----------
  RETAIL -- 0.4%
    Gap                                 7,500            262
                                                  -----------
  SEMI-CONDUCTORS/INSTRUMENTS -- 3.2%
    Intel                              11,200            709
    Lam Research*                       9,909            634
    Linear Technology                  10,000            660
                                                  -----------
                                                       2,003
                                                  -----------
  SERVICES-PREPACKAGED SOFTWARE -- 0.9%
    Oracle Systems*                    15,300            591
                                                  -----------
  TELEPHONES &
    TELECOMMUNICATION -- 3.6%
    ALC Communications*                10,000            451
    Bellsouth                           5,500            349
    LCI International*                 18,000            551
    Mobile Telecommunication*          21,000            576
    SBC Telecommunications              8,000            381
                                                  -----------
                                                       2,308
                                                  -----------
TOTAL COMMON STOCK
    (Cost $32,973,313)                                38,242
                                                  -----------
CONVERTIBLE PREFERRED STOCKS -- 0.6%
  AUTOMOTIVE -- 0.6%
    General Motors, Ser C, 3.25%
      annual rate, convertible to
      1.4078 shares                     6,500            410
                                                  -----------
TOTAL CONVERTIBLE PREFERRED STOCKS
    (Cost $365,290)                                      410
                                                  -----------

  * Non-income producing security
    ADR -- American Depository Receipt FHLMC -- Federal Home Loan Mortgage Corporation GNMA -- Government National Mortgage Association REIT -- Real Estate Investment Trust See accompanying notes to financial statements
                                                                      --------
                                                                            41

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  BALANCED FUND (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
CONVERTIBLE BONDS -- 2.0%
    Browning-Ferris, convertible to
      24.39 shares
      6.250%, 08/15/12                $   425      $     426
    Masco, convertible to 23.364
      shares
      5.250%, 02/15/12                    100             88
    Oryx Energy, convertible to
      25.559 shares
      7.500%, 05/15/14                    400            350
    Time Warner, convertible to
      1.0476 shares
      8.750%, 01/10/15                    396            412
                                                  -----------
TOTAL CONVERTIBLE BONDS
    (Cost $1,327,167)                                  1,276
                                                  -----------
U.S. TREASURY OBLIGATIONS -- 19.8%
  U.S. Treasury Bill
    7.140%, 12/14/95                    1,000            975
  U.S. Treasury Bonds
    7.250%, 05/15/16                      500            531
    7.125%, 02/15/23                      500            527
  U.S. Treasury Notes
    4.625%, 08/15/95                    1,500          1,498
    3.875%, 08/31/95                      500            499
    3.875%, 10/31/95                      500            497
    4.000%, 01/31/96                    1,000            990
    5.875%, 05/31/96                    2,000          2,002
    7.250%, 08/31/96                      500            508
    6.500%, 09/30/96                    2,500          2,521
    6.000%, 12/31/97                      500            501
    5.125%, 03/31/98                      500            490
    6.000%, 10/15/99                      500            500
    6.375%, 01/15/00                      500            507
                                                  -----------
TOTAL U.S. TREASURY OBLIGATIONS




    (Cost $12,551,608)                                12,546
                                                  -----------
U.S. GOVERNMENT AGENCY OBLIGATIONS
  -- 0.8%
  FHLMC
    6.440%, 01/28/00                      500            504
                                                  -----------
TOTAL U.S. GOVERNMENT AGENCY
  OBLIGATIONS
    (Cost $500,000)                                      504
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  BONDS -- 1.7%
  GNMA
    9.000%, 10/15/19                  $   247      $     260
    7.500%, 12/15/22                      799            804
                                                  -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
    (Cost $1,063,499)                                  1,064
                                                  -----------
U.S. AGENCY MORTGAGE-BACKED
  BONDS -- 2.7%
  FHLMC
    6.000%, 05/01/08                      855            828
    5.500%, 11/01/08                      908            864
                                                  -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
    (Cost $1,744,652)                                  1,692
                                                  -----------
CORPORATE OBLIGATIONS -- 6.7%
  Bell Atlantic
    5.470%, 04/27/98                      500            489
  Bellsouth
    7.000%, 02/01/05                      500            510
  Coca Cola
    6.000%, 07/15/03                    1,000            961
  Dayton Hudson
    8.500%, 12/01/22                      500            536
  Ford Motor Credit
    6.375%, 04/15/00                      500            494
    7.500%, 01/15/03                    1,000          1,040
  Merrill Lynch
    7.000%, 04/27/08                      250            246
                                                  -----------
TOTAL CORPORATE OBLIGATIONS
    (Cost $4,248,417)                                  4,276




                                                  -----------
REPURCHASE AGREEMENTS -- 5.8%
    Goldman Sachs 6.05% dated
      06/30/95, matures 07/03/95,
      repurchase price $924,466
      (collateralized by U.S.
      Treasury Note, par value
      $965,000, 4.75%, matures
      08/31/98: market value
      $962,151)                           924            924

         * Non-income producing security
           ADR -- American Depository Receipt
           FHLMC -- Federal Home Loan Mortgage Corporation
           GNMA -- Government National Mortgage Association
----       REIT -- Real Estate Investment Trust
 42        See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  REPURCHASE AGREEMENTS, (continued)
    Republic New York City 6.07% dated 06/30/95, matures 07/03/95, repurchase price $923,467 (collateralized by U.S. Treasury Note, par value $920,000,
      7.50%, matures 12/31/96: market value
      $940,700)                       $   923      $     923
    Sanwa Bank 6.15% dated 06/30/95,
      matures 07/03/95, repurchase
      price $923,473 (collateralized
      by U.S. Treasury Note, par
      value $915,000, 6.625%,
      matures 03/31/97: market value
      $956,241)                           923            923
    Swiss Bank 6.12% dated 06/30/95,
      matures 07/03/95, repurchase
      price $923,471 (collateralized
      by U.S. Treasury Note, par
      value $925,000, 7.875%,
      matures 03/31/96: market value
      $943,130)                           923            923




                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $3,693,000)                                  3,693
                                                  -----------

TOTAL INVESTMENTS -- 100.4%
    (Cost $58,466,946)                                63,703
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- (0.4%)                                         (267)
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      5,524,814 outstanding shares                 $  56,397
    Portfolio Shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      211,863 outstanding shares                       2,158
    Undistributed Net Investment
      Income                                               2
    Accumulated Net Realized Loss on
      Investments                                       (357)
    Net Unrealized Appreciation on
      Investments                                      5,236
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  63,436
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $11.06
                                                  -----------
                                                  -----------
    SERIES B                                          $11.06
                                                  -----------
                                                  -----------

  * Non-income producing security
    ADR -- American Depository Receipt
    FHLMC -- Federal Home Loan Mortgage Corporation
    GNMA -- Government National Mortgage Association
    REIT -- Real Estate Investment Trust

    See accompanying notes to financial statements
                                                                      --------
                                                                            43

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF ASSETS AND LIABILITIES (000)              COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                                                                                       -----------
                                                                                                       INTERNATIONAL
                                                                                                       GROWTH FUND
                                                                                                       -----------

ASSETS:
    Investments at Market Value (Cost $103,591,691)                                                     $ 108,697
    Cash                                                                                                    3,029
    Other Assets                                                                                            1,878
                                                                                                       -----------
      Total Assets                                                                                        113,604
                                                                                                       -----------

LIABILITIES:
    Other Liabilities                                                                                         823
                                                                                                       -----------
      Total Liabilities                                                                                       823
                                                                                                       -----------
NET ASSETS:
    Portfolio Shares--Series A ($0.001 Par Value--25 million authorized) based on
      9,021,890 outstanding shares                                                                      $ 104,794
    Portfolio Shares--Series B ($0.001 Par Value--25 million authorized) based on
      158,405 outstanding shares                                                                            2,039
    Accumulated Net Realized Loss on Investments                                                             (299)
    Accumulated Net Realized Loss on Foreign Currency Transactions                                           (467)
    Net Unrealized Appreciation on Foreign Currency and Translation of Other Assets and Liabilities
     Denominated in Foreign Currencies                                                                        659
    Net Unrealized Appreciation on Investments                                                              5,105
    Undistributed Net Investment Income                                                                       950
                                                                                                       -----------
      TOTAL NET ASSETS                                                                                  $ 112,781
                                                                                                       -----------
                                                                                                       -----------
    NET ASSET VALUE AND REDEMPTION PRICE PER SHARE
         SERIES A                                                                                       $   12.29
                                                                                                       -----------
                                                                                                       -----------
         SERIES B                                                                                       $   12.27
                                                                                                       -----------
                                                                                                       -----------

-----
 44          See accompanying notes to financial statements

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)                          COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                        -----------   -----------   ----------   -----------   ----------
                                          GROWTH         VALUE        EQUITY     INTERNATIONAL  BALANCED
                                        EQUITY FUND   EQUITY FUND   INDEX FUND   GROWTH FUND      FUND
                                        -----------   -----------   ----------   -----------   ----------
INVESTMENT INCOME:
      Dividends                           $   855       $   618      $  2,376      $ 2,218      $  1,949
      Interest                                385            46            86          334           317
      Less: Foreign taxes withheld             --            --            --         (227)           --
                                        -----------   -----------   ----------   -----------   ----------
      Total investment income               1,240           664         2,462        2,325         2,266
                                        -----------   -----------   ----------   -----------   ----------
EXPENSES:
    Investment advisory fees                  580           251           345          919           375
    Waiver of Investment advisory fees       (193)          (51)         (260)         (57)         (134)
    Administrative fees                       193            84           216          287           134
    Waiver of Administrative fees             (70)          (30)          (78)        (103)          (48)
    Transfer agent fees & expenses             25            10            28           45            17
    Custodian fees                             --            --            --           32            --
    Professional fees                          13             6            14           15             9
    Registration & filing fees                 13             5            17           14             7
    Organizational costs                       --            --            --           --             6
    12b-1 fees                                  5            12            --            5             6
    Taxes--other than income                   11             5            13           21             9
    Pricing fees                                9             1             2           13             2
    Miscellaneous                               9             7            18           19            11
                                        -----------   -----------   ----------   -----------   ----------
      Total expenses                          595           300           315        1,210           394
                                        -----------   -----------   ----------   -----------   ----------
Net investment income                         645           364         2,147        1,115         1,872
                                        -----------   -----------   ----------   -----------   ----------
NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
    Net realized gain (loss) from
      security transactions                   308         2,110         3,527        1,400          (155)
    Net realized loss on forward
      foreign currency contracts and
      foreign currency transactions            --            --            --         (351)           --
    Net unrealized appreciation on




      forward foreign currency
      contracts and translation of
      assets and liabilities in
      foreign currency                         --            --            --        1,178            --
    Net unrealized appreciation
      (depreciation) on investments        16,243         2,869        14,303       (3,861)        6,794
                                        -----------   -----------   ----------   -----------   ----------
    Net realized and unrealized gain
      (loss) on investments, forward
      foreign currency contracts and
      foreign currency                     16,551         4,979        17,830       (1,634)        6,639
                                        -----------   -----------   ----------   -----------   ----------
    Net increase (decrease) in net
      assets resulting from operations    $17,196       $ 5,343      $ 19,977      $  (519)     $  8,511
                                        -----------   -----------   ----------   -----------   ----------
                                        -----------   -----------   ----------   -----------   ----------
COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:
    Series A
      (1) Net asset value, offer and
          redemption price                $ 11.18       $ 14.27      $  23.79      $ 12.29      $  11.06
                                        -----------   -----------   ----------   -----------   ----------
                                        -----------   -----------   ----------   -----------   ----------
    Series B
         (1) Net asset value,
             redemption price               11.17         14.29                      12.27         11.06
         (2) Maximum sales charge of
             4.50%                           0.53          0.67                       0.58          0.52
                                        -----------   -----------                -----------   ----------
    Offering price                        $ 11.70       $ 14.96                    $ 12.85      $  11.58
                                        -----------   -----------                -----------   ----------
                                        -----------   -----------                -----------   ----------

  (1) Net asset value per share, as illustrated, is the amount which would be paid upon the redemption or repurchase of shares.
  (2) The offer price is calculated by dividing the net asset value of Series B by 1 minus the maximum sales charge of 4.50%.
      See accompanying notes to financial statements.               ----------
                                                                            45

  For the periods ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)
--------------------------------------------------------------------------------

                                           ------------------
                                                 GROWTH
                                              EQUITY FUND
                                          ------------------
                                            1995       1994
                                          ---------  ---------
OPERATIONS:
  Net investment income                   $     645  $     345
  Net realized gain (loss) from security
    transactions                                308      2,112
  Net realized gain (loss) on forward
    foreign currency contracts and
    foreign currency transactions                --         --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                   --         --
  Net unrealized appreciation
    (depreciation) on investments            16,243     (8,083)
                                          ---------  ---------
  Net increase (decrease) in net assets
    resulting from operations                17,196     (5,626)
                                          ---------  ---------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                   (632)      (329)
    Series B                                    (10)       (14)
  Net realized gains:
    Series A                                     --         --
    Series B                                     --         --
                                          ---------  ---------
      Total dividends distributed              (642)      (343)
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued              28,885     28,410
    Shares issued in lieu of cash
     distributions                              528        256
    Cost of shares repurchased              (19,116)   (21,517)
                                          ---------  ---------
    Increase in net assets from Series A
     transactions                            10,297      7,149
  Series B:




    Proceeds from shares issued                 280      6,201
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                          --         --
    Shares issued in lieu of cash
     distributions                                9         14
    Cost of shares repurchased                 (359)    (9,789)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series B transactions                 (70)    (3,574)
                                          ---------  ---------
Increase in net assets derived from
  capital share transaction                  10,227      3,575
                                          ---------  ---------
      Net increase (decrease) in net
       assets                                26,781     (2,394)
                                          ---------  ---------
NET ASSETS:
  Beginning of period                        66,607     69,001
                                          ---------  ---------
  End of period                           $  93,388  $  66,607
                                          ---------  ---------
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   7,309      6,934
                                          ---------  ---------
  Series A:
    Shares issued                             2,945      2,826
    Shares issued in lieu of cash
     distributions                               54         26
    Shares repurchased                       (1,947)    (2,142)
                                          ---------  ---------
      Total Series A transactions             1,052        710
                                          ---------  ---------
  Series B:
    Shares issued                                29        598
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                          --         --
    Shares issued in lieu of cash
     distributions                                1          1
    Shares repurchased                          (37)      (934)
                                          ---------  ---------
      Total Series B transactions                (7)      (335)
                                          ---------  ---------
Increase in capital share transactions        1,045        375
                                          ---------  ---------
Capital shares outstanding at end of
  period                                      8,354      7,309
                                          ---------  ---------
                                          ---------  ---------

-----
 46                           See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                                                           COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------

                                         ------------------     -------------------     --------------------     ------------------
                                               VALUE                  EQUITY               INTERNATIONAL              BALANCED
                                            EQUITY FUND             INDEX FUND              GROWTH FUND                 FUND
                                         ------------------     -------------------     --------------------     ------------------
                                           1995      1994         1995       1994         1995        1994        1995       1994
                                         --------   -------     --------    -------     --------    --------     -------    -------
OPERATIONS:
  Net investment income                  $    364   $   154     $  2,147    $ 1,932     $  1,115    $    211     $ 1,872    $ 1,393
  Net realized gain (loss) from security
    transactions                            2,110        83        3,527        742        1,400       8,097        (155)       (35)
  Net realized gain (loss) on forward
    foreign currency contracts and
    foreign currency transactions              --        --           --         --         (351)          3          --         --
  Net unrealized appreciation
    (depreciation) on forward foreign
    currency contracts and translation
    of assets and liabilities in
    foreign currencies                         --        --           --         --        1,178        (516)         --         --
  Net unrealized appreciation
    (depreciation) on investments           2,869       (27)      14,303     (2,366)      (3,861)      3,291       6,794     (2,519)
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Net increase (decrease) in net assets
    resulting from operations               5,343       210       19,977        308         (519)     11,086       8,511     (1,161)
                                         --------   -------     --------    -------     --------    --------     -------    -------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                (321)      (138)      (2,147)    (1,932)        (373)       (907)     (1,799)    (1,345)
    Series B                                 (39)       (16)          --         --           (3)        (10)        (71)       (51)
  Net realized gains:
    Series A                                (611)      (354)      (3,652)        (9)      (7,009)     (2,205)       (171)        --
    Series B                                (104)       (94)          --         --         (129)        (26)         (8)        --
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total dividends distributed         (1,075)      (602)      (5,799)    (1,941)      (7,514)     (3,148)     (2,049)    (1,396)
                                         --------   -------     --------    -------     --------    --------     -------    -------
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued             5,102    25,165       31,601     70,028       16,395      98,169      19,859     48,790
    Shares issued in lieu of cash
     distributions                            889       444        5,180      1,277        6,850       3,021       1,818        960
    Cost of shares repurchased            (4,118)   (14,442)     (10,958)   (47,671)     (13,444)    (61,836)     (9,222)   (34,350)
                                         --------   -------     --------    -------     --------    --------     -------    -------
    Increase in net assets from
     Series A transactions                  1,873    11,167       25,823     23,634        9,801      39,354      12,455     15,400
  Series B:
    Proceeds from shares issued               345     1,231           --         --          440       2,342         216      1,803
    Shares issued in connection with
     acquisition of Capstone Cashman




     Farrell Value Fund                        --     3,014           --         --           --          --          --         --
    Shares issued in lieu of cash
     distributions                            139       103           --         --          129          35          79         33
    Cost of shares repurchased            (2,099)    (1,049)          --         --         (486)       (738)       (427)      (162)
                                         --------   -------     --------    -------     --------    --------     -------    -------
    Increase (decrease) in net assets
     from Series B transactions           (1,615)     3,299           --         --           83       1,639        (132)     1,674
                                         --------   -------     --------    -------     --------    --------     -------    -------
Increase in net assets derived from
  capital share transaction                   258    14,466       25,823     23,634        9,884      40,993      12,323     17,074
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Net increase (decrease) in net
       assets                               4,526    14,074       40,001     22,001        1,851      48,931      18,785     14,517
                                         --------   -------     --------    -------     --------    --------     -------    -------
NET ASSETS:
  Beginning of period                      30,185    16,111       72,552     50,551      110,930      61,999      44,651     30,134
                                         --------   -------     --------    -------     --------    --------     -------    -------
  End of period                          $ 34,711   $30,185     $112,553    $72,552     $112,781    $110,930     $63,436    $44,651
                                         --------   -------     --------    -------     --------    --------     -------    -------
                                         --------   -------     --------    -------     --------    --------     -------    -------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                 2,399     1,229        3,532      2,411        8,414       5,294       4,520      2,901
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Series A:
    Shares issued                             390     1,872        1,461      3,292        1,282       7,250       1,956      4,605
    Shares issued in lieu of cash
     distributions                             71        31          254         59          567         228         182         91
    Shares repurchased                      (311)    (1,055)        (515)    (2,230)      (1,088)     (4,482)       (908)    (3,234)
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total Series A transactions             150       848        1,200      1,121          761       2,996       1,230      1,462
                                         --------   -------     --------    -------     --------    --------     -------    -------
  Series B:
    Shares issued                              27        91           --         --           34         177          21        170
    Shares issued in connection with
     acquisition of Capstone Cashman
     Farrell Value Fund                        --       300           --         --           --          --          --         --
    Shares issued in lieu of cash
     distributions                             11         8           --         --           11           3           8          3
    Shares repurchased                      (154)       (77)          --         --          (40)        (56)        (42)       (16)
                                         --------   -------     --------    -------     --------    --------     -------    -------
      Total Series B transactions           (116)       322           --         --            5         124         (13)       157
                                         --------   -------     --------    -------     --------    --------     -------    -------
Increase in capital share transactions         34     1,170        1,200      1,121          766       3,120       1,217      1,619
                                         --------   -------     --------    -------     --------    --------     -------    -------
Capital shares outstanding at end of
  period                                    2,433     2,399        4,732      3,532        9,180       8,414       5,737      4,520
                                         --------   -------     --------    -------     --------    --------     -------    -------
                                         --------   -------     --------    -------     --------    --------     -------    -------



                                                                      --------

  For the periods ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                                     COREFUND EQUITY FUNDS
--------------------------------------------------------------------------------
For a Share Outstanding Throughout the Period

                                                                                                                       Net
                Net Asset                  Realized and      Dividends                        Net                    Assets
---------         Value        Net       Unrealized Gains     from Net    Distributions   Asset Value                  End
GROWTH          Beginning   Investment    or (Losses) on     Investment       from            End        Total      of Period
EQUITY          of Period     Income        Securities         Income     Capital Gains    of Period    Return        (000)
---------       ---------   ----------   -----------------   ----------   -------------   -----------   -------     ---------
 SERIES A
 1995            $  9.11      $ 0.08          $  2.07          $(0.08)            --        $ 11.18      23.71%     $  91,345
 1994               9.95        0.05            (0.84)          (0.05)            --           9.11      (8.01)        64,877
 1993               8.74        0.08             1.21           (0.08)            --           9.95      14.76         63,777
 1992(1)           10.00        0.05            (1.26)          (0.05)            --           8.74     (12.05)+       33,418
 SERIES B
 1995            $  9.10      $ 0.06          $  2.07          $(0.06)            --        $ 11.17      23.44%     $   2,043
 1994               9.95        0.04            (0.85)          (0.04)            --           9.10      (8.13)         1,730
 1993*              9.80        0.03             0.15           (0.03)            --           9.95       1.80+         5,224

---------------
VALUE EQUITY
---------------
 SERIES A
 1995            $ 12.58      $ 0.15          $  1.97          $(0.15)       $ (0.28)       $ 14.27      17.29%     $  31,003
 1994              13.11        0.09            (0.27)          (0.09)         (0.26)         12.58      (1.51)        25,448
 1993              11.22        0.16             1.89           (0.16)            --          13.11      18.31         15,397
 1992              10.33        0.15             0.89           (0.15)            --          11.22       9.98         10,882
 1991              10.31        0.15             0.18           (0.15)         (0.16)         10.33       3.37          5,182
 1990(2)           10.00        0.10             0.31           (0.10)            --          10.31       4.10+         5,154
 SERIES B
 1995            $ 12.60      $ 0.13          $  1.96          $(0.12)       $ (0.28)       $ 14.29      16.96%     $   3,708
 1994              13.12        0.06            (0.26)          (0.06)         (0.26)         12.60      (1.69)         4,737
 1993*             12.49        0.05             0.67           (0.09)            --          13.12       5.77+           714

---------------
EQUITY INDEX
---------------
 SERIES A
 1995            $ 20.54      $ 0.52          $  4.24          $(0.52)       $ (0.99)       $ 23.79      24.45%     $ 112,553
 1994              20.97        0.55            (0.43)          (0.55)            --          20.54       0.55         72,552
 1993              19.22        0.52             1.84           (0.52)         (0.09)         20.97      12.39         50,551
 1992              18.46        0.52             1.80           (0.48)         (1.08)         19.22      12.59         20,166
 1991(3)           19.48        0.03            (0.94)          (0.02)         (0.09)         18.46      (4.64)+       12,117





--------------------------
INTERNATIONAL GROWTH
--------------------------
 SERIES A
 1995            $ 13.18      $ 0.12          $ (0.17)         $(0.04)       $ (0.80)       $ 12.29      (0.21)%    $ 110,838
 1994              11.71        0.12             1.78           (0.12)         (0.31)         13.18      16.28        108,911
 1993              10.52        0.10             1.16           (0.07)            --          11.71      12.06         61,655
 1992              10.10        0.17             0.31              --          (0.06)         10.52       4.90         42,594
 1991              10.75        0.19            (0.44)          (0.27)         (0.13)         10.10      (2.71)        20,582
 1990(4)           10.00        0.11             0.86           (0.09)         (0.13)         10.75       9.74+        13,513
 SERIES B
 1995            $ 13.17      $ 0.09          $ (0.17)         $(0.02)       $ (0.80)       $ 12.27      (0.48)%    $   1,943
 1994              11.71        0.06             1.82           (0.11)         (0.31)         13.17      16.08          2,019
 1993*             10.07        0.05             1.59              --             --          11.71      16.29+           344

-----------
BALANCED
-----------
 SERIES A
 1995            $  9.88      $ 0.35          $  1.21          $(0.35)       $ (0.03)       $ 11.06      16.21%     $  61,092
 1994              10.39        0.35            (0.51)          (0.35)            --           9.88      (1.62)        42,429
 1993(5)           10.00        0.16             0.39           (0.16)            --          10.39       5.52+        29,434
 SERIES B
 1995            $  9.89      $ 0.34          $  1.19          $(0.33)       $ (0.03)       $ 11.06      15.84%     $   2,344
 1994              10.38        0.31            (0.49)          (0.31)            --           9.89      (1.86)         2,222
 1993*             10.00        0.16             0.38           (0.16)            --          10.38       2.50+           701

                                                         Ratio of
                                            Ratio          Net
                              Ratio      of Expenses   Income(Loss)
                 Ratio        of Net     to Average     to Average
---------     of Expenses     Income     Net Assets     Net Assets    Portfolio
GROWTH        to Average    to Average   (Excluding     (Excluding    Turnover
EQUITY        Net Assets    Net Assets    Waivers)       Waivers)       Rate
---------     -----------   ----------   -----------   ------------   --------
 SERIES A
 1995             0.76%         0.84%        1.10%          0.50%        113%
 1994             0.69          0.48         1.11           0.06         127
 1993             0.43          0.85         1.11           0.17         103
 1992(1)          0.14          1.38         1.12           0.40          66
 SERIES B
 1995             1.01%         0.59%        1.35%          0.25%        113%
 1994             0.94          0.23         1.36          (0.19)        127
 1993*            0.80          0.39         1.48          (0.29)        103
------------
VALUE EQUITY
------------
 SERIES A
 1995             0.86%         1.12%        1.10%          0.88%        108%
 1994             0.80          0.73         1.09           0.44          78
 1993             0.71          1.29         1.18           0.82          97




 1992             0.99          1.36         1.63           0.72         117
 1991             1.74          1.53         2.39           0.88          96
 1990(2)          1.76          2.35         2.43           1.68          20
 SERIES B
 1995             1.11%         0.89%        1.35%          0.65%        108%
 1994             1.05          0.48         1.34           0.19          78
 1993*            0.85          0.97         1.32           0.50          97
------------
EQUITY INDEX
------------
 SERIES A
 1995             0.37%         2.48%        0.76%          2.09%         27%
 1994             0.35          2.63         0.75           2.23          13
 1993             0.49          2.82         0.88           2.43           4
 1992             0.57          2.66         1.06           2.17          27
 1991(3)          0.97          1.79         1.20           1.56          --
-------------
INTERNATIONAL
-------------
 SERIES A
 1995             1.05%         0.98%        1.19%          0.84%         59%
 1994             0.99          0.23         1.18           0.04          67
 1993             0.99          1.22         1.28           0.93          59
 1992             0.96          1.67         1.40           1.23          87
 1991             0.99          1.80         1.56           1.23          49
 1990(4)          1.22          2.57         1.99           1.80          20
 SERIES B
 1995             1.30%         0.73%        1.44%          0.59%         59%
 1994             1.24          0.05         1.43          (0.14)         67
 1993*            1.15          1.51         1.44           1.22          59
-----------
BALANCED
-----------
 SERIES A
 1995             0.73%         3.51%        1.07%          3.17%         46%
 1994             0.62          3.46         1.08           3.00          56
 1993(5)          0.45          3.38         1.39           2.45          21
 SERIES B
 1995             0.98%         3.27%        1.32%          2.93%         46%
 1994             0.87          3.21         1.33           2.75          56
 1993*            0.55          5.76         1.48           4.83          21

        + Returns are for the period indicated and have not been annualized.
        * Series B has been offered since January 4, 1993. Balanced has offered Series B since March 16, 1993.
        1 Growth Equity commenced operations on February 3, 1992. All ratios for the period have been annualized.
        2 Value Equity commenced operations on February 6, 1990. All ratios for the period have been annualized.
        3 Equity Index commenced operations on June 1, 1991. All ratios for the period have been annualized.
----    4 International Growth commenced operations on February 12, 1990.
 48       All ratios for the period have been annualized.

        5 Balanced commenced operations on January 4, 1993. All ratios for the period have been annualized.

See accompanying notes to financial statements

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  GOVERNMENT INCOME FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                       U.S. Government Backed Bonds 71%
                       U.S. Treasury Notes 16%
                       U.S. Agency Backed Bonds 10%
                       Cash Equivalents 3%

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. GOVERNMENT MORTGAGE-BACKED
  BONDS -- 70.5%
    GNMA 8.000%, 09/15/22             $    73      $      75
      8.000%, 09/15/09                    983          1,015
      8.000%, 02/15/22                    445            456
      8.000%, 10/15/22                    323            331
      8.000%, 11/15/22                    508            521
      7.000%, 04/15/23                    418            412
      7.500%, 08/15/23                  1,548          1,557
      7.000%, 01/15/24                    981            966
      8.500%, 09/15/24                    989          1,027
      9.500%, 01/15/25                  1,456          1,544
      8.000%, 05/15/25                  1,011          1,036
                                                  -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
  (Cost $8,867,465)                                    8,940
                                                  -----------
U.S. AGENCY MORTGAGE-BACKED BONDS --
  10.2%
    FHLMC
      6.000%, 05/01/08                    420            407
    FNMA
      7.000%, 10/01/22                    898            884




                                                  -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
  (Cost $1,325,364)                                    1,291
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 16.1%
    U.S. Treasury Notes
      6.875%, 10/31/96                $   500      $     507
      6.500%, 05/15/05                  1,500          1,531
                                                  -----------

TOTAL U.S. TREASURY OBLIGATIONS
    (Cost $2,046,294)                                  2,038
                                                  -----------

REPURCHASE AGREEMENT -- 3.1%
    Swiss Bank 6.12%, dated
      06/30/95, matures 07/03/95,
      repurchase price $397,202
      (collateralized by U.S.
      Treasury Note, par value
      $395,000, 7.875%, matures
      06/30/96: market value
      $402,742)                           397            397
                                                  -----------

TOTAL REPURCHASE AGREEMENT
    (Cost $397,000)                                      397
                                                  -----------

TOTAL INVESTMENTS -- 99.9%
    (Cost $12,636,123)                                12,666
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 0.1%                                             13
                                                  -----------

NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      1,149,549 outstanding shares                    11,485
    Portfolio Shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      139,659 outstanding shares                       1,426
    Accumulated Net Realized Loss on




      Investments                                       (260)
    Net Unrealized Appreciation on
      Investments                                         30
    Distributions in Excess of Net
      Investment Income                                   (2)
                                                  -----------

TOTAL NET ASSETS: -- 100.0%                        $  12,679
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                           $9.83
                                                  -----------
                                                  -----------
    SERIES B                                           $9.84
                                                  -----------
                                                  -----------

  FHLMC -- Federal Home Loan Mortgage Corporation
  FNMA -- Federal National Mortgage Association
  GNMA -- Government National Mortgage Association
  See accompanying notes to financial statements
                                                                      --------
                                                                            49

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------
  INTERMEDIATE BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Corporate Bonds 39%
                        U.S. Treasury Notes 28%
                        U.S. Government Backed Bonds 13%
                        Cash Equivalents 10%
                        U.S. Agency Backed Bonds 10%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------




U.S. TREASURY OBLIGATIONS -- 27.7%
    U.S. Treasury Notes
      6.875%, 10/31/96               $ 3,000       $ 3,040
      7.250%, 11/30/96                 3,500         3,565
      7,375%, 11/15/97                 4,000         4,129
      6.250%, 05/31/00                 1,000         1,010
      6.500%, 05/15/05                 4,000         4,085
                                                 -----------
TOTAL U. S. TREASURY OBLIGATIONS
    (Cost $15,640,683)                              15,829
                                                 -----------
U.S. AGENCY OBLIGATION -- 5.2%
    FNMA
      6.260%, 12/22/97                 3,000         2,992
                                                 -----------
TOTAL U.S. AGENCY OBLIGATION
  (Cost $2,872,770)                                  2,992
                                                 -----------
U.S. GOVERNMENT MORTGAGE-BACKED
BONDS -- 13.3%
    GNMA
      9.500%, 09/15/16                    91            97
      9.500%, 12/15/16                    75            79
      9.500%, 06/15/20                    87            93
      8.000%, 07/15/22                   632           648
      8.500%, 08/15/24                 3,462         3,597
      9.000%, 01/15/25                 1,985         2,086
      8.000%, 05/15/25                   979         1,003
                                                 -----------
TOTAL U.S. GOVERNMENT MORTGAGE-
  BACKED BONDS
  (Cost $7,403,774)                                  7,603
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. AGENCY MORTGAGE-BACKED
BONDS -- 4.8%
    FHLMC
      5.500%, 11/01/08               $ 2,297       $ 2,186
    FNMA
      8.000%, 04/01/07                   538           553
                                                 -----------
TOTAL U.S. AGENCY MORTGAGE-BACKED
  BONDS
  (Cost $2,820,339)                                  2,739
                                                 -----------
NON AGENCY MORTGAGE-BACKED BOND -- 3.1%
    Advanta, Ser 93-3, CMO 4.900%,
      10/25/09                         1,836         1,760




                                                 -----------
TOTAL NON AGENCY MORTGAGE-BACKED
  BOND
  (Cost $1,835,528)                                  1,760
                                                 -----------
CORPORATE OBLIGATIONS -- 14.0%
    Associates Corporation of North
      America
      4.730%, 05/06/96                 1,000           989
    Dean Witter Discover
      6.000%, 03/01/98                 1,250         1,241
    Ford Motor Credit
      6.800%, 08/15/97                 1,000         1,013
      6.413%, 09/16/98 (A)             1,250         1,248
    John Deere Capital
      4.625%, 09/02/96                 1,500         1,476
    Merrill Lynch
      5.250%, 10/30/95                   500           499
    Norwest Financial
      6.250%, 02/15/97                 1,500         1,502
                                                 -----------
TOTAL CORPORATE OBLIGATIONS
    (Cost $7,990,734)                                7,968
                                                 -----------
ASSET BACKED SECURITIES -- 22.0%
    American Express Master Trust,
      Ser 94-1 A
      7.150%, 08/15/99                 1,000         1,026
    Daimler-Benz Grantor Trust,
      Ser 93-A A
      3.900%, 10/15/98                   833           820
    Discover Card Master
      Trust I, Ser 94-3 A
      6.253%, 04/16/02 (A)             2,000         2,001
    Ford Credit Grantor Trust,
      Ser 94-A A
      6.350%, 05/15/99                 1,520         1,525
    Premier Auto Trust,
      Ser 95-1 A4
      7.850%, 02/04/98                 2,000         2,054
    Sears Credit Master
      Trust, Ser 95-3 A
      7.000%, 10/15/04                 3,000         3,085

           CMO -- Collateralized Mortgage Obligation FHLMC -- Federal Home Loan Mortgage Corporation FNMA -- Federal National Mortgage Association GNMA -- Government National Mortgage Association (A) Variable Rate Security -- The rate reported on the Statement
----       of Net Assets is the rate in effect on June 30, 1995.
 50        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
ASSET BACKED SECURITIES (continued)
    Standard Credit Card Master
      Trust, Ser 95-6 A
      6.750%, 06/07/00                $ 2,000      $   2,037
                                                  -----------
TOTAL ASSET BACKED SECURITIES
      (Cost $12,313,990)                              12,548
                                                  -----------

REPURCHASE AGREEMENTS -- 9.6%
    HSBC Securities
      5.90%, dated 06/30/95, matures
      07/03/95, repurchase price
      $2,743,348.15
      (collateralized by U.S.
      Treasury Note, par value
      $2,695,000, 7.375%, matures
      11/01/97: market value
      $2,829,531)                       2,742          2,742
    Swiss Bank
      6.12%, dated 06/30/95, matures
      07/03/95, repurchase price
      $2,743,398.42
      (collateralized by U.S.
      Treasury Note, par value
      $2,690,000, 7.375%, matures
      11/15/97: market value
      $2,821,860)                       2,742          2,742
                                                  -----------

TOTAL REPURCHASE AGREEMENTS
    (Cost $5,484,000)                                  5,484
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL INVESTMENTS -- 99.7%
    (Cost $56,361,818)                             $  56,923
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,




  NET 0.3%                                               166
                                                  -----------

NET ASSETS:
    Portfolio shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      5,601,569 outstanding shares                    55,928
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on
      199,308 outstanding shares                       2,529
    Accumulated Net Realized Loss on
      Investments                                     (1,929)
    Net Unrealized Appreciation on
      Investments                                        561
                                                  -----------
TOTAL NET ASSETS: -- 100%                          $  57,089
                                                  -----------
                                                  -----------

NET ASSET VALUE &
  REDEMPTION PRICE PER SHARE
    SERIES A                                           $9.84
                                                  -----------
                                                  -----------
    SERIES B                                           $9.84
                                                  -----------
                                                  -----------

  CMO -- Collateralized Mortgage Obligation
  FHLMC -- Federal Home Loan Mortgage Corporation
  FNMA -- Federal National Mortgage Association
  GNMA -- Government National Mortgage Association
  (A) Variable rate security -- The rate reported on the Statement of Net Assets is the rate in effect on June 30, 1995. See accompanying notes to financial statements --------
                                                                            51

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  INTERMEDIATE MUNICIPAL BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                        General Obligations 43%
                        Revenue Bonds 36%
                        Pre-Refunded Securities 21%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
MUNICIPAL BONDS -- 91.2%
  FLORIDA -- 3.7%
    Jacksonville, Florida Electric
      Authority Revenue Bond,
      Ser 3-A
      5.200%, 10/01/02                $  50        $    51
                                                 -----------
  GEORGIA -- 3.7%
    De Kalb County, Georgia Health
      Facilities Bond, GO
      5.300%, 01/01/03                   50             51
                                                 -----------
  HAWAII -- 3.6%
    Hawaii State, GO
      5.200%, 06/01/04                   50             50
                                                 -----------
  MARYLAND -- 3.6%
    Maryland State Health & Higher
      Educational Facilities
      Authority for Johns Hopkins
      Project
      5.125%, 07/01/03                   50             50
                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  MASSACHUSETTS -- 3.6%
    Massachusetts Bay Transportation
      Authority Revenue Bond, Ser A
      5.300%, 03/01/05                $  50        $    50
                                                 -----------
  MICHIGAN -- 6.9%
    Grand Haven, Michigan Electric
      Revenue Bond (MBIA)
      5.000%, 07/01/04                  100             97
                                                 -----------
  NEW JERSEY -- 3.6%
    Burlington County, New Jersey
      Community Bridge Systems
      Revenue Bond, Callable




      10/01/03 at 101
      5.050%, 10/01/04 CG                50             50
                                                 -----------
  PENNSYLVANIA -- 55.6%
    Allegheny County, Pennsylvania
      Community College Project Ser
      A
      4.375%, 07/15/02 CGIC             100             93
    Allegheny County, Pennsylvania,
      Ser C-33, GO
      7.450%, 02/15/98                   50             53
    Bethlehem Pennsylvania School
      District GO (FGIC)
      4.800%, 09/01/01                   50             49
    Governor Mifflin, Pennsylvania
      School District, GO (AMBAC)
      4.850%, 11/15/01                   50             49
    Luzerne County, Pennsylvania,
      Ser A, GO, Callable 09/15/00
      at 100 (FGIC)
      5.850%, 09/15/02                   50             51
    Pennsylvania State Higher
      Educational Facilities
      Authority Hospital Revenue
      Bond for Thomas Jefferson
      University Project, Pre-
      refunded 01/01/98 at 102
      8.000%, 01/01/18                  100            111

           AMBAC -- American Municipal Bond Assurance Company
           CG -- County Guaranty
           CGIC -- Capital Guaranty Insurance Company
           FGIC -- Financial Guaranty Insurance Company
           MBIA -- Municipal Bond Investors Assurance
----       GO -- General Obligation
 52        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  PENNSYLVANIA, (Continued)
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Pre-refunded 12/01/99 at 102




      (AMBAC)
      7.250%, 12/01/17                $   100       $   113
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Series I, Pre-refunded
      12/01/01 at 102 (FGIC)
      7.150%, 12/01/11                     50            57
    Pittsburgh, Pennsylvania School
      District, Ser A, GO (FGIC)
      4.850%, 09/01/03                    100            96
    Reading, Pennsylvania Parking
      Authority (MBIA)
      4.950%, 11/15/02                     50            50
    Wallenpaupack, Pennsylvania Area
      School District, Ser C, GO,
      Callable 09/01/00 at 100
      (FGIC)
      6.000%, 09/01/03                     50            52
                                                  -----------
  TOTAL PENNSYLVANIA                                    774
                                                  -----------
  TENNESSEE -- 3.7%
    Tennessee State, Ser B, GO
      5.900%, 06/01/98                     50            52
                                                  -----------
  WISCONSIN -- 3.2%
    Wisconsin State Transportation,
      Ser A
      5.000%, 07/01/01                     45            45
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL MUNICIPAL BONDS
  (Cost $1,285,772)                                 $ 1,270
                                                  -----------
  TOTAL INVESTMENTS -- 91.2%
    (Cost $1,285,772)                               $ 1,270
                                                  -----------
                                                  -----------

  AMBAC -- American Municipal Bond Assurance Company CG -- County Guaranty CGIC -- Capital Guaranty Insurance Company FGIC -- Financial Guaranty Insurance Company MBIA -- Municipal Bond Investors Assurance GO -- General Obligation
  See accompanying notes to financial statements                      --------
                                                                            53

  As of June 30, 1995
--------------------------------------------------------------------------------
  SCHEDULE OF INVESTMENTS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  GLOBAL BOND FUND

                                    [GRAPH]

                       % of Total Portfolio Investments

                                United States 24%
                                Germany 19%
                                France 18%
                                Denmark 10%
                                United Kingdom 9%
                                New Zealand 6%
                                Australia 5%
                                Netherlands 5%
                                Other 4%



------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
FOREIGN BONDS -- 64.6%
  AUSTRALIA -- 4.5%
    Australian Government
      6.250%, 03/15/99               $ 1,858      $   1,231
                                                 -----------
  DENMARK -- 8.8%
    Kingdom of Denmark
      8.000%, 05/15/03                10,958          1,974
      8.000%, 03/15/06                 2,350            415
                                                 -----------
                                                      2,389
                                                 -----------
  FRANCE -- 15.6%
    Electric de France
      7.500%, 05/11/12                 5,950          1,151
    Government of France OAT
      7.500%, 04/25/05                 6,228          1,273
    Kansai Electric Power
      7.000%, 08/04/03                 2,700            533
    Republic of Portugal
      7.700%, 06/07/05                 6,210          1,256
                                                 -----------
                                                      4,213




                                                 -----------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  GERMANY -- 16.3%
    Bundesrepublic
      7.375%, 01/03/05               $ 5,205      $   3,844
    World Bank
      7.125%, 04/12/05                   800            576
                                                 -----------
                                                      4,420
                                                 -----------
  IRELAND -- 2.2%
    Government of Ireland
      9.250%, 07/11/03                   356            598
                                                 -----------
  NETHERLANDS -- 4.5%
    Kingdom of Netherlands
      8.250%, 09/15/07                 1,546          1,078
      7.500%, 01/15/23                   215            138
                                                 -----------
                                                      1,216
                                                 -----------
  NEW ZEALAND -- 4.9%
    Government of New Zealand
      10.000%, 07/15/97                1,901          1,313
                                                 -----------
  UNITED KINGDOM -- 7.8%
    European Investment Bank
      10.375%, 11/22/04                  420            732
    United Kingdom Treasury
      9.000%, 07/12/11                   830          1,372
                                                 -----------
                                                      2,104
                                                 -----------
TOTAL FOREIGN BONDS
    (Cost $16,762,082)                               17,484
                                                 -----------
FOREIGN CURRENCY OPTIONS -- 0.5%
  UNITED STATES -- 0.5%
    Deutsche Mark Put
      09/20/95                         5,000            134
                                                 -----------
TOTAL FOREIGN CURRENCY OPTIONS
  (Cost $137,000)                                       134
                                                 -----------
U. S. TREASURY OBLIGATIONS -- 20.3%
  UNITED STATES -- 20.3%
    U.S. Treasury Notes
      8.625%, 10/15/95                   870            877
      6.125%, 05/31/97                 1,790          1,798




      6.875%, 07/31/99                 1,180          1,217
      7.750%, 11/30/99                 1,510          1,612
                                                 -----------
TOTAL U. S. TREASURY OBLIGATIONS
    (Cost $5,367,698)                                 5,504
                                                 -----------
TOTAL INVESTMENTS -- 85.4%
    (Cost $22,266,780)                            $  23,122
                                                 -----------
                                                 -----------

-----
 54        See accompanying notes to financial statements

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  PENNSYLVANIA MUNICIPAL BOND FUND

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 98.4%
  PENNSYLVANIA -- 98.4%
    Allegheny County, Pennsylvania
      Hospital Development
      Authority Revenue Bond,
      Callable 11/01/02
      at 102 (MBIA)
      6.000%, 11/01/12                $    25       $    25
    Allegheny County, Pennsylvania
      Redevelopment Authority Home
      Improvement Loan-Impac
      XIV-A, Callable 02/01/04
      at 102 (FHA)
      5.700%, 02/01/07                     15            15
    Allegheny County, Pennsylvania
      Sanitation Authority Sewer
      Revenue Bond, Ser B,
      Callable 06/01/99
      at 100 (FGIC)
      7.450%, 12/01/09                    130           144
    Allegheny County, Pennsylvania,
      Ser C-43, GO, Callable




      09/15/04 at 100 (MBIA)
      5.875%, 09/15/10                     60            61
      5.875%, 09/15/13                    100           100
    Bedford, Pennsylvania, Bedford
      Area School District, Ser A,
      GO, Callable 04/15/04 at
      100 (MBIA)
      6.200%, 04/15/24                     25            25
    Berks County, Pennsylvania,
      Reading Hospital & Medical
      Center Project Revenue
      Bond, Ser B, Callable
      10/01/04 at 102 (MBIA)
      5.600%, 10/01/06                     65            65
    Center City District,
      Pennsylvania Business
      Improvement Assessment,
      Callable 12/01/07 at 100
      (AMBAC)
      5.600%, 12/01/08                     60            60
    Crawford, Pennsylvania
      Central School District,
      GO (FGIC)
      7.000%, 02/15/05                    100           112

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
    Dover Township, Pennsylvania
      Sewer Authority
      Revenue Bond
      6.250%, 05/01/12                $    20       $    21
    Elizabeth Forward School
      District, Pennsylvania,
      Ser A, GO, Callable
      09/01/02 at 100 (MBIA)
      6.000%, 09/01/09                     35            36
    Lehigh County, Pennsylvania
      Industrial Development
      Authority Pollution Control
      Revenue Bond for Pennsylvania
      Power and Light Project, Ser A,
      Callable 11/01/02
      at 102 (MBIA)
      6.400%, 11/01/21                     25            26
    Lower Merion Township,
      Pennsylvania, GO, Callable
      08/01/02 at 100
      5.625%, 08/01/05                    100           102
    Manheim, Pennsylvania,
      Manheim Central School
      District, GO, Callable




      05/15/04 at 100 (FGIC)
      6.100%, 05/15/14                    100           101
    North Penn, Pennsylvania Water
      Authority Revenue Bond,
      Callable 11/01/02 at
      101 (FGIC)
      5.800%, 11/01/05                     90            93
      6.200%, 11/01/22                     25            25
    North Wales, Pennsylvania Water
      Authority Revenue Bond,
      Callable 11/01/04 at
      100 (FGIC)
      6.750%, 11/01/10                    100           107
      5.600%, 11/01/20                     20            19
    Pennsylvania State Convention
      Center Authority Revenue
      Bond, Ser A (FGIC)
      6.700%, 09/01/16                     75            84
    Pennsylvania State Higher
      Education Facilities Authority
      for Health Services, Ser A,
      Callable 01/01/04 at 102
      6.000%, 01/01/10                    100           101

  AMBAC -- American Municipal Bond Assurance Company FGIC -- Financial Guaranty Insurance Company FHA -- Federal Housing Agency FNMA -- Federal National Mortgage Association MBIA -- Municipal Bond Investors Assurance GO -- General Obligation
  See accompanying notes to financial statements                      --------
                                                                            55

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  PENNSYLVANIA MUNICIPAL BOND FUND (Cont.)

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    Pennsylvania State Higher
      Education Facilities
      Authority for




      University of Pennsylvania,
      Ser B
      5.850%, 09/01/13                   $ 100      $    99
    Pennsylvania State Higher
      Education Thomas Jefferson
      University, Ser A,
      Callable 07/01/99 at 102
      6.000%, 07/01/19                     150          147
    Pennsylvania State Housing
      Finance Agency Revenue
      Bond, Callable 07/01/02
      at 102 (FNMA)
      6.400%, 07/01/12                     300          301
    Pennsylvania State Industrial
      Development Authority,
      (AMBAC)
      6.000%, 01/01/05                      25           26
    Pennsylvania State Industrial
      Development Authority,
      Callable 01/01/04 at
      102 (AMBAC)
      6.000%, 01/01/12                     100          101
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Ser O, Callable 12/01/02
      at 102 (FGIC)
      5.900%, 12/01/08                     125          127
    Pennsylvania State Turnpike
      Commission Revenue Bond,
      Ser P
      5.800%, 12/01/06                      75           77
    Pennsylvania State University,
      Callable 03/01/04 at 100
      6.150%, 03/01/05                      40           42
    Pennsylvania State, GO
      6.000%, 07/01/05                      25           26
    Pennsylvania State,
      Ser 2, GO
      6.250%, 07/01/11                      60           63

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    Pittsburgh, Pennsylvania
      University of Pittsburgh Higher
      Education University Capital
      Improvements, Ser A, Callable
      06/01/02 at 102 (MBIA)
      6.125%, 06/01/21                   $ 115      $   117
    Pittsburgh, Pennsylvania, Ser D,
      GO, Callable 09/01/02 at 102
      (AMBAC)




      6.125%, 09/01/17                      25           25
    York, Pennsylvania, York City
      School District, GO, Callable
      03/01/03 at 100 (FGIC)
      5.600%, 03/01/07                      75           75
                                                  -----------
TOTAL MUNICIPAL BONDS
    (Cost $2,488,122)                                 2,548
                                                  -----------
TOTAL INVESTMENTS -- 98.4%
    (Cost $2,488,122)                                 2,548
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 1.6%                                            41
                                                  -----------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on 223,677
      outstanding shares                              2,228
    Portfolio shares -- Series B ($0.001 par value -- 100 million authorized)
      based on 31,188
      outstanding shares                                313
    Accumulated Net Realized Loss on
      Investments                                       (12)
    Net Unrealized Appreciation on
      Investments                                        60
                                                  -----------
TOTAL NET ASSETS: -- 100.0%                         $ 2,589
                                                  -----------
                                                  -----------
NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                        $ 10.16
                                                  -----------
                                                  -----------
    SERIES B                                        $ 10.16
                                                  -----------
                                                  -----------

           AMBAC -- American Municipal Bond Assurance Company FGIC -- Financial Guaranty Insurance Company
           FHA -- Federal Housing Agency
           FNMA -- Federal National Mortgage Association
           MBIA -- Municipal Bond Investors Assurance
----       GO -- General Obligation
 56        See accompanying notes to financial statements

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS

--------------------------------------------------------------------------------

-----------------------------------------------------------
  NEW JERSEY MUNICIPAL BOND FUND

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 97.3%
  NEW JERSEY -- 97.3%
    Atlantic County, New Jersey,
      GO, (MBIA)
      6.000%, 01/01/11                   $  55      $    56
    Bayonne, New Jersey, GO,
      Callable 05/01/05 at 100 (FGIC)
      5.900%, 05/01/08                     175          179
    Cherry Hill Township, New
      Jersey, GO, Callable 06/01/02 at
      102
      5.900%, 06/01/05                      50           52
    Cinnaminson Township, New Jersey
      Cinnaminson Township School
      District GO, Callable 07/15/04
      at 100, (MBIA)
      5.800%, 07/15/05                      55           57
    Flemington-Raritan, New Jersey
      Regional School District GO,
      Callable 05/01/04 at 102
      5.700%, 05/01/06                      50           51
    Gloucester County, New Jersey
      Improvement Authority Revenue
      Bond, Callable 04/01/05 at 100
      5.800%, 04/01/06                      20           20
    Mercer County, New Jersey
      Improvement Authority Revenue
      Bond
      5.400%, 12/01/05                      50           51
    Monmouth County, New Jersey
      Improvement Authority Revenue
      Bond
      6.625%, 12/01/05                      40           43

-------------------------------------------------------------
Description                            Par (000)  Value (000)
-------------------------------------------------------------
    New Jersey Health Care Facilities
      Finance Authority Revenue
      Bond for Bridgeton Hospital
      Association, Ser B




      6.000%, 07/01/13                   $  50      $    51
    New Jersey Health Care Facilities
      Finance Authority Revenue
      Bond for Burlington County
      Memorial Hospital Project
      6.000%, 07/01/12                      50           51
    New Jersey State Economic
      Development Authority
      Revenue Bond for Peddie
      School Project, Ser A
      5.400%, 02/01/06                      50           50
    New Jersey State Economic
      Development Authority Revenue
      Bond for Rutgers State
      University -- Civic Square
      (AMBAC)
      6.125%, 07/01/24                      55           56
    New Jersey State, GO
      5.500%, 02/15/04                     230          236
    New York & New Jersey States
      Port Authority Revenue Bond,
      Eighty-First Series
      5.700%, 08/01/07                      50           51
    North Brunswick Township,
      New Jersey, GO
      6.125%, 05/15/04                      45           48
      6.300%, 02/01/12                     150          155
    North Jersey District Water
      Supply Revenue Bond for
      Wanaque South Project,
      Callable 07/01/03 at 102
      (MBIA)
      6.000%, 07/01/21                      50           50
    Secaucus, New Jersey Sewer
      Revenue Authority Bond,
      Ser A
      6.100%, 12/01/10                      60           63

  AMBAC -- American Municipal Bond Assurance Company
  FGIC -- Financial Guaranty Insurance Company
  GO -- General Obligation
  MBIA -- Municipal Bond Investors Assurance
  See accompanying notes to financial statements                      --------
                                                                            57

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  NEW JERSEY MUNICIPAL BOND FUND (Cont.)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
    South Monmouth, New Jersey
      Sewer Authority Revenue Bond,
      Callable 01/15/04 at 102
      (MBIA)
      5.550%, 01/15/06                $    50       $    51

    Teaneck Township, New Jersey
      Board of Education, GO
      5.750%, 07/01/13                     55            54

    West Windsor Township, New
      Jersey Parking Authority
      Revenue Bond, Callable
      12/01/04 at 102
      6.100%, 12/01/12                     50            51
    Winslow Township, New Jersey,
      GO (AMBAC)
      5.950%, 12/01/16                     55            55
                                                  -----------

TOTAL MUNICIPAL BONDS
  (Cost $1,500,935)                                   1,531
                                                  -----------
TOTAL INVESTMENTS -- 97.3%
  (Cost $1,500,935)                                 $ 1,531
                                                  -----------

-------------------------------------------------------------
Description                                       Value (000)
-------------------------------------------------------------
TOTAL OTHER ASSETS AND LIABILITIES --
  NET 2.7%                                          $    43
                                                  -----------

NET ASSETS:

    Portfolio Shares -- Series A ($0.001 par value -- 100 million authorized)
      based on
      153,170 outstanding shares                      1,516

    Portfolio Shares -- Series B
      ($0.001 par value -- 100




      million authorized) based on
      2,351 outstanding shares                           24

    Accumulated Net Realized Gain on
      Investments                                         4

    Net Unrealized Appreciation on
      Investments                                        30
                                                  -----------

TOTAL NET ASSETS: -- 100.0%                         $ 1,574
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE

    SERIES A                                        $ 10.12
                                                  -----------
                                                  -----------

    SERIES B                                        $ 10.12
                                                  -----------
                                                  -----------

           AMBAC -- American Municipal Bond Assurance Company
           FGIC -- Financial Guaranty Insurance Company
           GO -- General Obligation
----       MBIA -- Municipal Bond Investors Assurance
 58        See accompanying notes to financial statements

  As of June 30, 1995

------------------------------------------------------------------------------
  STATEMENT OF ASSETS AND LIABILITIES (000)        COREFUND FIXED INCOME FUNDS
------------------------------------------------------------------------------

                                          ---------------
                                            INTERMEDIATE
                                             MUNICIPAL
                                             BOND FUND
                                          ---------------
ASSETS:
    Investments at Market Value (Cost
     $1,285,772)                             $    1,270
    Receivable -- Investment Securities




     Sold                                            77
    Cash                                             12
    Other Assets                                     25
                                          ----------------
      Total Assets                                1,384
                                          ----------------
LIABILITIES:
    Other Liabilities                                 8
                                          ----------------
      Total Liabilities                               8
                                          ----------------
NET ASSETS:
    Portfolio Shares -- Series A ($0.001 Par Value -- 100 million authorized)
     based on 37,105
     outstanding shares                             406
    Portfolio Shares -- Series B ($0.001
     Par Value -- 100 million
     authorized) based on 104,526
     outstanding shares                           1,079
    Accumulated Net Realized Loss on
     Investments                                    (76)
    Net Unrealized Loss on Investments              (17)
                                          ----------------
      TOTAL NET ASSETS                       $    1,392
                                          ----------------
                                          ----------------
    NET ASSET VALUE REDEMPTION PRICE PER
     SHARE
         SERIES A                            $     9.83
                                          ----------------
                                          ----------------
         SERIES B                            $     9.83
                                          ----------------
                                          ----------------

                                          --------------
                                              GLOBAL
                                            BOND FUND
                                          --------------
ASSETS:
    Investments at Market Value (Cost
     $22,266,780)                           $   23,122
    Cash                                         3,511
    Foreign Currency (Cost $304,586)               305
    Interest Receivable                            502
    Other Assets                                    12
                                          --------------
      Total Assets                              27,452
                                          --------------
LIABILITIES:
    Other Liabilities                              384
                                          --------------
      Total Liabilities                            384




                                          --------------
NET ASSETS:
    Portfolio Shares--Series A ($0.001
     Par Value--25 million authorized)
     based on 2,796,181 outstanding
     shares                                     27,872
    Portfolio Shares--Series B ($0.001
     Par Value--25 million authorized)
     based on 17,704 outstanding shares            176
    Accumulated Net Realized Loss on
     Investments                                (1,203)
    Accumulated Net Realized Loss on
     Foreign Currency Transactions              (2,052)
    Net Unrealized Depreciation on
     Foreign Currency and Translation
     of Other Assets and Liabilities
     Denominated in Foreign Currencies             (94)
    Net Unrealized Appreciation on
     Investments                                   855
    Undistributed Net Investment Income          1,514
                                          --------------
      TOTAL NET ASSETS                      $   27,068
                                          --------------
                                          --------------
    NET ASSET VALUE AND REDEMPTION PRICE
     PER SHARE
         SERIES A                           $     9.62
                                          --------------
                                          --------------
         SERIES B                           $     9.61
                                          --------------
                                          --------------


  See accompanying notes to financial statements                    --------
                                                                          59

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)
--------------------------------------------------------------------------------

                                           -------------   --------------
                                            GOVERNMENT      INTERMEDIATE
                                            INCOME FUND      BOND FUND
                                           -------------   --------------
INVESTMENT INCOME:
      Interest                                $   802         $  3,673
                                           -------------   --------------

EXPENSES:
      Investment advisory fees                     56              290
      Waiver of Investment advisory fees          (34)             (87)
      Administrative fees                          28              145
      Waiver of Administrative fees               (10)             (52)
      Transfer agent fees                           4               19
      Custodian fees                               --               --
      Professional fees                             2               10
      Registration & filing fees                    9                5
      Organizational costs                          6               --
      12b-1 fees                                    3               16
      Taxes--other than income                      2                3
      Pricing fees                                 --                7
      Miscellaneous                                 4                6
                                           -------------   --------------
           Total expenses                          70              362
                                           -------------   --------------
Net investment income                             732            3,311
                                           -------------   --------------

NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
      Net realized gain (loss) from
         security transactions                   (213)            (738)
      Net realized loss on forward
         foreign currency contracts and
         foreign currency transactions             --               --
      Net unrealized appreciation on
         forward foreign currency
         contracts and translations of
         assets and liabilities in
         foreign currency                          --               --
      Net unrealized appreciation on
         investments                              611            1,857
                                           -------------   --------------





      Net realized and unrealized gain
         on investments                           398            1,119
                                           -------------   --------------
      Net increase in net assets
         resulting from operations            $ 1,130         $  4,430
                                           -------------   --------------
                                           -------------   --------------

COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:

      SERIES A:
           (1) Net asset value, offer
               and redemption price           $  9.83         $   9.84
                                           -------------   --------------
                                           -------------   --------------

      SERIES B:
           (1) Net asset value,
               redemption price                  9.84             9.84
           (2) Maximum sales charge
               4.50%                             0.46             0.46
                                           -------------   --------------
            Offering Price                    $ 10.30         $  10.30
                                           -------------   --------------
                                           -------------   --------------

(1) Net asset value per share, as illustrated, is the amount which would be paid upon the redemption or repurchase of shares.

(2) The offer price is calculated by dividing the net asset value of Series B by 1 minus the maximum sales charge of 4.50%. Amounts designated as '--' are either $0 or have been rounded to $0.

See accompanying notes to financial statements

-----
 60

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

                                             -------------------    ----------    --------------    -----------
                                                                                  PENNSYLVANIA      NEW JERSEY
                                                INTERMEDIATE          GLOBAL        MUNICIPAL        MUNICIPAL
                                             MUNICIPAL BOND FUND    BOND FUND       BOND FUND        BOND FUND
                                             -------------------    ----------    --------------    -----------




INVESTMENT INCOME:
      Interest                                $    87           $  1,937         $  124          $    91
                                             --------          ----------       -------        -----------

EXPENSES:
      Investment advisory fees                      9                155             11                8
      Waiver of Investment advisory fees           (7)               (78)           (11)              (8)
      Administrative fees                           5                 65              5                4
      Waiver of Administrative fees                (2)               (23)            (5)              (4)
      Transfer agent fees                           1                 15              1                1
      Custodian fees                               --                  2             --               --
      Professional fees                            --                  7              1               --
      Registration & filing fees                    2                  3              2                2
      Organizational costs                          6                  1              3                2
      12b-1 fees                                    3                 --             --               --
      Taxes--other than income                     --                  8              1               --
      Pricing fees                                 --                  4             --               --
      Miscellaneous                                 1                  6              1                2
                                             --------          ----------       -------        -----------
           Total expenses                          18                165              9                7
                                             --------          ----------       -------        -----------
Net investment income                              69              1,772            115               84
                                             --------          ----------       -------        -----------

NET REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS, FORWARD FOREIGN
  CURRENCY CONTRACTS AND FOREIGN
  CURRENCY:
      Net realized gain (loss) from
         security transactions                    (57)             1,044            (12)               4
      Net realized loss on forward
         foreign currency contracts and
         foreign currency transactions             --             (1,224)            --               --
      Net unrealized appreciation on
         forward foreign currency
         contracts and translations of
         assets and liabilities in
         foreign currency                          --                344             --               --
      Net unrealized appreciation on
         investments                               70                503             64               40
                                             --------          ----------       -------        -----------

      Net realized and unrealized gain
         on investments                            13                667             52               44
                                             --------          ----------       -------        -----------

      Net increase in net assets
         resulting from operations            $    82           $  2,439         $  167          $   128
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

COMPUTATION OF NET ASSET VALUE AND
  OFFERING PRICE--JUNE 30, 1995:





      SERIES A:
           (1) Net asset value, offer and
               redemption price               $  9.83           $   9.62         $10.16          $ 10.12
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

      SERIES B:
           (1) Net asset value, redemption
               price                             9.83               9.61          10.16            10.12
           (2) Maximum sales charge 4.50%        0.46               0.45           0.48             0.48
                                             --------          ----------       -------        -----------
            Offering Price                    $ 10.29           $  10.06         $10.64          $ 10.60
                                             --------          ----------       -------        -----------
                                             --------          ----------       -------        -----------

                                                                      --------
                                                                            61

  For the periods ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)

                                          --------------------
                                               GOVERNMENT
                                              INCOME FUND
                                          --------------------
                                            1995       1994
                                          ---------  ---------
OPERATIONS:
  Net investment income                   $     732  $     486
  Net realized gain (loss) from security
    transactions                               (213)       (34)
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                        --     --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                   --     --
  Net unrealized appreciation
    (depreciation) on investments               611       (655)
                                          ---------  ---------
  Net increase (decrease) in net assets
    resulting from operations                 1,130       (203)
                                          ---------  ---------
DIVIDENDS DISTRIBUTED FROM:




  Net investment income:
    Series A                                   (648)      (439)
    Series B                                    (86)       (47)
  Net realized gains:
    Series A                                     (1)       (38)
    Series B                                     --         (5)
  Dividends in excess of net realized gains:
    Series A                                     --     --
    Series B                                     --     --
                                          ---------  ---------
        Total dividends distributed            (735)      (529)
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued               3,952      4,302
    Shares issued in lieu of cash
     distributions                              268        135
    Cost of shares repurchased               (2,353)    (1,039)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series A transactions               1,867      3,398
                                          ---------  ---------
  Series B:
    Proceeds from shares issued                 170      1,556
    Shares issued in lieu of cash
     distributions                               72         38
    Cost of shares repurchased                 (450)      (159)
                                          ---------  ---------
    Increase (decrease) in net assets
     from Series B transactions                (208)     1,435
                                          ---------  ---------
Increase (decrease) in net assets
  derived from capital share
  transactions                                1,659      4,833
                                          ---------  ---------
        Net increase (decrease) in net
        assets                                2,054      4,101
                                          ---------  ---------
NET ASSETS:
  Beginning of period                        10,625      6,524
                                          ---------  ---------
  End of period                           $  12,679  $  10,625
                                          ---------  ---------
                                          ---------  ---------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   1,116        641
                                          ---------  ---------
  Series A:
    Shares issued                               415        425
    Shares issued in lieu of cash
     distributions                               28         13
    Shares repurchased                         (248)      (105)
                                          ---------  ---------




        Total Series A transactions             195        333
                                          ---------  ---------
  Series B:
    Shares issued                                18        154
    Shares issued in lieu of cash
     distributions                                8          4
    Shares repurchased                          (47)       (16)
                                          ---------  ---------
        Total Series B transactions             (22)       142
                                          ---------  ---------
Increase (decrease) derived from capital
  share transaction                             173        475
                                          ---------  ---------
Capital shares outstanding at end of
  period                                      1,289      1,116
                                          ---------  ---------
                                          ---------  ---------

        (1) Global Bond Fund commenced operations December 15, 1993.
----    (2) Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds
 62         commenced operations May 16, 1994.

        See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                           COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------

                                             --------------------               --------------------          -------------
                                                                                    INTERMEDIATE
                                                 INTERMEDIATE                        MUNICIPAL                   GLOBAL
                                                  BOND FUND                          BOND FUND                BOND FUND(1)
                                             --------------------               --------------------          -------------
                                            1995             1994              1995             1994              1995
                                        -------------    -------------     -------------    -------------     -------------
OPERATIONS:
  Net investment income                    $ 3,311          $ 2,468           $    69          $   102           $ 1,772
  Net realized gain (loss) from security
    transactions                              (738)            (824)              (57)          (2,247)            1,044
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                   --               --                --               --                (1,224)
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                              --               --                --               --                   344
  Net unrealized appreciation
    (depreciation) on investments            1,857           (1,870)               70             (106)              503
                                        -------------    -------------         ------           ------        -------------




  Net increase (decrease) in net assets
    resulting from operations                4,430             (226)               82              (23)            2,439
                                        -------------    -------------         ------           ------        -------------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                (2,981)          (2,115)              (27)             (68)             (845)
    Series B                                  (331)            (347)              (42)             (34)               (5)
  Net realized gains:
    Series A                                    (9)            (172)           --               --                --
    Series B                                    (2)             (32)           --               --                --
  Dividends in excess of net realized gains:
    Series A                                --                 (301)           --               --                --
    Series B                                --                  (55)           --               --                --
                                        -------------    -------------         ------           ------        -------------
        Total dividends distributed         (3,323)          (3,022)              (69)            (102)             (850)

CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued             17,116           22,755            --                  439               327
    Shares issued in lieu of cash
     distributions                           2,752            2,358                10               15               564
    Cost of shares repurchased             (14,254)         (18,757)             (732)          (1,317)             (529)
                                        -------------    -------------         ------           ------        -------------
    Increase (decrease) in net assets
     from Series A transactions              5,614            6,356              (722)            (863)              362
                                        -------------    -------------         ------           ------        -------------
  Series B:
    Proceeds from shares issued                 62            4,089                76            1,474                76
    Shares issued in lieu of cash
     distributions                             325              386                33               23                 4
    Cost of shares repurchased              (7,763)            (283)             (407)            (285)              (87)
                                        -------------    -------------         ------           ------        -------------
    Increase (decrease) in net assets
     from Series B transactions             (7,376)           4,192              (298)           1,212                (7)
                                        -------------    -------------         ------           ------        -------------
Increase (decrease) in net assets
  derived from capital share
  transactions                              (1,762)          10,548            (1,020)             349               355
                                        -------------    -------------         ------           ------        -------------
        Net increase (decrease) in net
        assets                                (655)           7,300            (1,007)             224             1,944
                                        -------------    -------------         ------           ------        -------------
NET ASSETS:
  Beginning of period                       57,744           50,444             2,399            2,175            25,124
                                        -------------    -------------         ------           ------        -------------
  End of period                            $57,089          $57,744           $ 1,392          $ 2,399           $27,068
                                        -------------    -------------         ------           ------        -------------
                                        -------------    -------------         ------           ------        -------------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                  5,995            4,954               248              215             2,774
                                        -------------    -------------         ------           ------        -------------
  Series A:




    Shares issued                            1,777            2,262                --               43                36
    Shares issued in lieu of cash
     distributions                             286              235                 1                2                62
    Shares repurchased                      (1,484)          (1,863)              (76)            (131)              (58)
                                        -------------    -------------         ------           ------        -------------
        Total Series A transactions            579              634               (75)             (86)               40
                                        -------------    -------------         ------           ------        -------------
  Series B:
    Shares issued                                6              403                 8              146                 8
    Shares issued in lieu of cash
     distributions                              34               39                 3                2                 1
    Shares repurchased                        (813)             (35)              (42)             (29)               (9)
                                        -------------    -------------         ------           ------        -------------
        Total Series B transactions           (773)             407               (31)             119            --
                                        -------------    -------------         ------           ------        -------------
Increase (decrease) derived from capital
  share transaction                           (194)           1,041              (106)              33                40
                                        -------------    -------------         ------           ------        -------------
Capital shares outstanding at end of
  period                                     5,801            5,995               142              248             2,814
                                        -------------    -------------         ------           ------        -------------
                                        -------------    -------------         ------           ------        -------------



                                                                     PENNSYLVANIA                        NEW JERSEY
                                            GLOBAL                    MUNICIPAL                           MUNICIPAL
                                          BOND FUND(1)                BOND FUND(2)                        BOND FUND(2)
                                         --------------     ------------------------------     ------------------------------
                                               1994              1995            1994              1995            1994
                                         --------------     -------------    -------------     -------------    -------------

OPERATIONS:
  Net investment income                      $   703           $   115           $   4            $    84          $     8
  Net realized gain (loss) from security
    transactions                              (2,247)              (12)         --                      4
  Net realized loss on forward foreign
    currency contracts and foreign
    currency translations                       (828)           --              --                 --               --
  Net unrealized appreciation (depreciation) on forward foreign currency contracts and translation of assets and liabilities in foreign
    currencies                                  (438)           --              --                 --               --
  Net unrealized appreciation
    (depreciation) on investments                352                64              (4)                40              (10)
                                          -------------         ------           -----             ------           ------
  Net increase (decrease) in net assets
    resulting from operations                 (2,458)              167          --                    128               (2)
                                          -------------         ------           -----             ------           ------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:




    Series A                                    (110)             (105)             (3)               (84)              (8)
    Series B                                      (1)              (10)             (1)            --               --
  Net realized gains:
    Series A                                  --                --              --                 --               --
    Series B                                  --                --              --                 --               --
  Dividends in excess of net realized gains:
    Series A                                  --                --              --                 --               --
    Series B                                  --                --              --                 --               --
                                          -------------         ------           -----             ------           ------
        Total dividends distributed             (111)             (115)             (4)               (84)              (8)

CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued               27,751             1,718             440                520            1,445
    Shares issued in lieu of cash
     distributions                            --                    73               1                 54                2
    Cost of shares repurchased                  (241)           --                  (4)              (499)              (6)
                                          -------------         ------           -----             ------           ------
    Increase (decrease) in net assets
     from Series A transactions               27,510             1,791             437                 75            1,441
                                          -------------         ------           -----             ------           ------
  Series B:
    Proceeds from shares issued                  206               154             189                 21                3
    Shares issued in lieu of cash
     distributions                            --                     9          --                 --               --
    Cost of shares repurchased                   (23)              (14)            (25)            --               --
                                          -------------         ------           -----             ------           ------
    Increase (decrease) in net assets
     from Series B transactions                  183               149             164                 21                3
                                          -------------         ------           -----             ------           ------
Increase (decrease) in net assets
  derived from capital share
  transactions                                27,693             1,940             601                 96            1,444
                                          -------------         ------           -----             ------           ------
        Net increase (decrease) in net
        assets                                25,124             1,992             597                140            1,434
                                          -------------         ------           -----             ------           ------
NET ASSETS:
  Beginning of period                         --                   597          --                  1,434           --
                                          -------------         ------           -----             ------           ------
  End of period                              $25,124           $ 2,589           $ 597            $ 1,574          $ 1,434
                                          -------------         ------           -----             ------           ------
                                          -------------         ------           -----             ------           ------
CAPITAL SHARE TRANSACTIONS:
Capital shares outstanding at beginning
  of period                                   --                    60          --                    144           --
                                          -------------         ------           -----             ------           ------
  Series A:
    Shares issued                              2,781               173              44                 54              145
    Shares issued in lieu of cash
     distributions                            --                     7          --                      5           --
    Shares repurchased                           (25)           --              --                    (50)              (1)
                                          -------------         ------           -----             ------           ------




        Total Series A transactions            2,756               180              44                  9              144
                                          -------------         ------           -----             ------           ------
  Series B:
    Shares issued                                 21                15              19                  2           --
    Shares issued in lieu of cash
     distributions                            --                     1          --                 --               --
    Shares repurchased                            (3)               (1)             (3)            --               --
                                          -------------         ------           -----             ------           ------
        Total Series B transactions               18                15              16                  2           --
                                          -------------         ------           -----             ------           ------
Increase (decrease) derived from capital
  share transaction                            2,774               195              60                 11              144
                                          -------------         ------           -----             ------           ------
Capital shares outstanding at end of
  period                                       2,774               255              60                155              144
                                          -------------         ------           -----             ------           ------
                                          -------------         ------           -----             ------           ------

                                                                      --------
                                                                            63

  For the periods ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                               COREFUND FIXED INCOME FUNDS
--------------------------------------------------------------------------------
For a Share Outstanding Throughout the Period

                                          Realized and
                    Net                    Unrealized
                   Asset                     Gains       Dividends    Distributions       Net                     Net
                   Value        Net       or (Losses)     from Net        from        Asset Value               Assets
                 Beginning   Investment        on        Investment      Capital          End       Total         End
                 of Period     Income      Securities      Income         Gains        of Period    Return     of Period
                 ---------   ----------   ------------   ----------   -------------   -----------   ------     ---------
------------------------
GOVERNMENT INCOME
------------------------
 SERIES A
 1995             $  9.52      $ 0.62        $ 0.31        $(0.62)       $    --        $  9.83      10.26%     $ 11,305
 1994               10.18        0.50         (0.62)        (0.50)         (0.04)          9.52      (1.34)         9,089
 1993(1)            10.00        0.13          0.18         (0.13)            --          10.18       3.12+        6,323
 SERIES B
 1995             $  9.51      $ 0.61        $ 0.33        $(0.61)       $    --        $  9.84      10.23%     $  1,374
 1994               10.17        0.47         (0.62)        (0.47)         (0.04)          9.51      (1.57)         1,536
 1993*              10.00        0.07          0.17         (0.07)            --          10.17       1.71+          201

----------------------
INTERMEDIATE BOND
----------------------




 SERIES A
 1995             $  9.63      $ 0.53        $ 0.21        $(0.53)       $    --        $  9.84       8.22%     $ 55,128
 1994               10.18        0.43         (0.53)        (0.43)         (0.02)          9.63      (0.32)        48,379
 1993               10.01        0.47          0.31         (0.47)         (0.14)         10.18       7.90        44,692
 1992(2)            10.00        0.23          0.01         (0.23)            --          10.01       2.49+       22,623
 SERIES B
 1995             $  9.63      $ 0.54        $ 0.20        $(0.53)       $    --        $  9.84       7.95%     $  1,961
 1994               10.18        0.41         (0.53)        (0.41)         (0.02)          9.63      (0.56)         9,365
 1993*              10.01        0.20          0.17         (0.20)            --          10.18       3.95+        5,752

------------------------------------
INTERMEDIATE MUNICIPAL BOND
------------------------------------
 SERIES A
 1995             $  9.68      $ 0.38        $ 0.15        $(0.38)            --        $  9.83       5.58%     $    365
 1994               10.09        0.39         (0.41)        (0.39)            --           9.68      (0.27)         1,088
 1993(3)            10.00        0.04          0.09         (0.04)            --          10.09       1.33+        2,009
 SERIES B
 1995             $  9.67      $ 0.35        $ 0.16        $(0.35)            --        $  9.83       5.42%     $  1,027
 1994               10.08        0.37         (0.41)        (0.37)            --           9.67      (0.52)         1,311
 1993*              10.00        0.03          0.08         (0.03)            --          10.08       1.19+          166

---------------
GLOBAL BOND
---------------
 SERIES A
 1995             $  9.06      $ 0.62        $ 0.24        $(0.30)            --        $  9.62       9.70%     $ 26,898
 1994(4)            10.00        0.25         (1.15)        (0.04)            --           9.06      (9.00)+       24,957
 SERIES B
 1995             $  9.04      $ 0.61        $ 0.24        $(0.28)            --        $  9.61       9.57%     $    170
 1994(4)            10.00        0.19         (1.11)        (0.04)            --           9.04      (9.22)+          167

------------------------------------
PENNSYLVANIA MUNICIPAL BOND
------------------------------------
 SERIES A
 1995             $  9.95      $ 0.51        $ 0.21        $(0.51)            --        $ 10.16       7.50%     $  2,272
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.14+          434
 SERIES B
 1995             $  9.95      $ 0.49        $ 0.21        $(0.49)            --        $ 10.16       7.25%     $    317
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.09+          163

----------------------------------
NEW JERSEY MUNICIPAL BOND
----------------------------------
 SERIES A
 1995             $  9.94      $ 0.52        $ 0.18        $(0.52)            --        $ 10.12       7.25%     $  1,550
 1994(5)            10.00        0.06         (0.06)        (0.06)            --           9.94       0.01+        1,432
 SERIES B
 1995             $  9.95      $ 0.49        $ 0.17        $(0.49)            --        $ 10.12       6.84%     $     24
 1994(5)            10.00        0.06         (0.05)        (0.06)            --           9.95       0.08+            2

                                             Ratio       Ratio of




                               Ratio      of Expenses   Net Income
                  Ratio        of Net     to Average    to Average
               of Expenses     Income     Net Assets    Net Assets   Portfolio
               to Average    to Average   (Excluding    (Excluding   Turnover
               Net Assets    Net Assets    Waivers)      Waivers)      Rate
               -----------   ----------   -----------   ----------   --------
-----------------
GOVERNMENT INCOME
-----------------
 SERIES A
 1995              0.59%        6.53%         0.98%        6.14%        368%
 1994              0.50         4.93          1.00         4.43         157
 1993(1)           0.44         5.41          1.10         4.75          93
 SERIES B
 1995              0.85%        6.25%         1.24%        5.86%        368%
 1994              0.75         4.68          1.25         4.18         157
 1993*             0.63         5.35          1.29         4.69          93
-----------------
INTERMEDIATE BOND
-----------------
 SERIES A
 1995              0.60%        5.76%         0.84%        5.52%        405%
 1994              0.58         4.30          0.86         4.02         299
 1993              0.42         4.62          0.86         4.18         188
 1992(2)           0.11         5.73          0.84         5.00          51
 SERIES B
 1995              0.85%        5.27%         1.09%        5.03%        405%
 1994              0.83         4.05          1.11         3.77         299
 1993*             0.75         3.78          1.19         3.34         188
---------------------------
INTERMEDIATE MUNICIPAL BOND
---------------------------
 SERIES A
 1995              0.82%        3.91%         1.26%        3.47%          9%
 1994              0.63         3.91          1.17         3.37          43
 1993(3)           0.58         2.74          1.45         1.87          10
 SERIES B
 1995              1.08%        3.65%         1.52%        3.21%          9%
 1994              0.88         3.66          1.42         3.12          43
 1993*             0.81         2.51          1.68         1.64          10
-------------
GLOBAL BOND
-------------
 SERIES A
 1995              0.64%        6.84%         1.03%        6.45%        133%
 1994(4)           0.73         5.04          1.12         4.65         161
 SERIES B
 1995              0.89%        6.59%         1.28%        6.20%        133%
 1994(4)           0.98         4.79          1.37         4.40         161
---------------------------
PENNSYLVANIA MUNICIPAL BOND
---------------------------
 SERIES A




 1995              0.39%        5.26%         1.14%        4.51%         18%
 1994(5)           0.42         5.09          1.17         4.34           3
 SERIES B
 1995              0.64%        4.95%         1.39%        4.20%         18%
 1994(5)           0.67         4.84          1.42         4.09           3
-------------------------
NEW JERSEY MUNICIPAL BOND
-------------------------
 SERIES A
 1995              0.42%        5.21%         1.17%        4.46%         32%
 1994(5)           0.43         5.07          1.35         4.15          13
 SERIES B
 1995              0.68%        4.97%         1.44%        4.21%         32%
 1994(5)           0.68         4.82          1.60         3.90          13

                   Series B has been offered since January 4, 1993. Government
             Income and Intermediate-Term Municipal Funds have + offered Series
             B since May 3, 1993. Ratios for these periods have been annualized.
             * Government Income commenced operations on April 1, 1993. Ratios for this period have been annualized.
                   Intermediate Bond commenced operations on February 3, 1992. Ratios for this period have been annualized.
            (1)    Intermediate Municipal Bond commenced operations on May 3, 1993. Ratios for this period have been annualized.
            (2)    Global Bond commenced operations on December 15, 1993. Ratios for this period have been annualized.
            (3)    Pennsylvania Municipal Bond and New Jersey Municipal Bond Funds commenced operation on May 16, 1994. Ratios for
            (4)    this period have been annualized.
            (5)    See accompanying notes to financial statements.

----
 64

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS                            COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

------------------------------------------------------------
  CASH RESERVE

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Corporate Securities 80%
                        Time Deposits 9%
                        U.S. Government Securities 8%
                        Cash Equivalents 3%

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------




COMMERCIAL PAPER -- 78.3%
  A.I. Credit
      5.930%, 07/19/95               $ 5,000      $   4,985
      5.930%, 08/02/95                10,000          9,947
  American Express Credit
      6.010%, 07/17/95                10,000          9,973
  Ameritech Capital
      6.000%, 07/24/95                10,500         10,460
      5.630%, 03/05/96                16,000         15,379
  Arco Coal Australia
      6.080%, 07/10/95                 5,000          4,992
      5.780%, 09/19/95                 6,191          6,111
  Asset Securitization
      5.930%, 07/05/95                10,000          9,993
      5.900%, 07/21/95                10,000          9,967
  AT&T
      5.970%, 07/13/95                10,000          9,980
      5.970%, 07/26/95                10,000          9,959
      5.880%, 08/11/95                 5,000          4,967
  Barclay's Bank, Canada
      5.940%, 07/19/95                 5,000          4,985
  Caisse Des Depots En Consignations
      6.000%, 07/18/95                10,000          9,972
      5.890%, 08/21/95                10,000          9,917
  Canadian Imperial Bank of Commerce
      5.840%, 09/29/95                10,000          9,854

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
  Corporate Asset Funding
      5.800%, 09/13/95               $10,000      $   9,881
  Dupont (E.I. De Nemours)
      6.000%, 07/07/95                10,000          9,990
  Ford Motor Credit
      6.000%, 07/11/95                10,000          9,983
  General Electric Capital
      5.910%, 08/07/95                10,000          9,939
  General Electric Credit
      5.770%, 09/21/95                 5,000          4,934
  Goldman Sachs
      5.700%, 09/01/95                 5,000          4,951
  Hewlett-Packard
      5.990%, 07/18/95                10,000          9,972
      5.870%, 09/28/95                10,000          9,855
  J.C. Penney Funding
      5.940%, 07/14/95                 5,000          4,989
  Metropolitan Life Funding
      5.900%, 08/07/95                10,000          9,939
  Minnesota Mining & Manufacturing
      5.600%, 09/08/95                 7,300          7,222




  Motorola
      5.880%, 07/27/95                 6,400          6,373
  New Center Asset Trust
      6.300%, 07/03/95                20,000         19,994
  Province of Alberta
      5.900%, 07/10/95                10,000          9,985
  Province of British Columbia
      6.040%, 08/04/95                12,900         12,826
      5.860%, 09/15/95                10,000          9,876
  Province of Quebec
      5.900%, 08/08/95                10,000          9,938
      5.890%, 08/29/95                 5,000          4,952
      5.880%, 08/30/95                10,000          9,902
  Shell Oil
      5.750%, 09/15/95                10,000          9,879
  Siemens
      6.430%, 07/25/95                10,000          9,957
  Southwest Bell Capital
      6.035%, 07/12/95                15,000         14,972
  Swedish Export Credit
      6.080%, 07/06/95                10,000          9,992
      5.870%, 08/08/95                10,000          9,938
  Teco Finance
      5.930%, 07/13/95                 3,500          3,493
      5.930%, 07/14/95                 3,500          3,493
  Toyota Motor Credit
      5.880%, 07/28/95                10,000          9,956
  Unilever Capital
      6.090%, 10/11/95                15,000         14,741
  US West Capital Funding
      5.990%, 07/07/95                10,000          9,990
                                                 -----------
TOTAL COMMERCIAL PAPER
    (Cost $413,353,037)                             413,353
                                                 -----------

  See accompanying notes to financial statements                      --------
                                                                            65

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  CASH RESERVE (continued)





------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS -- 8.1%
  FNMA
    5.700%, 09/22/95                 $13,500      $  13,323
    5.420%, 12/04/95                  10,000          9,765
    5.520%, 12/05/95                  10,000          9,759
    5.610%, 02/16/96 (A)              10,000         10,000
                                                 -----------

TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
  (Cost $42,846,988)                                 42,847
                                                 -----------

CORPORATE OBLIGATION -- 1.9%
  American Express Centurion Bank
    6.000%, 06/07/96 (A)              10,000         10,000
                                                 -----------
TOTAL CORPORATE OBLIGATION
  (Cost $10,000,000)                                 10,000
                                                 -----------

TIME DEPOSITS -- 9.5%
  Banque Paribas
    6.250%, 07/03/95                  25,000         25,000
  Sumitomo Bank
    6.375%, 07/03/95                  25,000         25,000
                                                 -----------

TOTAL TIME DEPOSITS
  (Cost $50,000,000)                                 50,000
                                                 -----------

MASTER NOTES -- 0.8%
  Associates Corporation of North
    America
    5.867%, (A)                        4,328          4,328
  Student Loan Marketing
    Association
    5.660%, (A)                           39             39
                                                 -----------

TOTAL MASTER NOTES
  (Cost $4,366,969)                                   4,367
                                                 -----------

REPURCHASE AGREEMENT -- 1.9%
  First National Bank of Chicago 6.18%, dated 06/30/95, matures 07/03/95, repurchase price $10,005,150 (collateralized by




    U.S. Treasury Bill, par value
    $10,345,000, 7.00%, matures
    09/28/95: market value
    $10,218,791)                      10,000         10,000
                                                 -----------
TOTAL REPURCHASE AGREEMENT
  (Cost $10,000,000)                                 10,000
                                                 -----------

------------------------------------------------------------
Description                                      Value (000)
------------------------------------------------------------
TOTAL INVESTMENTS -- 100.5%
  (Cost $530,566,994)                             $ 530,567
                                                 -----------

TOTAL OTHER ASSETS AND LIABILITIES, NET --
  (0.5%)                                             (2,643)
                                                 -----------

NET ASSETS:
  Portfolio Shares -- Series A ($0.001 par value -- 1 billion authorized) based on 510,344,357
    outstanding shares                              510,344
  Portfolio Shares -- Series B ($0.001 par value -- 1 billion authorized) based on 17,583,902
    outstanding shares                               17,584
  Accumulated Net Realized Loss on
    Investments                                          (4)
                                                 -----------

TOTAL NET ASSETS -- 100.0%                        $ 527,924
                                                 -----------
                                                 -----------

NET ASSET VALUE & REDEMPTION
  PRICE PER SHARE
    SERIES A                                          $1.00
                                                 -----------
                                                 -----------
    SERIES B                                          $1.00
                                                 -----------
                                                 -----------

           (A) Variable Rate Securities--The rate reflected on the Statement of Net Assets is the rate in effect on June 30, 1995.
           FNMA -- Federal National Mortgage Association
           See accompanying notes to financial statements.

----
 66

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  TREASURY RESERVE
-----------------------------------------------------------

------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
U.S. TREASURY OBLIGATIONS -- 40.5%
  U.S. Treasury Bills
    5.840%, 07/13/95                $  10,000     $   9,981
    5.800%, 07/27/95                   10,000         9,958
    5.800%, 07/27/95                   10,000         9,958
    6.105%, 08/10/95                   10,000         9,932
    5.840%, 08/17/95                   10,000         9,924
    5.350%, 08/24/95                    5,000         4,960
    5.350%, 08/24/95                    5,000         4,960
    5.790%, 08/31/95                   10,000         9,902
    5.520%, 09/07/95                    5,000         4,948
    5.480%, 09/14/95                    5,000         4,943
    5.485%, 09/21/95                    5,000         4,938
    5.550%, 10/05/95                    5,000         4,926
    5.630%, 10/05/95                    6,000         5,910
    5.750%, 10/12/95                   10,000         9,835
    5.460%, 10/19/95                    5,000         4,917
    5.410%, 10/26/95                    5,000         4,912
    5.340%, 11/02/95                    5,000         4,908
    5.635%, 11/02/95                    6,000         5,884
    5.660%, 11/09/95                    5,000         4,897
    5.715%, 11/16/95                    5,000         4,890
    6.620%, 11/16/95                    3,000         2,924
    5.365%, 11/24/95                    5,000         4,891
    5.405%, 12/07/95                    5,000         4,881
    5.415%, 12/21/95                    5,000         4,870
    5.475%, 04/04/96                    5,000         4,789
    5.475%, 05/02/96                    5,000         4,767
U.S. TREASURY NOTES
    4.250%, 11/30/95                   20,000        19,863
    5.500%, 04/30/96                    5,000         4,978
U.S. TREASURY STRIPS
    5.651%, 11/15/95                   10,000         9,794
    6.195%, 05/15/96                    6,000         5,691
                                                 -----------
TOTAL U.S. TREASURY OBLIGATIONS
    (Cost $202,930,759)                             202,931
                                                 -----------





------------------------------------------------------------
Description                         Par (000)    Value (000)
------------------------------------------------------------
REPURCHASE AGREEMENTS -- 60.0%
  First National Bank of Chicago 6.10%, dated 06/30/95, matures 07/03/95, repurchase price $10,005,083 (collateralized by various U.S. Treasury Notes, total par value $10,230,000, 4.75% - 6.00%, 12/31/97 - 09/30/98: total market value
    $10,238,927)                    $  10,000     $  10,000
  First National Bank of Chicago 6.18%, dated 06/30/95, matures 07/03/95, repurchase price $2,465,269 (collateralized by U.S. Treasury Bill, par value
    $2,545,000, 7.00%, matures 09/28/95: market value
    $2,513,951)                         2,464         2,464
  Goldman Sachs 6.05%, dated
    06/30/95, matures 07/03/95,
    repurchase price $10,005,042
    (collateralized by U.S. Treasury
    Note, par value $10,430,000,
    4.75%, matures 08/31/98: market
    value $10,399,203)                 10,000        10,000
  HSBC Securities 5.90%, dated
    06/30/95, matures 07/03/95,
    repurchase price $18,008,850
    (collateralized by U.S. Treasury
    Note, par value $17,690,000,
    7.375%, matures 11/15/97: market
    value $18,573,063)                 18,000        18,000
  Morgan Stanley 6.02%, dated
    06/30/95, matures 07/03/95,
    repurchase price 18,009,030
    (collateralized by U.S. Treasury
    Note, par value $16,685,000,
    8.00%, matures 08/15/99: market
    value $18,864,633)                 18,000        18,000
  Republic New York City 6.07%,
    dated 06/30/95, matures
    07/03/95, repurchase price
    $112,056,653 (collateralized by
    various U.S. Treasury Notes,
    total par value $110,945,000,
    5.375% - 7.125%, 5/31/98 -
    09/30/99: total market value
    $115,659,109)                     112,000       112,000
  Sanwa Bank 6.15%, dated 06/30/95,
    matures 07/03/95, repurchase




    price $120,006,150
    (collateralized by various U.S.
    Treasury Notes, total par value
    $118,280,000, 4.75% - 8.875%,
    10/31/98 - 02/29/00: total
    market value $123,889,995)        120,000       120,000

  STRIPS -- Separately Traded Registered Interest and Principal Securities See accompanying notes to financial statements
                                                                      --------
                                                                            67

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-----------------------------------------------------------
  TREASURY RESERVE (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  Swiss Bank 6.12%, dated 06/30/95,
    matures 07/03/95, repurchase
    price $10,005,100
    (collateralized by various U.S.
    Treasury Notes, total value
    $9,940,000, 7.875% - 8.50%,
    08/15/95 - 06/30/96: total
    market value $10,354,069)         $10,000      $  10,000
                                                  -----------
TOTAL REPURCHASE AGREEMENTS
  (Cost $300,464,000)                                300,464
                                                  -----------
TOTAL INVESTMENTS -- 100.5%
  (Cost $503,394,759)                                503,395
                                                  -----------
TOTAL OTHER ASSETS AND LIABILITIES,
  NET (0.5%)                                          (2,577)
                                                  -----------
NET ASSETS:
  Portfolio Shares -- Series A ($0.001 par value -- 1 billion authorized) based on 479,203,905
    outstanding shares                               479,204
  Portfolio Shares -- Series B
    ($0.001 par value -- 1 billion




    authorized) based on 21,611,365
    outstanding shares                                21,611
  Accumulated Net Realized Gain on
    Investments                                            3
                                                  -----------
TOTAL NET ASSETS: -- 100.0%                        $ 500,818
                                                  -----------
                                                  -----------
NET ASSET VALUE & REDEMPTION PRICE PER SHARE
    SERIES A                                           $1.00
                                                  -----------
                                                  -----------
    SERIES B                                           $1.00
                                                  -----------
                                                  -----------

----------------------------------------------------------
    TAX-FREE RESERVE

                                    [GRAPH]

                       % of Total Portfolio Investments

                        Revenue Bonds 54%
                        Tax-Exempt Commercial Paper 39%
                        General Obligations 6%
                        Pre-Refunded Securities 1%

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
MUNICIPAL BONDS -- 97.3%
  ALABAMA -- 10.9%
    Alabama Housing TECP
      3.600%, 09/22/95(C)             $   500       $   500
    Alabama State Housing
      Finance Authority Revenue Bond
      for Heatherboro Project
      4.250%, 07/07/95(A)(B)(C)           900           900
    Mobile, Alabama Industrial
      Development Authority Revenue
      Bond for Scott Paper Project,
      Ser A
      4.050%, 07/07/95(A)(B)(C)         2,000         2,000
    Montgomery, Alabama TECP
      4.100%, 07/31/95(C)                 380           380
      3.250%, 09/21/95(C)               2,000         2,000
    Winfield, Alabama Industrial
      Development Authority Revenue




      Bond for Union Underwear
      Project
      4.250%, 07/07/95(A)(B)(C)         1,200         1,200
                                                  -----------
                                                      6,980
                                                  -----------
  CALIFORNIA -- 0.6%
    Santa Clara, California
      Electric Revenue Bond,
      Ser A
      4.050%, 07/07/95(A)(B)(C)           400           400
                                                  -----------

-----      STRIPS--Separate Trading of Registered Interest and Principal
 68                of Securities.
           See accompanying notes to financial statements

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  DELAWARE -- 0.2%
    Wilmington, Delaware
      Hospital Revenue Bond
      for Franciscan Health
      Systems Project, Ser B
      4.350%, 07/03/95(A)(B)(C)       $   100       $   100
                                                  -----------

  FLORIDA -- 4.8%
    Dade County, Florida Fixed
      Capital Asset Acquisition
      Revenue Bond 11/01/90
      4.300%, 07/07/95(A)(B)(C)         1,500         1,500
    Sunshine State TECP
      4.250%, 08/15/95(C)               1,600         1,600
                                                  -----------
                                                      3,100
                                                  -----------
  HAWAII -- 1.2%
    Hawaii State GO, Ser CD
      3.850%, 02/01/96                    750           750
                                                  -----------

  ILLINOIS -- 1.1%




    Illinois State Health
      Facilities Authority Revenue
      Bond for Franciscan
      Village Project, Ser A
      4.300%, 07/07/95(A)(B)(C)           700           700
                                                  -----------

  INDIANA -- 8.9%
    Gary, Indiana Environmental
      Improvement Revenue Bond for
      U.S. Steel Project
      3.600%, 07/07/95(A)(B)(C)         1,600         1,600
    Jasper, Indiana TECP
      4.150%, 08/10/95(C)               1,000         1,000
      3.600%, 09/25/95(C)               1,590         1,590
    Sullivan, Indiana TECP
      3.650%, 07/13/95(C)                 455           455
      3.600%, 08/21/95(C)                 500           500
      3.650%, 10/02/95(C)                 600           600
                                                  -----------
                                                      5,745
                                                  -----------

  IOWA -- 3.3%
    Des Moines, Iowa Commercial
      Development Revenue for
      Capitol Center III Project
      4.250%, 07/07/95(A)(B)(C)           400           400
    West Des Moines, Iowa
      Commercial Development
      Revenue Bond for Greyhound
      Lines Project
      4.150%, 07/07/95(A)(B)(C)         1,700         1,700
                                                  -----------
                                                      2,100
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  KANSAS -- 5.8%
    City of Burlington, Kansas TECP
      3.650%, 07/13/95(C)             $ 1,000       $ 1,000
      3.850%, 08/03/95(C)               1,000         1,000
      3.850%, 09/01/95(C)               1,000         1,000
      3.650%, 10/02/95(C)                 400           400
    Kansas City, Kansas
      Industrial Revenue Bond
      for PQ Project
      4.350%, 07/03/95(A)(B)(C)           200           200
    Wichita, Kansas Revenue Bond
      for Wichita Health Systems




      Project, Ser XXV
      4.250%, 07/07/95(A)(B)(C)           100           100
                                                  -----------
                                                      3,700
                                                  -----------
  LOUISIANA -- 3.0%
    East Baton Rouge,
      Louisiana Pollution Control
      Revenue Bond
      4.250%, 07/03/95(A)(B)(C)           450           450
    Jefferson Parish, Louisiana
      Industrial Development Board
      Revenue Bond for
      George J. Ackel, Sr. Project
      4.300%, 07/07/95(A)(B)(C)           800           800
    Parish of Desota, Louisiana
      Pollution Control Revenue
      Bond for Central Louisiana
      Electric Project, Ser A
      3.950%, 07/07/95(A)(B)(C)           700           700
                                                  -----------
                                                      1,950
                                                  -----------
  MICHIGAN -- 2.3%
    Delta County, Michigan
      Environmental Improvement
      Revenue Bond for
      Escanaba Paper Project,
      Ser C
      4.250%, 07/03/95(A)(B)(C)         1,500         1,500
                                                  -----------
  MINNESOTA -- 2.6%
    Golden Valley, Minnesota
      Industrial Development
      Authority Revenue Bond
      for Unicare Homes Project
      4.150%, 07/07/95(A)(B)(C)         1,300         1,300
    Saint Louis Park, Minnesota
      Industrial Development
      Authority Revenue Bond for
      Unicare Homes Project
      4.000%, 07/03/95(A)(B)(C)           400           400
                                                  -----------
                                                      1,700
                                                  -----------

  See accompanying notes to financial statements                      --------
                                                                            69

  As of June 30, 1995
--------------------------------------------------------------------------------

  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
  TAX-FREE RESERVE (continued)

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  MISSOURI -- 7.7%
    Independence, Missouri TECP
      3.300%, 07/12/95(C)             $ 2,100       $ 2,100
    Missouri State Environmental
      Improvement and Energy
      Resources Authority Revenue
      Bond for Union Electric
      Project, Ser B
      4.000%, 07/03/95(A)(B)(C)           750           750
    Missouri State Environmental
      Improvement Authority
      TECP
      4.250%, 08/09/95(C)                 600           600
      3.850%, 11/21/95(C)               1,500         1,500
                                                  -----------
                                                      4,950
                                                  -----------
  MONTANA -- 3.9%
    Forsyth, Montana Pollution
      Control Revenue Bond
      for Portland General
      Electric Project
      4.050%, 07/07/95(A)(B)(C)           200           200
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser A
      4.050%, 07/07/95(A)(B)(C)           600           600
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser B
      4.050%, 07/07/95(A)(B)(C)           100           100
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser C
      4.050%, 07/07/95(A)(B)(C)         1,000         1,000
    Forsyth, Montana Pollution
      Control Revenue Bond for
      Portland General Electric
      Project, Ser D




      4.050%, 07/07/95(A)(B)(C)           600           600
                                                  -----------
                                                      2,500
                                                  -----------
  NEVADA -- 0.8%
    Nevada State Housing Division
      Revenue Bond for Multi-Unit
      Park Vista Project, Ser A
      4.200%, 07/07/95(A)(B)(C)           500           500
                                                  -----------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  NORTH CAROLINA -- 0.6%
    Wake County, North Carolina
      Pollution Control Finance
      Authority Revenue Bond for
      Carolina Power & Light Project,
      Ser A
      4.000%, 07/07/95(A)(B)(C)       $   400       $   400
                                                  -----------
  OREGON -- 0.9%
    Oregon State GO, Ser 73-G
      4.150%, 07/07/95(A)(B)(C)           500           500
    Umatilla County, Oregon
      Hospital Facilities Authority
      Revenue Bond for Franciscan
      Health Project, Ser B
      4.350%, 07/03/95(A)(B)(C)           100           100
                                                  -----------
                                                        600
                                                  -----------
  PENNSYLVANIA -- 8.1%
    Beaver County Industrial
      Development Authority,
      Pennsylvania, TECP
      4.500%, 10/10/95(C)               2,000         2,000
    Beaver County, Pennsylvania
      Industrial Development
      Authority Revenue Bond for
      Duquesne-Mansfield Project,
      Ser B
      4.150%, 07/07/95(A)(B)(C)           100           100
    Langhorne, Pennsylvania
      Saint Mary's Hospital
      Authority Revenue Bond
      for Franciscan Health
      Systems, Ser B
      4.250%, 07/03/95(A)(B)(C)           550           550
    Lehigh County, Pennsylvania
      Industrial Development




      Authority Revenue Bond
      for Allegheny Electric Project
      4.000%, 07/03/95(A)(B)(C)           300           300
    Washington County, Pennsylvania
      Authority Lease Revenue
      Bond for Higher Education
      Pooled Equipment Lease
      4.250%, 07/07/95(A)(B)(C)         2,255         2,255
                                                  -----------
                                                      5,205
                                                  -----------

-----
 70        See accompanying notes to financial statements.

--------------------------------------------------------------------------------
                           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  RHODE ISLAND -- 1.6%
    Rhode Island State Port
      Authority & Economic
      Development Facilities
      Revenue Bond for
      Newport Electric Project
      4.150%, 07/07/95(A)(B)(C)       $ 1,000       $ 1,000
                                                  -----------

  SOUTH CAROLINA -- 2.2%
    Piedmont, South Carolina
      Municipal Power Agency
      Revenue Bond, Prerefunded
      01/01/96 @ 103
      9.700%, 01/01/24                    500           529
    Richland County, South
      Carolina Hospital Facilities
      Revenue Bond for
      Sunhealth-Orangeburg
      Project, Ser C-2
      4.450%, 07/07/95(A)(B)(C)           450           450
    York County, South Carolina
      Pollution Control Revenue
      Bond for Electric Project,
      Ser NRU-84N-2
      4.300%, 07/07/95(A)(B)(C)           450           450




                                                  -----------
                                                      1,429
                                                  -----------

  SOUTH DAKOTA -- 1.2%
    Rapid City, South Dakota
      Industrial Development
      Authority Revenue Bond
      for Corporate Property
      Association Project
      4.050%, 07/07/95(A)(B)(C)           765           765
                                                  -----------

  TENNESSEE -- 0.5%
    Sullivan County, Tennessee
      Industrial Development
      Authority Revenue Bond
      for Mead Project
      4.350%, 07/03/95(A)(B)(C)           300           300
                                                  -----------

  TEXAS -- 9.4%
    Austin, Texas TECP
      3.400%, 09/14/95(C)               1,400         1,400
    Camp County, Texas Industrial
      Development Authority
      Revenue Bond for Texas
      Oil & Gas Project
      4.450%, 07/07/95(A)(B)(C)           500           500
    Dallas/Fort Worth, Texas TECP
      3.700%, 09/08/95(C)               1,900         1,900

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
TEXAS (continued)
    Harris County, Texas
      Industrial Development
      Authority Revenue Bond
      4.250%, 07/03/95(A)(B)(C)       $   400       $   400
      4.250%, 07/03/95(A)(B)(C)           100           100
    Montgomery County, Texas
      Industrial Development
      Revenue Bond for Dallas Tile
      Project, Ser A
      4.300%, 07/07/95(A)(B)(C)           100           100
    Nueces County, Texas
      Health Facilities Development
      Revenue Bond for Driscoll
      Children's Foundation Project
      4.300%, 07/07/95(A)(B)(C)         1,675         1,675
                                                  -----------




                                                      6,075
                                                  -----------

  VERMONT -- 2.2%
    Vermont State Student Loan
      Revenue Bond
      4.000%, 07/03/95(A)(B)(C)         1,400         1,400
                                                  -----------

  WASHINGTON -- 7.8%
    Seattle Light & Power TECP
      3.250%, 09/07/95(C)               1,000         1,000
      4.200%, 09/11/95(C)               2,000         2,000
    Seattle Washington Municipality
      Sewer Revenue Bond
      3.500%, 07/01/95                  2,000         2,000
                                                  -----------
                                                      5,000
                                                  -----------

  WASHINGTON, D.C. -- 1.3%
    District of Columbia
      Revenue Bond for American
      University Issue, Ser A
      4.300%, 07/07/95(A)(B)(C)           805           805
                                                  -----------

  WEST VIRGINIA -- 0.6%
    West Virginia State Hospital
      Finance Authority Revenue
      Bond for Saint Mary's
      Hospital Project
      4.300%, 07/07/95(A)(B)(C)           400           400
                                                  -----------

  See accompanying notes to financial statements                      --------
                                                                            71

  As of June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------

-------------------------------------------------------------
Description                          Par (000)    Value (000)
-------------------------------------------------------------
  WISCONSIN -- 1.2%
    Lac Du Flambeau, Wisconsin,
      Lake Superior Chippewa
      Indian's Special Obligation
      Bond for Simpson
      Electric Project
      4.100%, 07/07/95(A)(B)(C)      $     800     $     800
                                                  -----------

  WYOMING -- 2.6%
    Platte County, Wyoming
      Pollution Control Revenue
      Bond, Ser B
      4.350%, 07/03/95(A)(B)(C)          1,300         1,300
    Sublette County, Wyoming
      Pollution Control Revenue
      Bond for Exxon Project
      4.200%, 07/03/95(A)(B)(C)            400           400
                                                  -----------
                                                       1,700
                                                  -----------

TOTAL MUNICIPAL BONDS
    (Cost $62,554,221)                                62,554
                                                  -----------

TOTAL INVESTMENTS -- 97.3%
    (Cost $62,554,221)                                62,554
                                                  -----------

TOTAL OTHER ASSETS AND LIABILITIES,
  NET -- 2.7%                                          1,726
                                                  -----------

NET ASSETS:
Portfolio Shares -- Series A ($0.001 par value -- 250 million authorized) based on 62,803,924 outstanding
  shares                                              62,804
Portfolio Shares -- Series B ($0.001
  par value -- 250 million authorized)
  based on 1,525,087 outstanding




  shares                                               1,525
Accumulated Net Realized Loss on
  Investments                                            (49)
                                                  -----------

TOTAL NET ASSETS -- 100.0%                         $  64,280
                                                  -----------
                                                  -----------

NET ASSET VALUE & REDEMPTION PRICE
  PER SHARE
    SERIES A                                           $1.00
                                                  -----------
                                                  -----------
    SERIES B                                           $1.00
                                                  -----------
                                                  -----------

GO    --    General Obligation
TECP  --    Tax Exempt Commercial Paper
(A)         Variable rate securities -- the rate reflected on the Statement of
            Net Assets is the rate in effect on June 30, 1995.
(B)         Put or Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the lesser of the put demand date or maturity date.
(C)         Securities are held in connection with a letter of credit issued by a major commercial bank.

-----
 72        See accompanying notes to financial statements.

  For the year ended June 30, 1995
--------------------------------------------------------------------------------
  STATEMENT OF OPERATIONS (000)                      COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

                                               -------        --------        -------
                                                                               TAX-
                                                CASH          TREASURY         FREE
                                               RESERVE        RESERVE         RESERVE
                                               -------        --------        -------
INVESTMENT INCOME:
  Interest                                    $30,019         $25,449         $2,802
                                               -------        --------        -------
EXPENSES:
  Investment Advisory fees                      2,719           2,362            392




  Less Investment Advisory fees waived         (1,522)         (1,322)          (220)
  Administrative fees                           1,359           1,181            196
  Less Administrative fees waived                (489)           (425)           (71)
  Transfer Agent fees                             176             153             26
  Insurance                                        16              14              3
  Professional fees                                91              79             13
  Registration & Filing fees                       70              56             12
  12b-1 fees                                       38              27              5
  Taxes--other than income                         79              65             11
  Printing                                         66              58             10
  Miscellaneous                                    47              41              7
                                               -------        --------        -------
    Total expenses                              2,650           2,289            384
                                               -------        --------        -------
Net investment income                          27,369          23,160          2,418
Net realized gain (loss) on securities
  transactions                                    (30)              4            (27)
                                               -------        --------        -------
Net increase in net assets resulting
  from operations                              $27,339        $23,164         $2,391
                                               -------        --------        -------
                                               -------        --------        -------

  See accompanying notes to financial statements.                     --------
                                                                            73

  For the period ended June 30,
--------------------------------------------------------------------------------
  STATEMENT OF CHANGES IN NET ASSETS (000)           COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

                                                   ---------------------   ---------------------    ------------------
                                                            CASH                  TREASURY               TAX-FREE
                                                          RESERVE                 RESERVE                RESERVE
                                                   ---------------------   ---------------------   ------------------
                                                      1995        1994        1995        1994       1995       1994
                                                   ----------  ----------  ----------  ----------  ---------  ---------
OPERATIONS:
  Net investment income                            $   27,369  $   15,827  $   23,160  $   13,910  $   2,418  $   1,794
  Net realized gain (loss) on securities
    transactions                                          (30)          9           4           2        (27)       (22)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
  Net increase in net assets resulting from
    operations                                         27,339      15,836      23,164      13,912      2,391      1,772
                                                   ----------  ----------  ----------  ----------  ---------  ---------
DIVIDENDS DISTRIBUTED FROM:
  Net investment income:
    Series A                                          (26,626)    (15,507)    (22,642)    (13,703)    (2,359)    (1,757)




    Series B                                             (743)       (320)       (518)       (207)       (59)       (37)
  Net realized gain:
    Series A                                               --          --          --          --         --         --
    Series B                                               --          --          --          --         --         --
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total dividends distributed                   (27,369)    (15,827)    (23,160)    (13,910)    (2,418)    (1,794)
CAPITAL SHARE TRANSACTIONS:
  Series A:
    Proceeds from shares issued                     1,153,765   1,182,462   1,884,529   1,580,054    196,955    233,149
    Shares issued in lieu of cash distributions         3,226       1,911       5,268       3,520        228        243
    Cost of shares repurchased                     (1,151,894) (1,139,941) (1,895,568) (1,545,390)  (213,785)  (226,241)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
    Increase (decrease) in net assets from Series
      A transactions                                    5,097      44,432      (5,771)     38,184    (16,602)     7,151
  Series B:
    Proceeds from shares issued                        42,775      45,016      31,754      16,771      3,788      7,641
    Shares issued in lieu of cash distributions           690         289         257         192         55         35
    Cost of shares repurchased                        (37,332)    (49,184)    (17,973)    (17,062)    (5,026)    (6,763)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
    Increase (decrease) in net assets from Series
      B transactions                                    6,133      (3,879)     14,038         (99)    (1,183)       913
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Increase (decrease) in net assets derived from
  capital share transactions                           11,230      40,553       8,267      38,085    (17,785)     8,064
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Net increase (decrease) in net assets          11,200      40,562       8,271      38,087    (17,812)     8,042
                                                   ----------  ----------  ----------  ----------  ---------  ---------
NET ASSETS:
  Beginning of year                                   516,724     476,162     492,547     454,460     82,092     74,050
                                                   ----------  ----------  ----------  ----------  ---------  ---------
  End of year                                      $  527,924  $  516,724  $  500,818  $  492,547  $  64,280  $  82,092
                                                   ----------  ----------  ----------  ----------  ---------  ---------
                                                   ----------  ----------  ----------  ----------  ---------  ---------
CAPITAL SHARE TRANSACTIONS
Capital shares outstanding at beginning of period     516,698     476,145     492,548     454,463     82,113     74,049
  Series A:
    Shares issued                                   1,153,765   1,182,462   1,884,530   1,580,054    196,955    233,149
    Shares issued in lieu of cash distributions         3,226       1,911       5,268       3,520        228        243
    Shares repurchased                             (1,151,894) (1,139,941) (1,895,567) (1,545,390)  (213,785)  (226,241)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total Series A transactions                     5,097      44,432      (5,771)     38,184    (16,602)     7,151
  Series B:
    Shares issued                                      42,775      45,016      31,754      16,771      3,788      7,641
    Shares issued in lieu of cash distributions           690         289         257         192         55         35
    Shares repurchased                                (37,332)    (49,184)    (17,973)    (17,062)    (5,026)    (6,763)
                                                   ----------  ----------  ----------  ----------  ---------  ---------
        Total Series B transactions                     6,133      (3,879)     14,038         (99)    (1,183)       913
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Increase (decrease) derived from capital share
  transactions                                         11,230      40,553       8,267      38,085    (17,785)     8,064
                                                   ----------  ----------  ----------  ----------  ---------  ---------
Capital shares outstanding at end of period           527,928     516,698     500,815     492,548     64,328     82,113
                                                   ----------  ----------  ----------  ----------  ---------  ---------
                                                   ----------  ----------  ----------  ----------  ---------  ---------





-----
 74        See accompanying notes to financial statements.

  For the period ended June 30,
--------------------------------------------------------------------------------
  FINANCIAL HIGHLIGHTS                               COREFUND MONEY MARKET FUNDS
--------------------------------------------------------------------------------

For a Share Outstanding Throughout the Period

                              Net                                                               Net                        Ratio
                             Asset                    Dividends         Net                   Assets         Ratio         of Net
                             Value         Net         from Net     Asset Value                 End       of Expenses      Income
----------------           Beginning    Investment    Investment        End        Total     of Period    to Average     to Average
CASH RESERVE               of Period      Income        Income       of Period     Return      (000)      Net Assets     Net Assets
----------------           ---------    ----------    ----------    -----------    ------    ---------    -----------    ----------
  SERIES A
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         5.15%   $ 510,341        0.48%         5.04%
  1994                        1.00          0.03         (0.03)         1.00         3.00      505,273        0.47          2.95
  1993                        1.00          0.03         (0.03)         1.00         2.99      460,832        0.46          2.97
  1992                        1.00          0.05         (0.05)         1.00         4.83      568,672        0.38          4.68
  1991                        1.00          0.07         (0.07)         1.00         7.28      473,187        0.37          6.94
  1990                        1.00          0.08         (0.08)         1.00         8.65      316,290        0.34          8.28
  1989                        1.00          0.09         (0.09)         1.00         8.87      186,151        0.37          8.62
  1988                        1.00          0.07         (0.07)         1.00         6.70       82,399        0.55          6.54
  1987                        1.00          0.06         (0.06)         1.00         5.85       35,054        0.54          5.60
  1986(1)                     1.00          0.06         (0.06)         1.00         3.36+      56,416        0.59          6.93
  SERIES B
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.89%   $  17,583        0.73%         4.86%
  1994                        1.00          0.03         (0.03)         1.00         2.74%+     11,451        0.72          2.70
  1993*                       1.00          0.01         (0.01)         1.00         1.23+      15,330        0.76          2.52

--------------------
TREASURY RESERVE
--------------------
  SERIES A
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.98%   $ 479,206        0.48%         4.91%
  1994                        1.00          0.03         (0.03)         1.00         2.91      484,974        0.48          2.87
  1993                        1.00          0.03         (0.03)         1.00         2.96      446,788        0.46          2.89
  1992                        1.00          0.05         (0.05)         1.00         4.73      444,388        0.38          4.58
  1991                        1.00          0.07         (0.07)         1.00         7.11      427,439        0.37          6.80
  1990                        1.00          0.08         (0.08)         1.00         8.38      270,524        0.37          8.03
  1989(2)                     1.00          0.06         (0.06)         1.00         4.66+     220,479        0.20          9.26
  SERIES B
  1995                       $1.00        $ 0.05        $(0.05)        $1.00         4.72%   $  21,612        0.73%         4.81%
  1994                        1.00          0.03         (0.03)         1.00         2.65        7,573        0.73          2.62




  1993*                       1.00          0.01         (0.01)         1.00         1.21+       7,672        0.75          2.46

--------------------
TAX-FREE RESERVE
--------------------
  SERIES A
  1995                       $1.00        $ 0.03        $(0.03)        $1.00         3.12%   $  62,756        0.48%         3.09%
  1994                        1.00          0.02         (0.02)         1.00         2.03       79,384        0.49          2.00
  1993                        1.00          0.02         (0.02)         1.00         2.23       72,255        0.51          2.20
  1992                        1.00          0.03         (0.03)         1.00         3.56       80,147        0.37          3.39
  1991(3)                     1.00          0.01         (0.01)         1.00         1.07+      42,573        0.06          4.20
  SERIES B
  1995                       $1.00        $ 0.03        $(0.03)        $1.00         2.86%   $   1,524        0.73%         2.80%
  1994                        1.00          0.02         (0.02)         1.00         1.78        2,708        0.74          1.75
  1993*                       1.00          0.01         (0.01)         1.00         0.85+       1,795        0.76          1.71

                             Ratio        Ratio of
                          of Expenses    Net Income
                          to Average     to Average
                          Net Assets     Net Assets
----------------          (Excluding     (Excluding
CASH RESERVE               Waivers)       Waivers)
----------------          -----------    ----------
  SERIES A
  1995                        0.85%         4.67%
  1994                        0.85          2.57
  1993                        0.85          2.58
  1992                        0.82          4.24
  1991                        0.82          6.49
  1990                        0.80          7.82
  1989                        0.90          8.05
  1988                        1.14          5.96
  1987                        1.01          5.13
  1986(1)                     1.21          6.31
  SERIES B
  1995                        1.10%         4.49%
  1994                        1.10          2.32
  1993*                       1.15          2.13
--------------------
TREASURY RESERVE
--------------------
  SERIES A
  1995                        0.85%         4.54%
  1994                        0.86          2.49
  1993                        0.85          2.50
  1992                        0.82          4.14
  1991                        0.82          6.35
  1990                        0.84          7.56
  1989(2)                     0.84          8.62
  SERIES B
  1995                        1.10%         4.44%
  1994                        1.11          2.24




  1993*                       1.14          2.07
--------------------
TAX-FREE RESERVE
--------------------
  SERIES A
  1995                        0.85%         2.72%
  1994                        0.87          1.62
  1993                        0.89          1.82
  1992                        0.88          2.88
  1991(3)                     0.81          3.45
  SERIES B
  1995                        1.10%         2.43%
  1994                        1.12          1.37
  1993*                       1.14          1.33

+   Returns are for the period indicated and have not been annualized.
* Series B has been offered since January 4, 1993. Ratios for this period have been annualized.
(1) Cash Reserve commenced operations on August 16, 1985. Ratios for this period have been annualized.
(2) Treasury Reserve commenced operations on November 21, 1988. Ratios for this period have been annualized.
(3) Tax-Free Reserve commenced operations on April 16, 1991. Ratios for this period have been annualized.
    See accompanying notes to financial statements.                     --------
                                                                            75

  June 30, 1995
--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1.   ORGANIZATION

     The CoreFund Growth Equity Fund, Value Equity Fund, Equity Index Fund, International Growth Fund, Balanced Fund (the Equity Funds), Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund (the Fixed Income Funds), Cash Reserve, Treasury Reserve, and Tax-Free Reserve (the Money Market Funds) are portfolios offered by CoreFunds, Inc. (The Company), an open-end investment company registered under the Investment Company Act of 1940, as amended. The Company is presently authorized to offer 17 separate portfolios (the Portfolios):

EQUITY PORTFOLIOS:                 MONEY MARKET PORTFOLIOS:
Growth Equity Fund                 Cash Reserve
Value Equity Fund                  Treasury Reserve
Equity Index Fund                  Tax-Free Reserve
International Growth Fund          Fiduciary Reserve
Balanced Fund                      Fiduciary Treasury Reserve
                                   Fiduciary Tax-Free Reserve

FIXED INCOME PORTFOLIOS:
Government Income Fund
Intermediate Bond Fund
Intermediate Municipal Bond Fund
Global Bond Fund
Pennsylvania Municipal Bond Fund
New Jersey Municipal Bond Fund

     The financial statements of the Equity Funds are included on pages 25 to 48, the financial statements of the Fixed Income Funds are included on pages 49 to 64 and the financial statements of the Money Market Funds are included on pages 65 to 75. The financial statements of the Fiduciary Reserve, Fiduciary Treasury Reserve and Fiduciary Tax-Free Reserve are not presented herein. The assets of each Portfolio are segregated, and a Shareholder's interest is limited to the Portfolio in which shares are held.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed by the Portfolios.

     Security Valuation--Investment securities of the Equity and Fixed Income Funds which are listed on a securities exchange for which market quotations are available are valued by an independent pricing service at the last quoted sales price for such securities on each business day. If there is no such reported sale, these securities and unlisted securities for which market quotations are readily available are valued at the most recent quoted bid price.

     Investment securities of the Money Market Funds are stated at amortized cost which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

     The books and records of the International Growth Fund and Global Bond Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (I) market value of investment securities, assets and liabilities at the current rate of exchange; and

     (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

-----
 76

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------

     The International Growth Fund does not isolate that portion of gains and losses in investments in equity securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities.

     The International Growth Fund and Global Bond Fund report certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

     Forward Foreign Currency Contracts--The International Growth Fund and Global Bond Fund enter into foreign currency contracts as hedges against either specific transactions or portfolio positions. The aggregate principal amounts of the contracts are not recorded as the funds intend to settle the contracts prior to delivery. All commitments are 'marked-to-market' daily at the applicable foreign exchange rate and any resulting unrealized gains or losses are recorded currently. The funds realize gains or losses at the time forward contracts are extinguished.

     Security Transactions and Investment Income--Security transactions are accounted for on the trade date of the security purchase or sale. Cost used in determining net realized capital gains and losses on the sale of securities are those of the specific securities sold, adjusted for the accretion and amortization of purchase discounts or premiums during the respective holding period which is calculated using the effective interest method. Interest income is recorded on the accrual basis. Dividend income is recorded on ex-date.

     Repurchase Agreements--Securities pledged as collateral for Repurchase Agreements are held by each Portfolio's custodian bank until maturity of the Repurchase Agreements. Provisions of the Agreements and procedures adopted by the Adviser ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters into insolvency proceedings, realization of collateral by the Portfolio may be delayed or limited.

     Expenses--Expenses that are directly related to one of the Portfolios are charged directly to that Portfolio. Other operating expenses of the Company are prorated to the Portfolios on the basis of relative net asset value. Series specific expenses, such as the 12b-1 fees, are borne by that series. Income, other expenses and accumulated realized and unrealized gains and losses of a Portfolio are allocated to the respective series on the basis of the relative net asset value each day.

     Distribution to Shareholders--The Growth Equity, Value Equity, Equity Index, Balanced, and Global Bond Funds declare and pay dividends on a quarterly basis. The International Growth Fund declares and pays dividends on a semi-annual basis. Such dividends are reinvested in additional shares unless otherwise requested. The Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, Cash Reserve, Treasury Reserve and Tax-Free Reserve distributions from net investment income are declared on a daily basis and are payable on the first business day of the following month. Any net realized capital gains on sales of securities for a Portfolio are distributed to its shareholders at least annually.

     Federal Income Taxes--It is each Portfolio's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for Federal income tax was made. For Federal income tax purposes required distributions related to realized gains from security transactions are computed as of October 31st. Dividends distributed exceed net realized gains from the Intermediate Bond Fund for financial reporting purposes primarily due to the timing of distributions for tax purposes.

     Other--All organizational costs incurred with the start-up of the Balanced Fund, Government Income Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Pennsylvania Municipal Bond Fund and New Jersey Municipal Bond Fund are being amortized on a straight-line basis over a period of sixty months. If any or all of the shares representing initial capital of each fund are redeemed by any holder thereof prior to the end of the amortization period, the proceeds will be reduced by the unamortized organization cost balance in the same proportion as the number of shares redeemed bears to the initial shares outstanding immediately preceding the redemption.

                                                                      --------

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
3.   INVESTMENT ADVISORY AND CUSTODIAL SERVICES

     Pursuant to investment advisory agreements dated June 23, 1987 (Treasury

Reserve and Cash Reserve), December 5, 1989 (International Growth and Value Equity), March 25, 1991 (Equity Index, Growth Equity, Balanced, Government Income Bond Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund and Tax-Free Reserve), and May 15, 1994 (Pennsylvania Municipal Bond Fund and New Jersey Municipal Bond Fund), investment advisory services are provided to the Funds by CoreStates Investment Advisers, Inc. (CoreStates Advisers), a wholly-owned subsidiary of CoreStates Bank, N.A. (CoreStates Bank), itself a wholly-owned subsidiary of CoreStates Financial Management Corporation. CoreStates Advisers is entitled to receive an annual fee of 0.75% on the average net assets of the Growth Equity and Value Equity Funds, 0.40% on the average net assets of the Equity Index Fund, 0.80% on the average net assets of the International Growth Fund, 0.70% on the average net assets of the Balanced Fund, 0.60% on the average net assets of the Global Bond Fund and 0.50% on the average net assets of the Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund and each of the Money Market Funds. Such fee is computed daily and paid monthly. During the year ended June 30, 1995, CoreStates Advisers voluntarily waived a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio.

     CoreStates Bank serves as Custodian to the Company. No fees are being paid to CoreStates Bank for such Services. Sub-Advisory services are provided to the CoreStates Advisers for Value Equity Fund by Cashman, Farrell and Associates and for the International Growth Fund by Martin Currie, Inc. (The 'Sub-Advisers') pursuant to a sub-advisory agreements dated December 5, 1989. Sub-Advisory services are provided for the Global Bond Fund by Alpha Global Fixed Income Managers, Inc. pursuant to a sub-advisory agreement dated December 15, 1993. Under the terms of such agreements, the Sub-Advisers are entitled to receive a fee from CoreStates Advisers. Such a fee is computed daily and paid monthly. CoreStates Advisers is responsible for the supervision of, and payment of fees to, the Sub-Adviser in connection with their services.

4.   ADMINISTRATIVE, TRANSFER AGENT AND DISTRIBUTION SERVICES

     Pursuant to an Administration agreement dated October 30, 1992, as amended June 1, 1995, SEI Financial Management Company (SEI) acts as the Portfolio's Administrator. Under the terms of such agreement, SEI is entitled to receive an annual fee of 0.25% on the average net assets of the Portfolios. Such fee is computed daily and paid monthly. SEI voluntarily waives a portion of their fees in order to assist the Funds in maintaining a competitive expense ratio.

     Pursuant to a Transfer Agency agreement dated March 4, 1993, SEI acts as Transfer Agent to the Portfolios. As such, SEI provides transfer agency, dividend disbursing and shareholder servicing for the Portfolios.

     On November 2, 1992, SEI Financial Services Company (SFS), a wholly owned subsidiary of SEI, became the Portfolios' exclusive Distributor pursuant to a distribution agreement dated October 30, 1992.

     The Company has adopted a Distribution Plan (the Plan) for those Portfolios offering Series B shares. The Plan provides for the payment by the Company to the Distributor of up to 0.25% of the daily net assets of each Series B Portfolio to which the Plan is applicable. The Distributor is authorized to use this fee as compensation for its distribution related services and as payment to certain securities broker/dealers and financial institutions which enter into shareholder servicing agreements or broker agreements with the Distributor. The Portfolios paid approximately $468,000 to affiliated brokers for commissions earned on the sales of the Funds.

     Certain officers of the Company are also officers of the Administrator. Such officers are paid no fees by the Portfolio.

     The Portfolios have paid legal fees to a law firm in which the Secretary of the Company is partner.


-----
 78

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------
5.   INVESTMENT TRANSACTIONS

     During the year ended June 30, 1995, purchases of securities and proceeds from sales of securities, other than temporary investments in short-term securities, were as follows:
--------------------------------------------------------------------------------

                                                  -------------------------------    -------------------------------
                                                             PURCHASES                            SALES
                                                  -------------------------------    -------------------------------
                                                     U.S.                               U.S.
PORTFOLIO INVESTMENT TRANSACTIONS (000)           GOVERNMENT    OTHER      TOTAL     GOVERNMENT    OTHER      TOTAL
                                                  ----------    ------    -------    ----------    ------    -------
Growth Equity Fund                                       --     91,968     91,968           --     70,432     70,432
Value Equity Fund                                        --     36,870     36,870           --     34,961     34,961
Equity Index                                             --     46,813     46,813           --     22,923     22,923
International Growth Fund                                --     71,752     71,752           --     64,683     64,683
Balanced                                              3,428     30,989     34,417        1,313     20,651     21,964
Government Income                                    30,917      9,577     40,494       31,916      6,833     38,749
Intermediate Bond Fund                              163,832     35,731    199,563      159,485     39,691    199,176
Intermediate Municipal Fund                              --        153        153           --      1,149      1,149
Global Bond                                          10,061     21,798     31,859       10,329     24,490     34,819
Pennsylvania Municipal Bond Fund                         --      2,289      2,289           --        369        369
New Jersey Municipal Bond Fund                           --        722        722           --        504        504

--------------------------------------------------------------------------------

     At June 30, 1995, the Growth Equity Fund, Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Cash Reserve and Tax-Free Reserve had capital loss carryforwards for federal tax purposes of approximately $1,520,000, $3,000, $240,000, $1,509,000,
$38,000, $1,203,000, $23,000 and $48,000, respectively, resulting from security sales. For tax purposes, the losses in the Funds can be carried forward for a maximum of eight years to offset any net realized capital gains. The carryforward for the Growth Equity Fund expires in 2002. The carryforward for the Balanced Fund, Government Income Fund, Intermediate Bond Fund, Intermediate Municipal Bond Fund, Global Bond Fund, Cash Reserve and Tax-Free Reserve Funds expires in 2003. On June 30, 1995, the total cost of securities and the net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial purposes. The aggregate gross unrealized gain or loss on securities at June 30, 1995 for each portfolio within CoreFunds is as follows:
--------------------------------------------------------------------------------

                                                                         ------------       ------------       -------
                                                                          AGGREGATE          AGGREGATE
                                                                            GROSS              GROSS
AGGREGATE GROSS UNREALIZED GAIN/(LOSS) (000)                             APPRECIATION       DEPRECIATION         NET
                                                                         ------------       ------------       -------
Growth Equity Fund                                                           14,994              (390)          14,604
Value Equity Fund                                                             4,943              (265)           4,678
Equity Index                                                                 22,147            (2,254)          19,893
International Growth Fund                                                    10,263            (5,158)           5,105
Balanced                                                                      5,877              (641)           5,236
Government Income                                                               154              (124)              30
Intermediate Bond Fund                                                          825              (264)             561
Intermediate Municipal Fund                                                       1               (18)             (17)
Global Bond                                                                     986              (131)             855
Pennsylvania Municipal Bond Fund                                                 63                (3)              60
New Jersey Municipal Bond Fund                                                   31                (1)              30

--------------------------------------------------------------------------------

                                                                      --------
                                                                            79

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------
6.   FORWARD FOREIGN CURRENCY CONTRACTS

     The International Growth Fund and Global Bond Fund enter into forward foreign currency contracts as hedges against portfolio positions. Such contracts, which protect the value of a Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.

     The following forward foreign currency contracts were outstanding at June 30, 1995:
--------------------------------------------------------------------------------

                                   -----------------   -----------   --------------
                                                                       UNREALIZED
                                     CONTRACTS TO      IN EXCHANGE    APPRECIATION
          MATURITY DATE             DELIVER/RECEIVE        FOR       (DEPRECIATION)
  -----------------------------    -----------------   -----------   --------------
  INTERNATIONAL GROWTH FUND:
  FOREIGN CURRENCY SALES:
  07/21/95                           JY  818,686,161   $10,323,000     $  631,947
                                                       -----------   --------------
                                                       -----------   --------------

  GLOBAL BOND FUND:
  FOREIGN CURRENCY SALES:
  07/13/95-08/22/95                  DM    6,425,143   $4,566,510      $  (88,345)
  07/13/95-08/22/95                  FF   21,182,350    4,328,430         (33,745)
  08/16/95-08/22/95                  DK   13,270,000    2,445,662         (10,970)
  08/16/95-08/22/95                  UK    1,363,000    2,180,429          19,556
  08/22/95                           NG    1,926,000    1,247,409             557
  08/30/95                           AD    1,800,000    1,284,930          10,299
                                                       -----------   --------------
                                                       $16,053,370     $ (102,648)
                                                       -----------   --------------
                                                       -----------   --------------

--------------------------------------------------------------------------------

CURRENCY LEGEND

AD    Australian Dollars
DK    Danish Kroner
DM    German Marks
FF    French Francs
JY    Japanese Yen
NG    Netherlands Guilders
UK    British Pounds Sterling

7.   CONCENTRATION OF CREDIT RISK

     The Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, and Tax-Free Reserve invest in debt instruments of municipal issuers. Although these Funds maintain a diversified portfolio, the issuers' ability to meet their obligations may be affected by economic developments in a specific state or region.

-----
 80

--------------------------------------------------------------------------------
                                                                        COREFUND
--------------------------------------------------------------------------------
     The Intermediate Municipal Bond Fund, Pennsylvania Municipal Bond Fund, New Jersey Municipal Bond Fund, and Tax-Free Reserve invest in securities which include revenue bonds, tax exempt commercial paper, tax and revenue anticipation notes, and general obligation bonds. At June 30, 1995, the percentage of portfolio investments by each revenue source was as follows:
--------------------------------------------------------------------------------

                                                               ------------    ------------    ----------    --------
                                                               INTERMEDIATE    PENNSYLVANIA    NEW JERSEY
                                                                MUNICIPAL       MUNICIPAL      MUNICIPAL     TAX-FREE
                                                                BOND FUND       BOND FUND      BOND FUND     RESERVE
                                                               ------------    ------------    ----------    --------
REVENUE BONDS
    Education Bonds                                                  19              16              7            7
    Health Care Bonds                                                --               8              7            9
    Transportation Bonds                                             23               8              3            4
    Utility Bonds                                                    11              16             14            7
    Housing Bonds                                                    --              12             --            2
    Pollution Control Bonds                                          --              --             --           11
    Industrial Bonds                                                 --               6             --           13
    Other                                                             4               5             11            2
GENERAL OBLIGATIONS                                                  43              29             58            6
TAX EXEMPT COMMERCIAL PAPER                                          --              --             --           39
                                                                    ---             ---            ---          ---
                                                                    100%            100%           100%         100%

--------------------------------------------------------------------------------
     The rating of long-term debt as a percentage of total value of investments at June 30, 1995 is as follows:
--------------------------------------------------------------------------------

                                 ------------    ------------    ----------    ------    ------------    ------------
                                                                                         PENNSYLVANIA     NEW JERSEY
                                 INTERMEDIATE    INTERMEDIATE    GOVERNMENT    GLOBAL    INTERMEDIATE    INTERMEDIATE
                                     BOND         MUNICIPAL        INCOME       BOND      MUNICIPAL       MUNICIPAL
                                     FUND            FUND           FUND        FUND         FUND            FUND
                                 ------------    ------------    ----------    ------    ------------    ------------
STANDARD & POORS RATINGS:
AAA                                    71              64             97          70           77              39
AA+                                    --              10             --           2           --              15
AA                                     --              15             --           8            4              23
AA-                                     4               7             --          --            9              12




A+                                      5               4             --          --            6              --
A                                       5              --             --          --            4              --
NR                                     15              --              3          20           --              11
                                      ---             ---            ---       ------         ---             ---
                                      100%            100%           100%        100%         100%            100%

--------------------------------------------------------------------------------
     Many municipalities insure their obligations with insurance underwritten by insurance companies which undertake to pay a holder, when due, the interest and principal amount on an obligation if the issuer defaults on its obligation. Although bond insurance reduces the risk of loss due to default by the issuer, there is no assurance that the insurance company will meet its obligations. Also, some of the securities have credit enhancements (letters of credit or guarantees issued by third party domestic or foreign banks or other institutions). At June 30, 1995, 54.7% of the investments held by the Intermediate Municipal Bond Fund were insured, of which FGIC insured 22.1%, Municipal Bond Insurance Association insured 10.6% and American Municipal Bond insured 11.7%. At June 30, 1995, 71.7% of the investments held by the Pennsylvania Municipal Bond Fund were insured, of which FGIC insured 34.0%, American Municipal Bond insured 8.1% and Municipal Bond Insurance Association insured 17.4%. At June 30, 1995, 13.5% of the investments held by the New Jersey Municipal Bond Fund were insured, of

                                                                      --------
                                                                            81

--------------------------------------------------------------------------------
  NOTES TO FINANCIAL STATEMENTS (concluded)                             COREFUND
--------------------------------------------------------------------------------

which FGIC insured 11.3%. At June 30, 1995, 93.9% of the investments held by the Tax-Free Reserve Fund had credit enhancements, of which Swiss Bank held 13.5%, Bank of Nova Scotia insured 6.7%, Morgan Guaranty insured 10.2%, National Rural Utility Cooperative Financial Corp. insured 8.4%, Barclay's Bank insured 6.7%, Sanwa Bank insured 5.8% and National West PLC insured 10.2%.

8.   ACQUISITION OF CAPSTONE CASHMAN FARRELL VALUE FUND

     On November 26, 1993 CoreFund Value Equity acquired all net assets of Capstone Cashman Farrell Value Fund (Capstone) pursuant to a plan of reorganization approved by Capstone shareholders on November 2, 1993. The acquisition was accompanied by a tax-free exchange of 330,695 shares of Capstone for 300,247 shares of Value Equity Fund Series B outstanding on November 29, 1993. Capstone's net assets at the date were combined with those of CoreFund Value Equity. The aggregate net assets of CoreFund Value Equity and Capstone before the acquisition were $18,685,000 and $3,978,000 respectively.

-----
 82

--------------------------------------------------------------------------------
  NOTICE TO SHAREHOLDERS                                                COREFUND
--------------------------------------------------------------------------------
                                  (UNAUDITED)

FOR TAXPAYERS FILING ON A CALENDAR YEAR BASIS, THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

Dear CoreFund Shareholders:

     For the fiscal year ended June 30, 1995, each portfolio is designating long-term capital gains, qualifying dividends and exempt income with regard to distributions paid during the year as follows:

                                      (A)              (B)
                                Long Term         Ordinary              (C)                         (E)
                            Capital Gains           Income            Total             (D)         Tax              (F)
                            Distributions    Distributions    Distributions      Qualifying      Exempt          Foreign
Portfolio                     (Tax Basis)      (Tax Basis)      (Tax Basis)    Dividends(1)    Interest    Tax Credit(2)
-------------------------   -------------    -------------    -------------    ------------    --------    -------------
Growth Equity............          0%             100%             100%             100%            0%            0%
Value Equity.............         66%              34%             100%             100%            0%            0%
Equity Index.............         59%              41%             100%              91%            0%            0%
International Growth.....         48%              52%             100%               0%            0%           70%(3)
Balanced.................          0%             100%             100%              27%            0%            0%
Government Income........          0%             100%             100%               0%            0%            0%
Intermediate Bond........          0%             100%             100%               0%            0%            0%
Intermediate Municipal
  Bond...................          0%             100%             100%               0%            0%            0%
Pennsylvania Municipal
  Bond...................          0%             100%             100%               0%          100%            0%
New Jersey Municipal
  Bond...................          0%             100%             100%               0%          100%            0%
Global Bond..............          0%             100%             100%               0%          100%            0%
Cash Reserve.............          0%             100%             100%               0%            0%            0%
Treasury Reserve.........          0%             100%             100%               0%            0%            0%
Tax-Free Reserve.........          0%             100%             100%               0%          100%            0%

------------------

 (1) Qualifying dividends represent dividends which qualify for the corporate dividends received deduction.
 (2) See attached notice which details the per share amount of foreign taxes paid by country and the per share amount of each dividend that represents income derived from sources within each country.
 (3) This amount represents the Foreign Tax Credit for Series A. The Foreign Tax Credit for Series B is 176%.
   * Items (A) and (B) are based on a percentage of the portfolio's total distributions.
  ** Items (D), (E) and (F) are based on a percentage of ordinary income distributions of the portfolio. Please consult your tax adviser for proper treatment of this information.
                                                                      --------

--------------------------------------------------------------------------------
  NOTICE TO SHAREHOLDERS (concluded)                                    COREFUND
--------------------------------------------------------------------------------
                                  (UNAUDITED)

FOR TAXPAYERS FILING ON A CALENDAR YEAR BASIS, THIS NOTICE IS FOR INFORMATIONAL PURPOSES ONLY.

     The CoreFund International Growth Fund has made an election under Section 853 of the Internal Revenue Code to provide a foreign tax deduction or credit to its shareholders for the fiscal year ended June 30, 1995. The information provided below is pertinent to taxpayers who meet the following two criteria: 1) file a U.S. Federal Income Tax Return on the basis of the fiscal year ended June 30, 1995, and 2) held shares of the Fund on the dividend record date of December 29, 1994.

     The amount per share of income from and foreign taxes paid to each country is listed in the following schedule:

                                                  Series A                Series B
                                            Gross       Foreign       Gross       Foreign
Country                                    Dividend    Taxes Paid    Dividend    Taxes Paid
----------------------------------------   --------    ----------    --------    ----------
Argentina...............................     0.0001      0.0000        0.0000      0.0000
Australia...............................     0.0017      0.0007        0.0011      0.0007
Austria.................................     0.0006      0.0002        0.0004      0.0002
Belgium.................................     0.0008      0.0004        0.0006      0.0004
Brazil..................................     0.0002      0.0001        0.0001      0.0001
Chile...................................     0.0004      0.0002        0.0003      0.0002
France..................................     0.0043      0.0000        0.0017      0.0000
Germany.................................     0.0016      0.0005        0.0009      0.0005
Great Britain...........................     0.0171      0.0125        0.0143      0.0124
Hong Kong...............................     0.0047      0.0000        0.0019      0.0000
Ireland.................................     0.0006      0.0003        0.0004      0.0003
Italy...................................     0.0020      0.0014        0.0016      0.0014
Japan...................................     0.0107      0.0049        0.0072      0.0049
Malaysia................................     0.0022      0.0013        0.0017      0.0013
Netherlands.............................     0.0021      0.0005        0.0012      0.0006
Singapore...............................     0.0043      0.0026        0.0033      0.0026
South Africa............................     0.0006      0.0002        0.0003      0.0002
Spain...................................     0.0020      0.0009        0.0014      0.0010
Sweden..................................     0.0012      0.0006        0.0008      0.0005
Switzerland.............................     0.0020      0.0009        0.0013      0.0009
United States...........................     0.0094      0.0000        0.0037      0.0000
                                           --------    ----------    --------    ----------
                                             0.0686      0.0282        0.0442      0.0282





-----
 84

CoreFunds offer
a wide range of both domestic and
international
portfolios, including
stock and bond funds
that mesh the
best opportunities
worldwide.

This report and the financial statements contained herein are submitted for the general information of the shareholders of the corporation. The report is not authorized for distribution to prospective investors in the corporation unless preceded or accompanied by an effective prospectus. Shares in the Funds are not deposits or obligations of, or guaranteed or endorsed by, CoreStates Bank, N.A., the parent corporation of each Fund's investment adviser. Such shares are also not federally insured by the Federal Deposit Insurance Corporation, the Federal
Reserve Board, or any other agency. Investments in shares of a mutual fund involve risks, including the possible loss of princi-pal. CoreStates Bank, N.A. serves as custodian for the Funds.


COREFUNDS, INC.

DIRECTORS
Emil J. Mikity, Chairman
George H. Strong
Erin Anderson

OFFICERS
David G. Lee, President
James W. Jennings, Secretary

INVESTMENT ADVISER
CoreStates Investment Advisers, Inc.
Philadelphia, PA 19101

ADMINISTRATOR
SEI Financial Management Corporation
Wayne, PA 19087

DISTRIBUTOR
SEI Financial Services Company
Wayne, PA 19087

LEGAL COUNSEL
Morgan, Lewis & Bockius
Philadelphia, PA 19103

AUDITORS
Ernst & Young LLP
Philadelphia, PA 19103

Investment Adviser
[GRAPHIC]
CoreFund logo




  EQUITY FUNDS
    Growth Equity
    Value Equity
    Equity Index
    International Growth
    Balanced

  FIXED INCOME FUNDS
    Government Income
    Intermediate Bond
    Intermediate Municipal Bond
    Pennsylvania Municipal Bond
    New Jersey Municipal Bond
    Global Bond

  MONEY MARKET FUNDS
    Cash Reserve
    Treasury Reserve
    Tax-Free Reserve

SHAREHOLDER SERVICES
For more information on opening
a new account, making changes to
existing accounts, purchasing,
exchanging or redeeming shares, or
other investor services, call CoreFund
at 1-800-355-CORE (2673).